FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-262701-01

April [20], 2022

BENCHMARK 2022-B35 Commercial Mortgage Trust

Free Writing Prospectus Structural and Collateral Term Sheet
$1,121,553,829 (Approximate Initial Mortgage Pool Balance)

$[ ]
(Approximate Offered Certificates)

Citigroup Commercial Mortgage Securities Inc. Depositor

Commercial Mortgage Pass-Through Certificates, Series 2022-B35

Citi Real Estate Funding Inc. Goldman Sachs Mortgage Company German American Capital Corporation JPMorgan Chase Bank, National Association
As Sponsors and Mortgage Loan Sellers

Citigroup	Deutsche Bank Securities	J.P. Morgan	Goldman Sachs
Co-Lead Managers and Joint Bookrunners

	Bancroft Capital	Drexel Hamilton
Co-Managers

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these materials are accurate or complete and that these materials may not be updated or (3) these materials possibly being confidential, are, in each case, not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-228597) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Inc., Drexel Hamilton, LLC, or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

The securities to which these collateral materials (“Materials”) relate will be described in greater detail in the prospectus expected to be dated in April 2022 (the “Preliminary Prospectus”) that will be included as part of our registration statement. The Preliminary Prospectus will contain material information that is not contained in these Materials (including, without limitation, a summary of risks associated with an investment in the offered securities under the heading “Summary of Risk Factors” and a detailed discussion of such risks under the heading “Risk Factors”).

These Materials are preliminary and subject to change. The information in these Materials supersedes all prior such information delivered to you and will be superseded by any subsequent information delivered prior to the time of sale.

Neither these materials nor anything contained in these materials shall form the basis for any contract or commitment whatsoever. These Materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The information contained in these Materials may not pertain to any securities that will actually be sold. The information contained in these Materials may be based on assumptions regarding market conditions and other matters as reflected in these Materials. We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and these Materials should not be relied upon for such purposes. We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these Materials may, from time to time, have long or short positions in, and buy or sell, the securities mentioned in these Materials or derivatives thereof (including options). Information contained in these Materials is current as of the date appearing on these Materials only.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these Materials not constituting an offer (or a solicitation of an offer), (2) no representation being made that these Materials are accurate or complete and that these Materials may not be updated or (3) these Materials possibly being confidential, are, in each case, not applicable to these Materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these Materials having been sent via Bloomberg or another system.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: ONE WILSHIRE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: ONE WILSHIRE

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: ONE WILSHIRE

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller	GSMC
Location (City / State)	Los Angeles, California		Cut-off Date Balance(1)	$111,000,000
Property Type	Office		Cut-off Date Balance per SF(2)	$588.39
Size (SF)	661,553		Percentage of Initial Pool Balance	9.9%
Total Occupancy as of 11/1/2021	87.3%		Number of Related Mortgage Loans	None
Owned Occupancy as of 11/1/2021	87.3%		Type of Security	Fee
Year Built / Latest Renovation	1967 / 1992		Mortgage Rate	2.77600%
Appraised Value	$913,000,000		Original Term to Maturity (Months)(3)	120
Appraisal Date	11/5/2021		Original Amortization Term (Months)	NAP
Borrower Sponsor	TechCore, LLC		Original Interest Only Period (Months)(3)	120
Property Management	GI Property Manager (CA) Inc.		First Payment Date Anticipated Repayment Date	2/6/2022 1/6/2032
			Final Maturity Date	1/6/2035

Underwritten Revenues	$54,609,882
Underwritten Expenses	$17,099,493		Escrows(4)
Underwritten Net Operating Income (NOI)	$37,510,389			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$36,919,391		Taxes	$0	Springing
Cut-off Date LTV Ratio(2)	42.6%		Insurance	$0	Springing
Maturity Date LTV Ratio(2)	42.6%		Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(2)	3.42x / 3.37x		TI / LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(2)	9.6% / 9.5%		Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$389,250,000	100.0%	Principal Equity Distribution	$197,558,597	50.8%
			Loan Payoff	190,909,806	49.0
			Closing Costs	781,598	0.2

Total Sources	$389,250,000	100.0%	Total Uses	$389,250,000	100.0%

(1)	The One Wilshire Mortgage Loan (as defined below) is part of a loan combination evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $389,250,000.

(2)	Calculated based on the aggregate outstanding principal balance of the One Wilshire Loan Combination (as defined below). See “—The Mortgage Loan” below.

(3)	The One Wilshire Loan Combination is structured with an anticipated repayment date (“ARD”) of January 6, 2032 and a final maturity date of January 6, 2035. After the ARD, the interest rate will be revised to 3.0% over the greater of (x) 2.77600% and (y) the term SOFR rate in effect on the ARD, pursuant to the One Wilshire Loan Combination documents. The Mortgage Loan Information presented in the tables above are calculated based on the ARD.

(4)	See “—Escrows” below.

■	The Mortgage Loan. The mortgage loan (the “One Wilshire Mortgage Loan”) is part of a loan combination (the “One Wilshire Loan Combination”) evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $389,250,000. The One Wilshire Loan Combination is secured by a first deed of trust encumbering the borrower’s fee interest in a 661,553 SF building comprised of data center and office space located in downtown Los Angeles, California (the “One Wilshire Property”). The One Wilshire Mortgage Loan, which is evidenced by the non-controlling note A-4, has an outstanding principal balance as of the Cut-off Date of $111,000,000 and represents approximately 9.9% of the Initial Pool Balance.

The One Wilshire Loan Combination, which accrues interest at an initial rate of 2.77600% per annum (the “Initial Interest Rate”), was originated by Goldman Sachs Bank USA on December 22, 2021, had an aggregate original principal balance of $389,250,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $389,250,000.

The One Wilshire Loan Combination has a 10-year interest-only term through the anticipated repayment date of January 6, 2032 and a final maturity date of January 6, 2035. After the ARD, through and including January 6, 2035, the following structure will apply: the interest rate will increase (such new rate, the “Adjusted Interest Rate”) by 3.0% over the greater of (x) 2.77600%, and (y) the term SOFR rate in effect on the ARD; however, interest accrued at the excess of the Adjusted Interest Rate over the initial interest rate will be deferred as described below under “Lockbox and Cash Management.” For the period from the origination date through the ARD, the One Wilshire Loan Combination will accrue interest at the Initial Interest Rate. Voluntary prepayment of the One Wilshire Loan Combination in whole (but not in part) is permitted on or after the open prepayment date occurring in July 2031 without payment of any prepayment premium. Defeasance of the One Wilshire Loan Combination in whole (but not in part) is permitted at any time after the earlier of (i) December 22, 2024 or (ii) the first due date following the second anniversary of the closing date of the securitization that includes that last note of the One Wilshire Loan Combination to be securitized.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: ONE WILSHIRE

The table below summarizes the promissory notes that comprise the One Wilshire Loan Combination. The relationship between the holders of the One Wilshire Loan Combination will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Outside Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$90,000,000	$90,000,000	Benchmark 2022-B32	Yes
A-2	80,000,000	80,000,000	Benchmark 2022-B33	No
A-3	85,000,000	85,000,000	Benchmark 2022-B34	No
A-4	111,000,000	111,000,000	Benchmark 2022-B35	No
A-5	23,250,000	23,250,000	GSBI(1)	No
Total	$389,250,000	$389,250,000

(1)	Expected to be contributed to one or more future securitization trusts.

■	The Mortgaged Property. The One Wilshire Property is a 30 story office building with a total rentable area of 661,553 SF (664,248 SF inclusive of the parking floors) located on an approximately 1.36-acre site at 624 South Grand Avenue in Los Angeles, California. The One Wilshire Property was originally constructed in 1967 and renovated in 1992. Additionally, there is also a 491 space five-level subterranean parking garage with 14 additional surface parking spaces. As of November 1, 2021, the One Wilshire Property was 87.3% leased to a variety of tenants, the largest being CoreSite.

The largest tenant, CoreSite (176,685 SF; 26.7% of net rentable area; 40.5% of underwritten base rent), currently operates 24 data centers across eight markets in the United States. CoreSite provides hybrid IT solutions that empower enterprises, cloud, network, and IT service providers to monetize and future-proof their digital business. CoreSite has been at the One Wilshire Property since 2007 and currently leases 35 suites. CoreSite extended its lease in August 2017. CoreSite’s lease expires in July 2029 and features three, five-year extension options, each with 270-day notice periods. On December 28, 2021, it was announced that American Tower Corporation, a telecommunication infrastructure focused REIT, had finalized its acquisition of CoreSite. CoreSite is now a subsidiary of American Tower Corporation and no information has been provided that there will be any proposed changes to the legal entity operating at the One Wilshire Property and on the relevant leases. CoreSite subleases 10,848 SF expiring on July 31, 2029 ($105.88 PSF) from GI TC One Wilshire Services, a borrower sponsor affiliate, which brings its total footprint at the One Wilshire Property to 187,533 SF (28.3% of net rentable area).

The second largest tenant, Musick Peeler (106,475 SF; 16.1% of net rentable area; 8.4% of underwritten base rent), is a national law firm that offers representation in a wide variety of legal matters, including appellate, banking and finance, corporate, business and technology, intellectual property, real estate, and trusts & estates and delivers legal services across the globe. Musick Peeler is a member of Ally Law, an alliance of international law firms. Musick Peeler has been at the One Wilshire Property since 1997 and expanded its space in 2004.

The third largest tenant, Verizon Global Networks (through its affiliated entities) (61,881 SF; 9.4% of net rentable SF; 13.4% of underwritten base rent) (“Verizon”) formed on June 30, 2000 and is one of the world’s leading providers of technology and communications services. Verizon is headquartered in New York City and in 2020 generated revenues of approximately $128.3 billion. Verizon offers voice, data and video services and solutions on its networks and platforms, focusing on customers’ demand for mobility, reliable network connectivity, security and control. Verizon has been at the One Wilshire Property since August 1982 and expanded its space in 1986, 1990, 1998, 2003, and 2012.

■	COVID-19 Update. As of March 11, 2022, the One Wilshire Property was open and operating. Rent collections for the One Wilshire Property were 100.0% and 99.3% for January 2022 and February 2022, respectively. There has been no rent relief requested but the following tenants did not pay base rent in January 2022 and February 2022 and are currently in bankruptcy (and excluded from the underwritten cash flows): (i) Starving Student Catering and (ii) Spectrum Link. As of March 11, 2022, no loan modification or forbearance requests have been made on the One Wilshire Loan Combination. The March debt service payment was made.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: ONE WILSHIRE

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the One Wilshire Property:

Largest Owned Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA (SF)	% of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
CoreSite(4)	NR/NR/NR	176,685	26.7%	$17,276,987	40.5%	$97.78	7/31/2029	3, 5-year options
Verizon Global Networks(5)	NR/NR/NR	61,881	9.4	5,728,129	13.4	$92.57	Various	2, 5-year options
CenturyLink Communications, LLC(6)	NR/NR/NR	56,251	8.5	5,436,204	12.7	$96.64	Various	2, 5-year options
Musick Peeler	NR/NR/NR	106,475	16.1	3,577,352	8.4	$33.60	10/31/2023	1, 5-year option
Zayo	NR/NR/NR	32,017	4.8	1,788,285	4.2	$55.85	10/31/2033	2, 10-year options
Crown Castle(7)	NR/NR/NR	26,361	4.0	1,567,052	3.7	$59.45	Various	2, 5-year options
Crowell, Weedon	NR/NR/NR	43,301	6.5	1,463,883	3.4	$33.81	12/31/2024	1, 5-year option
GI TC One Wilshire Services (MMR Operated by CoreSite)	NR/NR/NR	10,848	1.6	1,153,482	2.7	$106.33	7/31/2031	None
China Telecom	NR/NR/NR	11,066	1.7	652,605	1.5	$58.97	9/30/2022	1, 5-year option
MPower Communications	NR/NR/NR	7,427	1.1	616,557	1.4	$83.02	3/31/2030	1, 5-year option
Ten Largest Owned Tenants		532,312	80.5%	$39,260,536	91.9%	$73.75
Remaining Owned Tenants		45,017	6.8	3,441,496	8.1	$76.45
Vacant Spaces (Owned Space)		84,224	12.7	0	0.0	$0.00
Totals / Wtd. Avg. All Owned Tenants		661,553	100.0%	$42,702,032	100.0%	$73.96

(1)	Based on the underwritten rent roll dated November 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.

(4)	CoreSite subleases 10,848 SF expiring on July 31, 2029 ($105.88 PSF) from GI TC One Wilshire Services, which brings its total footprint at the One Wilshire Property to 187,533 SF.

(5)	Verizon Global Networks leases 24,283 SF expiring July 31, 2029, 18,835 SF expiring December 14, 2026, 7,905 SF expiring December 14, 2023, 4,698 SF expiring August 21, 2030, 3,907 SF expiring July 15, 2025, 2,253 SF expiring April 30, 2025 and antenna space expiring July 31, 2022.

(6)	CenturyLink Communications, LLC (through affiliated leases) leases 35,925 SF expiring December 31, 2025, 10,318 SF expiring April 30, 2023 and 10,008 SF expiring November 30, 2026. CenturyLink Communications, LLC has the one-time right to reduce its space at the One Wilshire Property by 7,445 SF on June 30, 2023 with nine months’ notice and payment of a reduction fee.

(7)	Crown Castle leases 14,199 SF expiring December 31, 2025 and 12,162 SF on a month to month basis.

The following table presents certain information relating to the lease rollover schedule at the One Wilshire Property:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(4)	% of Total UW Base Rent(4)	UW Base Rent $ per SF(4)	# of Expiring Leases
MTM	12,162	1.8%	1.8%	$370,342	0.9%	$30.45	6
2022	21,101	3.2	5.0%	1,393,624	3.3	$66.05	10
2023	137,204	20.7	25.8%	6,238,286	14.6	$45.47	15
2024	46,163	7.0	32.7%	1,645,896	3.9	$35.65	8
2025	63,034	9.5	42.3%	5,770,068	13.5	$91.54	16
2026	38,052	5.8	48.0%	3,488,714	8.2	$91.68	8
2027	0	0.0	48.0%	0	0.0	$0.00	1
2028	0	0.0	48.0%	0	0.0	$0.00	0
2029	200,968	30.4	78.4%	19,494,511	45.7	$97.00	36
2030	15,780	2.4	80.8%	1,358,824	3.2	$86.11	4
2031	10,848	1.6	82.4%	1,153,482	2.7	$106.33	1
2032	0	0.0	82.4%	0	0.0	$0.00	0
2033 & Thereafter	32,017	4.8	87.3%	1,788,285	4.2	$55.85	5
Vacant	84,224	12.7	100.0%	0	NAP	NAP	NAP
Total / Wtd. Avg.	661,553	100.0%		$42,702,032	100.0%	$73.96	110

(1)	Based on the underwritten rent roll dated November 1, 2021.

(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place.

(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule. See “—The Mortgaged Property” above.
(4)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.

The following table presents certain information relating to historical occupancy at the One Wilshire Property:

Historical Leased %(1)

2019	2020	As of 11/1/2021
90.3%	89.4%	87.3%

(1)	Historical Occupancies are as of December 31 of each respective year, unless otherwise specified.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: ONE WILSHIRE

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the One Wilshire Property:

Cash Flow Analysis

	2019	2020	T-12 9/30/2021	Underwritten	Underwritten $ per SF
Base Rent(1)	$38,070,245	$40,022,711	$40,990,035	$42,702,032	$64.55
Reimbursements	2,522,775	3,320,201	3,668,783	3,725,129	$5.63
Vacancy & Credit Loss	(968,281)	(195,262)	(336,103)	(7,120,420)	($10.76)
Other Income(2)	7,507,780	7,717,265	7,842,263	8,182,721	$12.37
Gross Up Vacancy	0	0	0	7,120,420	$10.76
Effective Gross Income	$47,132,520	$50,864,916	$52,164,978	$54,609,882	$82.55
Total Operating Expenses	15,521,713	16,294,726	16,537,821	17,099,493	$25.85
Net Operating Income	$31,610,806	$34,570,190	$35,627,157	$37,510,389	$56.70
TI / LC	0	0	0	471,918	$0.71
Capital Expenditures	0	0	0	119,080	$0.18
Net Cash Flow	$31,610,806	$34,570,190	$35,627,157	$36,919,391	$55.81

(1)	Underwritten Base Rent is based on the underwritten rent roll as of November 1, 2021.

(2)	Other Income includes Conduit, Generator, Condenser Water, Fluid Chiller, Junction Box, Roof & Antenna, Meet-Me-Room, Parking and Storage.

■	Appraisal. According to the appraisal, the One Wilshire Property had an “as-is” appraised value of $913,000,000 as of November 5, 2021.

■	Environmental Matters. According to a Phase I environmental report dated December 3, 2021, there are no recognized environmental conditions or recommendations for further action at the One Wilshire Property.

■	Market Overview and Competition. The One Wilshire Property is located in Los Angeles County in the Los Angeles-Long Beach-Anaheim metropolitan statistical area (“MSA”). Los Angeles County is the most populous county in the United States with a 2010 U.S. Census population of 9,818,605 and also has one of the largest economies in the world. Los Angeles is the sixth largest data center market in the United States by square footage. Los Angeles also benefits from a large number of technology, government, financial, and defense companies with large presences in the market.

The One Wilshire Property is within the financial district of Downtown Los Angeles central business district submarket. The downtown Los Angeles central business district submarket is home to a number of professional services companies including law firms, insurance companies and consulting firms. Notable companies with a presence in the area include Deloitte, Charles Schwab, Boston Consulting Group, Spotify and CBRE. The Downtown Los Angeles County office submarket reported a vacancy level of 21.3% and average office asking rent of $41.70 per square foot as of the third quarter of 2021. The Los Angeles County office market reported a vacancy level of 19.2% and average office rents of $43.85 per square foot as of the third quarter of 2021.

According to the appraisal, the 2020 population, population growth from 2010-2020 and average household income are presented in the chart below:

	Los Angeles City	Los Angeles County	LA-Long Beach-Anaheim MSA
Population	3,967,152	10,173,432	13,403,861
Population Growth	4.60%	3.61%	4.48%
Average Household Income	$97,592	$101,935	$107,748

■	The Borrower. The borrower is GI TC One Wilshire, LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having at least two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the One Wilshire Loan Combination. The non-recourse carve-out guarantor is TechCore, LLC (“TechCore”), a joint venture between GI Partners (“GI”) and the California Public Employees’ Retirement System (“CalPERS”). GI is the manager of TechCore and fund manager. CalPERS is the non-controlling member. TechCore is an investment vehicle that invests in technology-advantaged real estate in the United States, including data centers, internet gateways, and corporate campuses for technology tenants, and life science properties located in primary MSAs, leased to industry leading tenants.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: ONE WILSHIRE

■	Escrows. On the origination date of the One Wilshire Loan Combination, the borrower was not required to deposit reserves.

On each due date, the borrower is required to fund the following reserves with respect to the One Wilshire Loan Combination: (i) a tax reserve in an amount equal to one-twelfth of the reasonably estimated annual real estate taxes unless the borrower timely pays such taxes, promptly provides to the lender evidence of such payment reasonably acceptable to the lender and there is no continuing material event of default for a period in excess of 30 or more consecutive days; (ii) an insurance reserve in an amount equal to one-twelfth of reasonably estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the One Wilshire Loan Combination documents and the borrower provides proof of payment of the applicable insurance premiums; and (iii) during the continuance of a One Wilshire Cash Sweep Period (as defined below), a capital expenditures reserve in an amount equal to approximately $9,923 in accordance with the One Wilshire Loan Combination documents. Amounts are disbursed from the capital expenditures reserve for capitalized expenditures (including expenditures for building improvements or major repairs, leasing commissions and tenant improvements) at the One Wilshire Property in accordance with the One Wilshire Loan Combination documents.

CoreSite Funds Reserve - Within 30 days after a binding decision is made in relation to the pending arbitration with tenant CoreSite regarding certain disputed prior CAM charges of approximately $1.8 million, the borrower is required to (a) provide the lender with written evidence of such decision and (b) to the extent the annual underwritable cash flow is less than the origination date net operating income (“NOI”) as of such date as a result of the decision from the related arbitration or any amendments to the leases entered with CoreSite as a consequence of the decision from the related arbitration, deposit with the lender into a CoreSite funds reserve an amount equivalent to the difference between the CoreSite underwritten annual expense reimbursements and the amount of any reduced annual expense reimbursements to be paid by CoreSite for the immediately subsequent 12 month period under the terms of its leases (the “Required Minimum Balance”). To the extent the amount of annual expense reimbursements to be paid by CoreSite are subject to adjustment under the terms of its leases, the borrower will deposit with the lender within 30 days of any adjustment any shortfall such that the balance maintained in the CoreSite funds reserve is always equal to Required Minimum Balance.

Operating Expense Funds Reserve - The borrower is required to deposit into an operating expense funds reserve during the continuance of a One Wilshire Cash Sweep Period, an amount equal to the aggregate amount of approved operating expenses and approved extraordinary expenses to be incurred by the borrower for the then current interest period in accordance with the One Wilshire Loan Combination documents. The lender is required to disburse the operating expense funds to the borrower to pay approved operating expenses and approved extraordinary expenses upon the borrower’s request (which such request must be accompanied by an officer’s certificate detailing the applicable expenses to which the requested disbursement relates and attesting that such expense will be paid with the requested disbursement).

Lease Sweep Reserve - The borrower is required to deposit into a lease sweep reserve during the continuance of a One Wilshire Cash Sweep Period, an amount equal to approximately $41,347 for leasing expenses in accordance with the One Wilshire Loan Combination documents. Amounts are disbursed from the lease sweep reserve for leasing space at the One Wilshire Property pursuant to leases entered into in accordance with the One Wilshire Loan Combination documents, including leasing commissions, concessions and improvements in accordance with the One Wilshire Loan Combination documents.

Excess Cash Flow Reserve - The borrower is required to deposit into an excess cash flow reserve during the continuance of a One Wilshire Cash Sweep Period, any excess cash flow in accordance with the One Wilshire Loan Combination documents. Amounts are disbursed from the excess cash flow reserve in accordance with the One Wilshire Loan Combination documents.

■	Lockbox and Cash Management. The One Wilshire Loan Combination is structured with a hard lockbox and springing cash management. The borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the One Wilshire Property and all other money received by the borrower or the property manager with respect to the One Wilshire Property to be deposited into the lockbox account within two business days of receipt. On each business day during the continuance of a One Wilshire Cash Sweep Period under the One Wilshire Loan Combination, all amounts in the lockbox account are required to be remitted to the cash management account. To the extent no One Wilshire Cash Sweep Period is continuing, all funds in the lockbox account are required to be transferred to the borrower’s operating account.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #1: ONE WILSHIRE

Prior to the ARD, on each due date during the continuance of a One Wilshire Cash Sweep Period under the One Wilshire Loan Combination, all funds on deposit in the cash management account after the application of such funds in accordance with the One Wilshire Loan Combination documents are required to be held by the lender in the excess cash flow reserve as additional collateral for the One Wilshire Loan Combination and disbursed in accordance with the One Wilshire Loan Combination documents. If the One Wilshire Loan Combination is not paid by the ARD, from and after the ARD, the One Wilshire Loan Combination will accrue interest at the Adjusted Interest Rate; however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate will be deferred. After the ARD, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses will be required to be applied to the prepayment of the outstanding principal balance of the One Wilshire Loan Combination, until the outstanding principal balance has been reduced to zero, then to any excess interest until the excess interest has been reduced to zero and then to any other indebtedness due under the One Wilshire Loan Combination until the other indebtedness has been reduced to zero.

A “One Wilshire Cash Sweep Period” means a period (i) commencing upon any of (a) an event of default, (b) the debt yield falling below 7.0% as of the end of any fiscal quarter (each, a “Debt Yield Cash Sweep Trigger Event”), or (c) the ARD; and (ii) expiring upon (x) with regard to any One Wilshire Cash Sweep Period commenced in connection with clause (a) above, the cure or waiver (if applicable) of such event of default, (y) with regard to any One Wilshire Cash Sweep Period commenced in connection with clause (b) above, at such time as the debt yield has equaled or exceeded 7.0% for two consecutive fiscal quarters or, to the extent the borrower provides evidence that the sole reason a Debt Yield Cash Sweep Trigger Event occurs is a vacating data center underwriting adjustment or a vacating non-data center underwriting adjustment, each as more particularly described in the One Wilshire Mortgage Loan documents, the amount of funds deposited in the excess cash flow account as a result of the related Debt Yield Cash Sweep Trigger Event is equal to the applicable Excess Cash Flow Account Threshold Amount (as defined below) or (z) with regard to any One Wilshire Cash Sweep Period commenced in connection with clause (c) above, the payment in full of the outstanding One Wilshire Loan Combination. Notwithstanding the foregoing, a One Wilshire Cash Sweep Period will not be deemed to expire in the event that a One Wilshire Cash Sweep Period then exists for any other reason.

“Excess Cash Flow Account Threshold Amount” means, (i) in the case of a vacating data center underwriting adjustment, $15.00 times the rentable SF of the leased premises which is subject to a lease which caused the related vacating data center underwriting adjustment, and (ii) in the case of a vacating non-data center underwriting adjustment, $75.00 times the rentable SF of the leased premises which is subject to a lease which caused the related vacating non-data center underwriting adjustment.

■	Property Management. The One Wilshire Property is managed by GI Property Manager (CA) Inc., a Delaware corporation, a third party management company and an affiliate of the borrower sponsor.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the One Wilshire Property. If TRIPRA or a subsequent statute is no longer in effect, then the borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: The reef

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: The reef

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: The reef

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GACC
Location (City/State)	Los Angeles, California	Cut-off Date Balance(2)(3)	$100,000,000
Property Type	Mixed Use	Cut-off Date Balance per SF(1)(2)	$185.88
Size (SF)	806,960	Percentage of Initial Pool Balance	8.9%
Total Occupancy as of 2/21/2022(1)	78.3%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/21/2022(1)	78.3%	Type of Security	Fee
Year Built / Latest Renovation	1958 / 2019	Mortgage Rate	5.42500%
Appraised Value	$349,000,000	Original Term to Maturity (Months)	120
Appraisal Date	11/11/2021	Original Amortization Term (Months)	NAP
Borrower Sponsor	Ara Tavitian	Original Interest-Only Period (Months)	120
Property Management	Elite Property Management, LLC	First Payment Date	6/6/2022
Maturity Date	5/6/2032

Underwritten Revenues	$26,740,784
Underwritten Expenses	$6,489,918	Escrows(3)
Underwritten Net Operating Income (NOI)(1)	$20,250,866	Upfront	Monthly
Underwritten Net Cash Flow (NCF)(2)	$19,282,515	Taxes	$205,149	$68,383
Cut-off Date LTV Ratio(2)	43.0%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)	43.0%	Replacement Reserve	$0	$11,715
DSCR Based on Underwritten NOI / NCF(1)(2)	2.45x / 2.34x	TI / LC	$0	$67,247
Debt Yield Based on Underwritten NOI / NCF(1)(2)	13.5% / 12.9%	Other(4)	$22,000,000	Springing

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$150,000,000	100.0%	Loan Payoff	$123,220,890	82.1%
Upfront Reserves	22,205,149	14.8
Closing Costs	966,503	0.6
Principal Equity Distribution	3,607,458	2.4
Total Sources	$150,000,000	100.0%	Total Uses	$150,000,000	100.0%

(1)	The occupancy, underwriting and loan metrics are inclusive of the County of LA Expansion Space (as defined below), which consists of 62,124 SF of expansion space on the 7th floor as to which the County of LA (as defined below) has not accepted its space or taken occupancy. Exclusive of the County of LA Expansion Space, the Underwritten Net Operating Income and Underwritten Net Cash Flow are $18,671,508 and $17,703,157, respectively. Based on The Reef Loan Combination (as defined below) Cut-off Date principal balance (net of the $22,000,000 Holdback Reserve (as described in footnote (4) below), of $128,000,000 and the lender underwriting exclusive of the County of LA Expansion Space, the DSCR Based on Underwritten NOI / NCF equates to 2.65x / 2.51x and the Debt Yield Based on Underwritten NOI / NCF equates to 14.6% / 13.8%. Based on The Reef Loan Combination full Cut-off Date principal balance of $150 million and the lender underwriting exclusive of the County of LA Expansion Space the DSCR Based on Underwritten NOI / NCF equates to 2.26x / 2.15x and the Debt Yield Based on Underwritten NOI / NCF equates to 12.4%/11.8%. The Total and Owned Occupancy exclusive of the County of LA Expansion Space is 70.6%. In addition, the appraisal for The Reef Property assumed that the lease for the County of LA Expansion Space took effect in February 2022. There can be no assurance as to whether the County of LA will accept the County of LA Expansion Space on any particular date, or at all.

(2)	The Reef Mortgage Loan (as defined below) is part of The Reef Loan Combination evidenced by five pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $150,000,000. LTV Ratios, DSCR, Debt Yield and Cut-off Date Balance per SF set forth above are calculated based on the outstanding balance of The Reef Loan Combination.

(3)	See “—Escrows” below.

(4)	Other Upfront Reserve consists of a $22,000,000 earn-out reserve (the “Holdback Reserve”) in connection with the County of LA Expansion Space. The Holdback Reserve is required to be released to the borrower provided that certain conditions are satisfied on or prior to November 5, 2022, including, among other things (i) no cash management trigger period is continuing, (ii) the County of LA has accepted the County of LA Expansion Space and executed a commencement memo and delivered an estoppel acceptable to the lender and (iii) The Reef Loan Combination has a minimum underwritten net cash flow debt yield of 10.5%. See “—Escrows” below.

■	The Mortgage Loan. The Reef mortgage loan (“The Reef Mortgage Loan”) is part of a loan combination (“The Reef Loan Combination”) comprised of five pari passu notes with an aggregate outstanding balance as of the Cut-off Date of $150,000,000. The Reef Mortgage Loan is evidenced by the controlling Note A-1 and non-controlling Note A-2 and Note A-5, which have an aggregate outstanding principal balance as of the Cut-off Date of $100,000,000 and represent approximately 8.9% of the Initial Pool Balance. The Reef Loan Combination is secured by the borrower’s fee interest in a Class-A mixed use office and retail showroom building located in Los Angeles, California (“The Reef Property”).

The Reef Loan Combination was originated by DBR Investments Co. Limited (“DBRI”) on April 13, 2022. The Reef Loan Combination proceeds were used to refinance the existing debt on The Reef Property, fund upfront reserves and pay origination costs and provide cash to the Borrower. The Reef Loan Combination accrues interest at a fixed rate of 5.42500% per annum.

The Reef Loan Combination had an initial term of 120 months as of the Cut-off Date and requires monthly payments of interest only until the scheduled maturity date in May 2032. Voluntary prepayment of The Reef Loan Combination is prohibited prior to the due date in January 2032. Provided that no event of default under The Reef Loan Combination is continuing, the borrower has the option to defease The Reef Loan Combination in whole (but not in part) at any time after the earlier of (i) the second anniversary of the closing date of the final securitization that includes the last pari passu note of The Reef Loan Combination to be securitized and (ii) April 13, 2025.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: The reef

The table below summarizes the promissory notes that comprise The Reef Loan Combination. The relationship between the holders of The Reef Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(1)	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2022-B35	Yes
A-2	$40,000,000	$40,000,000	Benchmark 2022-B35	No
A-3	$25,000,000	$25,000,000	DBRI	No
A-4	$25,000,000	$25,000,000	DBRI	No
A-5	$10,000,000	$10,000,000	Benchmark 2022-B35	No
Loan Combination	$150,000,000	$150,000,000

(1)	Notes held by DBRI are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time.

■	The Mortgaged Property. The Reef Property is a 12-story Class-A mixed use office/retail showroom building containing 806,960 SF of net rentable area and an approximately 41,000 SF billboard. The Reef Property was originally constructed in 1958 and was most recently renovated in 2019. The Reef Property is situated on a 9.11 acre site spanning two full city blocks in Downtown Los Angeles between the South Park District and the University of Southern California campus, and near the Staples Center, the LA Convention Center, and the Arts District. The Reef Property offers traditional office, media production, design, experimental marketing, event, sales, warehousing, fulfillment and showroom space. The building consists of a mix of approximately 33.6% office space, 45.6% retail/showroom space, 18.2% event space, 1.8% storage space, and approximately 0.1% retail/cafe space. Amenities include a front desk concierge, an on-site manager, 24/7 access, full-service loading docks with on-site porters and freight services, high capacity elevators, video surveillance, restricted access to tenants and registered “trade—only” tenants, fiber-optic internet connectivity, and a ground level market café and coffee shop (Coffee by Kofi).

On top of The Reef Property’s 12-story building is an approximately 41,000 SF. digital LED (full-motion light emitting diode) video display billboard (the “LED Signage”) that wraps around three sides of the building with visibility from the nearby IH-10 and IH 110 freeways. The LED Signage is the largest Out-Of-Home (“OOH”) digital billboard on the West Coast, stands 55-feet-tall and 738-feet-long, and runs 852 pixels high and 11,376 pixels wide (9,692,352 total pixels). The LED Signage delivers approximately 174 million weekly impressions (over 17 million impressions per spot, cycling 6-8 spots per minute), and was rated the #1 geopath-rated OOH unit in the United States by a third party publication. Major advertisers on the LED Signage have included Verizon, AT&T, Sprint, LA Chargers, CBS All Access, PayPal, McDonald’s, Expedia, Uber, DoorDash, Lucid Motors, Cadillac, Volkswagen, Rock Nation, Pinterest, Coca-Cola, Tidal, Mountain Dew, the NBA, Nike, Universal Pictures, Target, L’Oreal, Coors, Bacardi, Old Spice, Spotify, Discovery+, BlockFi, Facebook, Ticketmaster, Subaru, Frontier, Spectrum, GoDaddy, Microsoft, Samsung, Roku, Gatorade, Frito Lay, Hyundai, Newegg, City of Hope, and Tiktok. The borrower sponsor invested over $20 million for the installation of the LED Signage.

The LED Signage has a 10-year license agreement that commenced February 2020 with New Tradition Outdoor, LLC (the “Licensee”), an unaffiliated third party operator. The LED Signage license agreement provides for a license fee .equal to the greater of (i) the Minimum License Fee (as set forth below, with 3% annual rent steps), and (ii) seventy-five percent (75%) of the Net Revenue actually received by Licensee during the immediately preceding month. The Licensee has one 10-year renewal option which would extend its term through February 2040. The chart below details the total revenue from the signage component, as well as the trailing 12 months sales trend. Since the delivery of the LED Signage in February 2020, sales have been on an upward trend, with reported gross sales of $14.3 million as of the trailing 12 months ending in April 2022, which is more than double the reported gross sales for the the first 12 months the LED Signage was operational. As of the trailing 12 months ending February 2022, the LED signage represented 35.1% of the effective gross income. The underwritten income from the LED Signage includes $2,737,122 of base rent and $8,008,143 from the profit share component earned (which is underwritten based on the profit share component for the trailing twelve months ending April 2022), in total accounting for 40.2% of The Reef Property’s effective gross income.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: The reef

LED Signage Revenue Summary
TTM Period	TTM Contracted Amount	% Increase	Profit Share to Borrower (75%)	Minimum License Fee(2)	Overage True-Up	Borrower Gross
21-Feb	$5,384,354	N/A	$4,038,266	$2,657,400	$1,380,866	$4,038,266
21-Mar	$6,116,528	13.6%	$4,587,396	$2,657,400	$1,929,996	$4,587,396
21-Apr	$6,581,351	7.6%	$4,936,013	$2,657,400	$2,278,613	$4,936,013
21-May	$6,973,450	6.0%	$5,230,088	$2,657,400	$2,572,688	$5,230,088
21-Jun	$7,873,081	12.9%	$5,904,811	$2,657,400	$3,247,411	$5,904,811
21-Jul	$8,594,362	9.2%	$6,445,771	$2,657,400	$3,788,371	$6,445,771
21-Aug	$9,091,627	5.8%	$6,818,721	$2,657,400	$4,161,321	$6,818,721
21-Sep	$9,782,609	7.6%	$7,336,957	$2,657,400	$4,679,557	$7,336,957
21-Oct	$10,358,471	5.9%	$7,768,853	$2,657,400	$5,111,453	$7,768,853
21-Nov	$10,797,230	4.2%	$8,097,923	$2,657,400	$5,440,523	$8,097,923
21-Dec	$11,411,373	5.7%	$8,558,530	$2,657,400	$5,901,130	$8,558,530
22-Jan	$12,135,558	6.3%	$9,101,669	$2,657,400	$6,444,269	$9,101,669
22-Feb	$13,220,751	8.9%	$9,915,563	$2,737,122	$7,196,596	$9,915,563
22-Mar	$13,612,742	3.0%	$10,209,556	$2,737,122	$7,472,434	$10,209,556
22-Apr(3)	$14,327,020	5.2%	$10,745,265	$2,737,122	$8,008,143	$10,745,265

(1) 22-Apr reflects initial contracts as of April 2022, but may increase further by month end.

(2) Based on the underwritten rent roll dated as of February 21, 2022.

As of February 21, 2022, The Reef Property is 78.3% (inclusive of the County of LA Expansion Space) leased to 76 tenants representing a mix of companies including medical, finance, and legal tenants. The Reef Property tenants include LA Mart (a group of wholesale mart tenants), Maker City LA operating Magic Box (a borrower sponsor affiliated tenant operating corporate trade show and showroom space), and Shipfront, LLC (a borrower sponsor affiliated tenant operating warehousing and fulfillment space).

The largest tenant based on underwritten base rent, County of Los Angeles (“County of LA”) (25.3% of NRA; 30.1% UW Base Rent (in each case, including County of LA Expansion Space); rated Aa1/AA+/AAA by Moody’s/Fitch/S&P), uses its space at The Reef Property to house the Department of Children and Family Services, which is the largest child protective services agency in the United States, employing approximately 9,000 staff members across 20 regional offices, specialized bureaus, and administrative services. The Department of Children and Family Services oversees the safety of more than 2 million children across 88 cities in Los Angeles County. The agency provides services such a child abuse or neglect investigations, parenting education courses, tutoring, childcare, foster parent recruitment, and several specialized programs. In fiscal year 2019-2020, the County of Los Angeles reported $29.5 billion in revenue, up 5.9% year-over-year. According to the Final Adopted Budget for fiscal year 2021-2022, the County of Los Angeles forecasts $39.3 billion in revenue, representing a 2.85% increase from the revenue forecasted in the prior fiscal year. The County of LA space at The Reef Property is located directly across the street from 1945 South Hill Street, a building that houses The Los Angeles County Superior Court, the Municipal Court Traffic Division, and the LA County Mental Health Court.

The County of LA has been a tenant at The Reef Property since July 2011 and currently occupies 142,360 SF. The County of LA recently signed a lease to expand into an additional 62,124 SF on the 7th floor (the “County of LA Expansion Space”), but has not yet accepted the space or taken occupancy. In connection with such expansion, the borrower also agreed to perform certain landlord work on both the County of LA Expansion Space and the County of LA’s existing space, and the County of LA agreed to pay a revised rental rate (initially $24.84 PSF, which is lower than the rent the County of LA is currently paying) and extend the term of the lease for all of its space throughthe date that is 96 months from the date that both the County of LA Expansion Space and the renovated existing space is delivered and accepted by the County of LA. As part of its anticipated lease expansion and extension, the County of LA is expected to invest approximately $6.2 million ($20 PSF on its existing space and $80 PSF on its expansion space), with the work already completed by the borrower, and required to be repaid as additional rent by the County of LA. We cannot assure you that the County of LA will accept its space, take occupancy of the County of LA Expansion Space, or invest additional funds as expected or at all.

The County of LA has the right to terminate its lease at any time, with 180 days prior written notice and the payment of a termination fee equal to the unamortized portion of the tenant improvement allowance and change orders amortized at an 8% interest rate, if any (amortized tenant improvements are not included in the underwritten net

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: The reef

cashflow). Upon acceptance of the County of LA Expansion Space and renovated existing space, the County of LA will have the right under its new lease terms to terminate its lease after the 60th month of the new commencement date (on or about April 2027) with 180 days’ prior written notice. We cannot assure you that the County of LA will accept its space, take occupancy of the County of LA Expansion Space, or invest additional funds as expected or at all.

At loan origination, in connection with the County of LA Expansion Space, the borrower reserved a $22,000,000 Holdback Reserve with the lender to be held as additional collateral for The Reef Loan Combination, to be released to the borrower at such time as the County of LA Expansion Space is accepted and other conditions are satisfied, as described under “Escrows—Holdback Reserve” below provided that such conditions are satisfied by November 5, 2022.  As of April 13, 2022, the city of Los Angeles performed its final inspections of the County of LA’s expansion space, at which time the city provided final project inspection sign-off. However, there can be no assurance as to whether the County of LA will accept its space, or take occupancy of, the County of LA Expansion Space as expected or at all.

The second largest tenant based on underwritten base rent, Maker City LA (Magic Box) ”) (18.5% of NRA; 23.8% UW Base Rent), utilizes its space for full-service corporate events and trade shows. Maker City LA (Magic Box) has an experienced production team and a digital platform for managing shows and events and has hosted productions for special events and trade shows including for the arts, design, fashion, film, television, advertising, and tech industries. From February through October 2022, the Maker City LA (Magic Box) space has approximately $9.8 million in projected revenue from in place contracts, including a contract with Street Art Live for its Van Gogh Alive experience, a digital museum experience. The Maker City LA (Magic Box) is a borrower sponsor affiliated lease and is fully guaranteed by the borrower sponsor.

The third largest tenant based on underwritten base rent is New Tradition Outdoor, LLC (“New Tradition”) ”) (0.0% of NRA; 16.2% UW Base Rent;), the Licensee, which signed a 10-year license agreement that commenced in February 2020 is an unaffiliated third party operator of the LED Signage. Founded in 2010, New Tradition is an Out-of-Home media company, with inventory across the country. New Tradition’s inventory includes One Times Square and other well-known assets in New York, Los Angeles, Miami, Boston, Atlanta, Nashville, Chicago, Portland, Seattle, Washington DC, San Francisco, and Las Vegas. New Tradition’s inventory in the Los Angeles area spans upwards of 110 advertising billboards.

Pursuant to the New Tradition license agreement, a “Reduction Event” will occur upon any of the following: (a) the advertising copy on the display area becomes materially obstructed from the view of vehicular traffic traveling in either direction on the 10 Freeway through no fault of the Licensee, (b) electrical service to the display area becomes unavailable or is interrupted, (c) based on the evaluation of a qualified, reputable and licensed general contractor, qualified, reputable and licensed electrical engineer or governmental authority, the structure cannot safely be used for the erection or maintenance of the display area for any reason, (d) the licensor is unable to obtain or maintain any permit for the continued use and/or maintenance of the display area, or (e) if the licensor otherwise fails to repair, maintain or replace the structure and/or the display area, including the LED screen, and if such Reduction Event results in a material and adverse reduction in net revenue for five business days (as to the events in clauses (b) through (e)) or 30 consecutive days (as to the event in clause (a)), then the licensor and licensee will be required to agree to an equitable adjustment of the rent for the LED Signage, or if the parties cannot agree, such reduction will be determined by an arbitration process.

■	COVID-19 Update. As of April 1, 2022, The Reef Loan Combination is not subject to any forbearance, modification or debt service relief request. The first payment date for The Reef Loan Combination is June 6, 2022. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: The reef

The following table presents certain information relating to the tenant at The Reef Property:

Largest Tenants Based on Underwritten Base Rent(1)(2)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant NRA	% of NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
County of Los Angeles-Dept. of Children & Family Services(3)	AA+/Aa1/AAA	204,484	25.3%	$5,079,383	30.1%	$24.84	2/28/2030(4)	NAP
Maker City LA (Magic Box)(5)	NR/NR/NR	148,908	18.5	4,020,516	23.8%	$27.00	5/31/2035	NAP
New Tradition Outdoor, LLC(6)	NR/NR/NR	0	0.0	2,737,122	16.2%	$0.00	2/2/2030	NAP
Shipfront, LLC(5)	NR/NR/NR	62,124	7.7	1,490,976	8.8%	$24.00	8/31/2035	NAP
Stephen Jewelry, Inc	NR/NR/NR	31,956	4.0	574,015	3.4%	$17.96	12/31/2022	NAP
California Institute of The Arts	NR/NR/NR	5,004	0.6	222,658	1.3%	$44.50	5/31/2023	NAP
Lance & Matt Show	NR/NR/NR	10,924	1.4	206,317	1.2%	$18.89	1/31/2023	NAP
S & R Distributors, Inc.	NR/NR/NR	10,675	1.3	192,048	1.1%	$17.99	2/28/2023	NAP
Sansi North America, LLC	NR/NR/NR	4,486	0.6	171,331	1.0%	$38.19	4/30/2029	NAP
LA Promise Fund	NR/NR/NR	4,842	0.6	152,770	0.9%	$31.55	7/31/2028	NAP
Ten Largest Tenants		483,403	59.9%	$14,847,135	88.0%	$30.71
Remaining Occupied Tenants		148,384	18.4	2,027,913	12.0%	$13.67
Total Occupied		631,787	78.3%	$16,875,048	100.0%	$26.71
Vacant		175,173	21.7	0
Total / Wtd. Avg.		806,960	100.0%	$16,875,048

(1)	Based on the underwritten rent roll dated February 21, 2022.

(2)	In some instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	The Tenant NRA, % of NRA, UW Base Rent, % of Total UW Base Rent, UW Base Rent $ per SF and Lease Expiration are inclusive of the County of LA Expansion Space and assume that the County of LA Expansion Space and renovated existing space has been accepted, the lease extension and revised rent commencing upon such acceptance have occurred, and the lease has been extended to February 28, 2030. Without the acceptance of the County of LA Expansion Space and renovated existing space, the County of LA leases 142,360 SF of NRA and represents 17.6% of NRA and 21.0% of UW Base Rent, and the lease expiration for the existing space is June 30, 2026.

(4)	The County of LA has the right to terminate its lease at any time, with 180 days prior written notice and the payment of a termination fee equal to the unamortized portion of the tenant improvement allowance and change orders amortized at an 8% interest rate, if any (amortized tenant improvements are not included in the underwritten net cashflow). Upon acceptance of the County of LA Expansion Space, the County of LA will have the right under its new lease terms to terminate its lease after the 60th month of the new commencement date (on or about April, 2027) with 180 days’ prior written notice.

(5)	Maker City LA and Shipfront, LLC are both borrower-affiliated leases.

(6)	New Tradition Outdoor, LLC has the right to abate its rent upon a Reduction Event as described above.

The following table presents certain information relating to the lease rollover schedule at The Reef Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned NRA	% of Owned NRA	Cumulative % of Owned NRA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	125,193	15.5	15.5%	$1,573,299	9.3	$12.57	51
2023	60,758	7.5	23.0%	$1,211,678	7.2	$19.94	14
2024	11,589	1.4	24.5%	$226,902	1.3	$19.58	2
2025	8,685	1.1	25.6%	$187,342	1.1	$21.57	2
2026	0	0.0	25.6%	$0	0.0	$0.00	0
2027	719	0.1	25.6%	$23,730	0.1	$33.00	1
2028	4,842	0.6	26.2%	$152,770	0.9	$31.55	1
2029	4,486	0.6	26.8%	$171,331	1.0	$38.19	1
2030(3)	204,484	25.3	52.1%	$7,816,505	46.3	$38.23	2
2031	0	0.0	52.1%	$0	0.0	$0.00	0
2032	0	0.0	52.1%	$0	0.0	$0.00	0
2033 & Thereafter	211,032	26.2	78.3%	$5,511,492	32.7	$26.12	2
Vacant	175,173	21.7	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.(3)	806,960	100.0%		$16,875,048	100.0%	$26.71	76

(1)	Based on the underwritten rent roll dated February 21, 2022.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	Includes rent from the LED Signage license in UW Base Rent but not in GLA.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: The reef

The following table presents certain information relating to historical leasing at The Reef Property:

Historical Leased %(1)

2018	2019	2020	As of 2/21/2022(2)
73.8%	74.2%	63.0%	78.3%

(1)	As provided by the borrower and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	The occupancy is inclusive of the County of LA Expansion Space. Excluding the County of LA Expansion Space the occupancy rate is 70.6%

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow of The Reef Property:

Cash Flow Analysis(1)(2)

	2019	2020	2021	Underwritten(2)	Underwritten PSF(2)
Base Rent(3)(4)	$14,844,181	$13,292,124	$11,493,020	$14,137,926	$17.52
Credit Rent Step	0	0	0	102,004	$0.13
Vacant Income	0	0	0	5,255,175	$6.51
Reimbursements	0	0	0	1,755,589	$2.18
Vacancy & Credit Loss	0	0	0	(5,255,175)	($6.51)
LED Signage Income	0	2,350,172	6,218,590	10,745,265	$13.32
Effective Gross Income	14,844,181	15,642,297	17,711,610	$26,740,784	$33.14

Real Estate Taxes	$770,065	814,510	$826,008	$1,841,865	$2.28
Insurance	153,319	248,537	250,125	254,079	$0.31
Management	593,767	625,692	708,464	1,069,631	$1.33
Other Operating Expenses	3,761,079	3,295,514	3,596,323	3,324,343	$4.12
Total Operating Expenses	$5,278,230	$4,984,254	5,380,921	$6,489,918	$8.04

Net Operating Income	$9,565,951	$10,658,043	$12,330,689	$20,250,866	$25.10
TI / LC	0	0	0	806,960	$1.00
Replacement Reserves	0	0	0	161,392	$0.20
Net Cash Flow	$9,565,951	$10,658,043	$12,330,689	$19,282,515	$23.90

Occupancy	74.2%	63.0%	61.4%	83.6%(3)
NOI Debt Yield(6)	6.4%	7.1%	8.2%	13.5%
NCF DSCR(6)	1.16x	1.29x	1.49x	2.34x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	The Underwritten financials are inclusive of the County of LA Expansion Space as to which the County of LA has not accepted such space and is not in occupancy. Without the County of LA Expansion Space Underwritten Net Operating Income and Underwritten Net Cash Flow are $18,671,508 and $17,703,157, respectively, Underwritten NOI Debt Yield is 14.6% calculated net of the Holdback Reserve and 12.4% calculated on the full Loan Combination, and NCF DSCR is 2.51x calculated net of the Holdback Reserve and 2.15x calculated on the full Loan Combination. We cannot assure you that the County of LA will accept its space or take occupancy of the County of LA Expansion Space as expected or at all

(3)	Represents an underwritten economic vacancy of 16.4%.

(4)	Base rent does not include the Minimum License Fee for the LED Signage that has been shown in the Lease Expiration Schedule and Largest Tenants Based on Underwritten Base Rent tables

(5)	The increase in Net Operating Income from 12/31/2021 to Underwritten is primarily driven by increased income from the LED Signage, and is also driven by underwriting of the County of LA Expansion Space.

(6)	Calculated based on The Reef Loan Combination

■	Appraisal. According to the appraisal, The Reef Property has an “as is” appraised value of $349,000,000 as of November 11, 2021. The appraisal provides no value to the Release Parcels detailed in the “Release of Collateral.” section herein.

Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$335,000,000	5.25%
Discounted Cash Flow Approach	$349,000,000	6.50%(1)

(1)	Represents the terminal capitalization rate.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: The reef

■	Environmental Matters. According to a Phase I environmental report dated March 11, 2022 (“ESA”, a REC was identified at The Reef Property related to the prior use of the eastern block at The Reef Property by multiple automobile body and engine repair, and automobile wrecking and salvage businesses as early as 1912 through the 1950s. This area of The Reef Property has been developed as a paved parking lot since approximately 1960. The potential exists for shallow soil contamination from oil, fuel, PCBs (polychlorinated biphenyls), solvents, paints and other chemicals associated with these former uses which may be encountered during redevelopment of The Reef Property. The ESA recommended that a soil management plan be implemented during redevelopment activities that addresses the potential for impacted soils based on historical areas of concern.

■	Market Overview and Competition. The Reef Property is in Downtown Los Angeles (“DTLA”) and is well located for government tenants, as it is directly across the street from the Los Angeles County Superior Court, the LA County Mental Health Court, and the Municipal Court Traffic Division. The Reef Property is adjacent to South Park and University Park in DTLA, is less than 1 mile to the Los Angeles Convention Center and the Staples Center, and is 1.5 miles northeast of the University of Southern California (which has approximately 49,500 students). Transit nearby includes a bus stop at The Reef Property, the Grand Station Blue Line 2 block away, and the LATTC/Ortho Transit Stop, San Pedro Station and the Pico Station Expo Lines all less than half a mile from The Reef Property. Daily traffic counts along Washington Boulevard and South Broadway are approximately 36,000 and 18,000 cars, respectively. The Reef Property is accessible via two highly trafficked freeways in Los Angeles, the Harbor Freeway (Interstate 110) to the north and the Santa Monica Freeway (Interstate 10) to the west. Additionally, The Reef Property is a few blocks from the Los Angeles Trade Technical College (LATTC) which has an enrollment of approximately 12,000 students.

The Reef Property is located in Los Angeles, California within the downtown Los Angeles submarket. As of the third quarter of 2021, the Downtown Los Angeles submarket contained nearly 69.0 million SF of office space, accounting for approximately 16.0% of total market inventory. Through the third quarter of 2021, the submarket witnessed 332,000 SF of negative net absorption. This corresponded with a vacancy rate of 17.0%, up 46 basis points from the previous year. The Class A vacancy in the submarket is 18.3% through the third quarter of 2021.

As of the third quarter of 2021, the average rental rate for office space was $41.28 PSF in the Los Angeles office submarket, representing an increase of 0.3% over year-end 2020. As of the third quarter of 2021, the average asking rent for Class A office space was $47.40 PSF, gross, down 0.5% year-over-year. The following table summarizes the comparable office leases in the surrounding market.

Summary of Comparable Office Leases(1)

Property/Address	Location	Year Built / Renovated	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF
The Reef(2)	Los Angeles, CA	1958/2019	SHIPFRONT LLC	9/2021	13.8	MG(3)	62,124	$24.00
800 W 6th Street	Los Angeles, CA	1973/NAP	Heimberg Law Group	4/2021	5	FSG	6,343	$28.20
205 South Broadway	Los Angeles, CA	NAV	Quandary Peak Research	2/2021	5.25	FSG	2,200	$27.00
515 South Flower Street	Los Angeles, CA	1972/1994	Jenner & Block	11/2021	11	FSG	26,341	$33.36
300 South Grand Avenue	Los Angeles, CA	1985/NAP	JPMorgan Chase	10/2020	1.5	FSG	30,000	$28.56
355 South Grand Avenue	Los Angeles, CA	1983/2018	Reed Smith LLP	1/2022	5	FSG	67,368	$35.40
400 South Hope Street	Los Angeles, CA	1983/2010	Ogletree Deakins	12/2020	NAV	FSG	33,299	$30.36
Total/Wtd. Avg.(4)					5.5			$32.43

(1)	Source: Appraisal

(2)	Based on the underwritten rent roll dated February 21, 2022.

(3)	This lease is modified gross, however not all leases at The Reef Property are modified gross.

(4)	Total/Wtd.Avg. does not include The Reef Property.

■	The Borrower. The borrower is PHR LA Mart DE, LLC a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Reef Loan Combination.

The borrower sponsor and non-recourse carveout guarantor for The Reef Loan Combination is Ara Tavitian. Ara Tavitian was a gastroenterologist in Glendale, California and was affiliated with Adventist Health-Glendale. Ara Tavitian is also the founder and chairman of Kanon Ventures, LLC, a private equity firm that specializes in health care and real estate investments. For over 30 years, Ara Tavitian and his management team have been investors and operators, having owned and operated hospitals, medical groups, medical facilities, and other commercial

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: The reef

properties across California. Ara Tavitian owns 26 commercial properties, with all the properties in the Greater Los Angeles area except for two properties out of state.

■	Escrows. At loan origination, the borrower deposited approximately (i) $205,149 into a tax reserve and (ii) $22,000,000 into a holdback reserve.

Tax Reserve – On each due date, the borrower is required to fund 1/12 of the taxes (initially approximately $68,383), that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve – On each due date, the borrower is required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be required for the renewal of the insurance coverage. These deposits will be waived as long as an acceptable blanket policy is in effect, which was the case as of the origination date.

Capital Expenditure Reserve – On each due date, the borrower is required to fund a capital expenditure reserve in the amount of approximately $11,715. In addition, unless the LED screens on the LED Signage have already been replaced with updated screens that satisfy certain conditions in the loan documents, on each due date commencing in May 2029 through and including the due date in January 2030 on each due date commencing in May 2029 (unless a letter of credit for such purpose is delivered in the face amount of $8.2 million (subject to reassessment)), the borrower is required to make monthly deposits of $911,111 (which amount may be decreased based upon the delivery of binding contracts to replace the billboard display screens at the time), in order to cover any capital expenditure expenses related to the LED Signage.

TI/LC Reserve — On each due date, the borrower is required to fund a TI/LC reserve in the amount of approximately $67,247 or $1.00 PSF, capped at 24 months’ deposit deposit (which equals $1,613,928).

Holdback Reserve – A holdback reserve (the “Holdback Reserve”) in the amount of $22,000,000 was reserved at origination in connection with the County of LA Expansion Space.  Provided no Trigger Period (as defined below) is then in effect, the lender is required to release such reserve to the borrower upon the borrower delivering to the lender evidence that the following conditions have been satisfied on or prior to November 5, 2022: (A) The Reef Property has achieved a debt yield of at least 10.5%, and (B) LA County has accepted the LA County Expansion Space and has executed a commencement date memorandum and estoppel, each in substantially the form provided to the lender prior to the origination date, confirming, among other things, that (1) LA County is the tenant under the LA County lease, (2) LA County has accepted possession of the LA County Expansion space, (3) the LA County lease expiration date is no sooner than March 31, 2030 (subject to the early termination right from and after the 60th lease month, as described above under “—The Property”) and that LA County’s current ongoing early termination right as described above under “—The Property”) is no longer effective, (4) the Basic Rent (as defined in the LA County lease) is no less than $423,281.88 for the first 12 months following the acceptance of the LA County Expansion Space, (5) the total amount of the premises demised under the LA County lease is 204,484 square feet, (6) to the knowledge of LA County, LA County has not given the borrower written notice of a material default under the LA County lease which has not been cured, and (7) LA County is not entitled to any credit against any rent or other charge or rent concession under the LA County lease except as set forth in the LA County lease, and all contributions required to be paid by the borrower as of the date of the LA County estoppel have been paid in full and all of the borrower’s obligations with respect to tenant improvements have been fully performed. In the event that the foregoing conditions are not satisfied by November 5, 2022, the lender is permitted to continue to hold the $22,000,000 holdback reserve as additional collateral through the maturity date of The Reef Loan Combination.

■

Lockbox and Cash Management. The Reef Loan Combination is structured with a hard lockbox and springing cash management. The borrower is required to cause all rents to be deposited directly into the lender-controlled lockbox account. The Reef Loan Combination documents also require that all rents received by the borrower or property manager be deposited into the lockbox account within two business days of receipt. During the continuance of a Trigger Period, funds on deposit in the lockbox account are required to be swept on a daily basis into a lender-controlled cash management account and applied on each payment date (i) to make deposits into the tax and insurance reserves, (ii) to pay debt service on The Reef Loan Combination, (iii) to make deposits into the capital expenditure and TI/LC reserves, (iv) to pay (I) the lesser of lender-approved budgeted operating expenses and actual operating expenses, minus (II) the amount by which lender-approved budgeted operating expenses exceeded actual operating expenses in prior months, to the extent not previously deducted pursuant to this clause (II), and (v) to pay lender-approved extraordinary expenses, if any, with any excess cash after such application required to be deposited (A) if Lease Sweep Period is continuing, into a lease sweep reserve (the “Lease Sweep

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: The reef

Reserve”) to be applied to pay the costs of retenanting the applicable space, or (B) if no Lease Sweep Period is continuing, and any other Trigger Period is continuing, into a lender-controlled account to be held as additional collateral for The Reef Loan Combination during such Trigger Period.

A “Trigger Period” will commence upon (i) the occurrence of an event of default under The Reef Loan Combination (ii) a Low DSCR Period (as defined below), (iii) if a property manager is an affiliate of the borrower or guarantor and such property manager becomes insolvent or a debtor in any bankruptcy or insolvency proceeding or (iv) the commencement of a Lease Sweep Period, and will end, if (A) with respect to a Trigger Period continuing pursuant to clause (i), the event of default commencing the Trigger Period has been cured and such cure has been accepted by the lender, (B) with respect to a Trigger Period continuing due to clause (ii), the Low DSCR Period has ended, (C) with respect to a Trigger Period continuing due to clause (iii), if the property manager is replaced with an unaffiliated qualified manager approved by the lender under a replacement management agreement approved by the lender, or (D) with respect to a Trigger Period continuing due to clause (iv), the Lease Sweep Period has ended.

A “Low DSCR Period” will commence if the debt service coverage ratio (“DSCR”) of The Reef Loan Combination is less than 1.20x based on The Reef Loan Combination documents as of the last day of any calendar quarter, however if any tenant is subject to a Tenant Adjustment Event (as defined below), then the underwritten net cash flow as of the most recent calendar quarter may be immediately adjusted downward by the lender and to the extent said adjustment results in a debt service coverage ratio that is below 1.20x, a Low DSCR Period will immediately commence, and will end upon The Reef Property achieving a DSCR of at least 1.20x for two consecutive calendar quarters.

A “Tenant Adjustment Event” will mean the exclusion of (X) amounts representing non-recurring items and (Y) amounts received from (1) tenants not currently in occupancy and paying full, unabated rent (unless all abated rent has been deposited with the lender), (2) tenants affiliated with the borrower or non-recourse guarantor (other than the Maker City LA (Magic Box) and Shipfront, LLC leases), (3) tenants in default or in bankruptcy, (4) tenants under (x) month-to-month leases and (y) leases where the term is set to expire in the next succeeding calendar quarter (provided that up to 10% of the gross rents received at The Reef Property will be included with respect to rents received from such month-to-month or expiring leases) or (5) tenants under leases where the tenant thereunder has a renewal option and has failed to exercise such renewal option within the time period set forth in the lease or has given notice of intent to vacate.

A “Lease Sweep Period” will commence (a) upon the earlier of (i) the date that is nine months prior to the expiration of a Sweep Lease (defined below) or the date on which a termination option thereunder may be exercised or (ii) upon the date required under the Sweep Lease by which the Sweep Tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised) or (iii) nine months prior to The Reef Loan Combination maturity date (if a Sweep Tenant’s lease expires or a termination option may be exercised at any time prior to February 6, 2033); (b) upon the early termination, early cancellation or early surrender of a Sweep Lease or upon the borrower’s receipt of notice by a Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Sweep Lease; (c) if a Sweep Tenant has ceased operating its business at the Property (i.e., “goes dark”) in its space (or any material portion thereof) at The Reef Property (a “Go Dark Event”); (d) upon a monetary or material non-monetary default under a Sweep Lease by a Sweep Tenant beyond any applicable notice and cure period, or (e) upon a bankruptcy or insolvency proceeding of a Sweep Tenant or its parent.

A Lease Sweep Period will end once the applicable Lease Sweep Period has been cured or the space demised under the Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” as defined in The Reef Loan Combination documents (or, if applicable, the applicable Sweep Lease has been renewed pursuant to its terms) and, in the lender’s reasonable judgment, sufficient funds have been accumulated in the Lease Sweep Reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (and in the case of replacement leases, any debt service and operating shortfalls relating to the delay in the commencement of full rent payments) (the “Lease Sweep Re-tenanting Costs”). A Lease Sweep Period will also cease on the date on which the following amounts have accumulated in the Lease Sweep Reserve: (x) $55 PSF with respect to any portion of the space demised under the applicable Sweep Lease including the County of LA lease that has not been re-tenanted; provided that, so long as the County of LA remains in occupancy under its lease, continues to pay full unabated rent and has not delivered a notice of its intention to terminate its lease, such amount will be $25 PSF, and (y) to the extent a portion of the space demised under the applicable Sweep Lease has been re-tenanted pursuant to one or more qualified leases, in the lender’s judgment, sufficient funds to cover all anticipated Lease Sweep Re-tenanting Costs related to the space that has been re-tenanted.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

loan #2: The reef

A “Sweep Lease” means (i) the County of LA lease, (ii) the Shipfront, LLC lease, (iii) Maker City LA (Magic Box) lease or (iv) any replacement lease of the foregoing leases that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the applicable Lease Sweep Space.

“Lease Sweep Space” means the space demised under the applicable Sweep Lease.

■	Property Management. The Reef Property is managed by Elite Property Management, LLC, an affiliate of the borrower.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. The Reef Property is comprised of two full city blocks containing 9.11 acres. One block (the “West Block”) contains the office building portion of The Reef Property and a parking lot area and the other block (the “East Block”), which is located across the street from the West Block, contains an 11,150 square foot industrial building and a parking lot. The Reef Loan Combination permits the free release, without defeasance or prepayment, of either or both of the East Block and of an approximately 4.25 acre parcel (comprising a parking lot area) of the West Block (the “West Release Parcel”), provided that the following conditions, among others, are satisfied: (i) delivery of an updated survey, and, with respect to the West Release Parcel, a recorded, finalized parcel map that creates a legal subdivision of the West Release Parcel from the remainder of the West Block, (ii) to the extent there are shared facilities, access or parking, unless an easement of record already exists, an easement reasonably satisfactory to the lender pursuant to which the borrower will receive such easements as are reasonably required for the continued use and operation of the remaining The Reef Property (the “Remaining Property”), (iii) a date down of a legal memorandum previously provided to the lender stating that after the release the Remaining Property will be in compliance with certain legal requirements, (iv) in the event that parking as required by legal requirements is not located on the Remaining Property, parking agreements necessary for the borrower to provide the Remaining Property with sufficient parking as required by legal requirements, which parking agreements must be reasonably satisfactory to the lender, (v) delivery of an officer’s certificate from the borrower stating, among other things, that the release will not (1) adversely affect the rights of the lender under the loan documents with respect to the Remaining Property, (2) violate any document or instrument affecting the Remaining Property, or (3) adversely affect the use or operation of, or access to, the Remaining Property, and (vi) compliance with REMIC related conditions. Income from the release parcels was not underwritten, and the release parcels were excluded from the collateral that was covered in the appraisal.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of The Reef Property plus 24 months of rental loss and/or business interruption coverage, provided that such coverage is available. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender must accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ILPT Logistics Portfolio

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ILPT Logistics Portfolio

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ILPT Logistics Portfolio

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	17	Loan Seller	CREFI
Location (City / State)(1)	Various	Cut-off Date Balance(4)	$73,656,388
Property Type	Industrial	Cut-off Date Balance per SF(4)	$36.14
Size (SF)	9,438,321	Percentage of Initial Pool Balance	6.6%
Total Occupancy as of 2/1/22 and 5/6/22(2)	100.0%	Number of Related Mortgage Loans	None
Owned Occupancy as of 2/1/22 and 5/6/22(2)	100.0%	Type of Security(1)	Various
Year Built / Latest Renovation(1)	Various / Various	Mortgage Rate	3.86465618%
Appraised Value(1)(3)	$1,175,000,000	Original Term to Maturity (Months)	120
Appraisal Date(3)	1/3/2022	Original Amortization Term (Months)	NAP
Borrower Sponsor	Industrial Logistics Properties Trust	Original Interest Only Period (Months)	120
Property Management	The RMR Group LLC	First Payment Date	4/6/2022
Maturity Date(5)	3/6/2032
Underwritten Revenues	$55,178,154
Underwritten Expenses	$10,108,560	Escrows(6)
Underwritten Net Operating Income (NOI)	$45,069,593	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$41,766,181	Taxes	$0	Springing
Cut-off Date LTV Ratio(3)(4)	29.0%	Insurance	$0	Springing
Maturity Date LTV Ratio(3)(4)	29.0%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF(4)	3.37x / 3.12x	TI / LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF(4)	13.2% / 12.2%	Other(7)	$1,758,645	$0

Sources and Uses
Sources	$	%	Uses	$	%
Senior Loan Amount	$341,140,000	48.7%	Return of Equity(8)	$693,035,177	99.0%
Junior Loan Amount	103,860,000	14.8	Closing Costs	5,206,178	0.7
Mezzanine Loan Amount	255,000,000	36.4	Upfront Reserves	1,758,645	0.3

Total Sources	$700,000,000	100.0%	Total Uses	$700,000,000	100.0%

(1)	See the “Portfolio Summary” chart below for the Location (City / State), Year Built / Latest Renovation, Type of Security, and the Appraised Values of the individual ILPT Logistics Portfolio Properties (as defined below).

(2)	Based on the underwritten rent rolls dated February 1, 2022 and May 6, 2022.

(3)	Based on the portfolio appraised value of $1,175,000,000 (the “Portfolio Appraised Value”), prepared by Newmark Valuation & Advisory, LLC as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the “as-is” value of the ILPT Logistics Portfolio Properties as a whole if sold in their entirety to a single buyer. See the “Portfolio Summary” chart below for the “as-is” appraised values of the individual properties (exclusive of the portfolio premium) which in the aggregate total $1,128,300,000 (the “Aggregate Individual As-Is Appraised Value”). Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the Aggregate Individual As-Is Appraised Values, which are 30.2% and 30.2%, respectively.

(4)	The ILPT Logistics Portfolio Mortgage Loan (as defined below) is part of the ILPT Logistics Portfolio Loan Combination (as defined below) evidenced by (i) 13 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off date of $341,140,000 (the “ILPT Logistics Portfolio Senior Notes” and collectively, the “ILPT Logistics Portfolio Senior Loan”), and (ii) five junior pari passu notes with an aggregate outstanding principal balance as of the Cut-off date of $103,860,000 (the “ILPT Logistics Portfolio Junior Notes” and collectively the “ILPT Logistics Portfolio Junior Loan”) which are subordinate to the ILPT Logistics Portfolio Senior Notes as described in the “Description of the Mortgage Pool—The Loan Combinations—The ILPT Logistics Portfolio Pari Passu-AB Loan Combination” in the Preliminary Prospectus. The Cut-off Date Balance PSF, Debt Yield Based on Underwritten NOI / NCF, DSCR Based on Underwritten NOI / NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the ILPT Logistics Portfolio Senior Notes. The Cut-off Date Balance PSF and Maturity Date Balance PSF, Debt Yield Based on Underwritten NOI / NCF, DSCR Based on Underwritten NOI / NCF, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based upon the ILPT Logistics Portfolio Loan Combination are $47.15, 10.1%, 9.4%, 2.58x, 2.40x, 37.9% and 37.9%, respectively. Additionally, mezzanine loans were originated with an aggregate outstanding principal balance as of the Cut-off date of $255,000,000 (the “ILPT Logistics Portfolio Mezzanine Loans”) consisting of (a) five senior mezzanine promissory notes with an aggregate outstanding principal balance as of the Cut-off date of $175,000,000 (the “Industrial Logistics Portfolio Senior Mezzanine Loan”) and (b) five junior mezzanine promissory notes with an aggregate outstanding principal balance as of the Cut-off date of $80,000,000 (the “Industrial Logistics Portfolio Junior Mezzanine Loan”). The aggregate of the ILPT Logistics Portfolio loan combination together with the junior mezzanine loan and senior mezzanine loan constitute the total loan (the “ILPT Logistics Portfolio Total Loan”)

(5)	Subject to preceding business day convention.

(6)	See “—Escrows” below.

(7)	Other reserves consists of an upfront unfunded obligations reserve ($1,758,645) pertaining to outstanding tenant improvement allowances, other leasing obligations, and/or leasing commissions with any lease across the ILPT Logistics Portfolio (as defined below).

(8)	The Return of Equity was used to facilitate the acquisition of Monmouth Real Estate Investment Corporation by Industrial Logistics Property Trust, an affiliate of the borrowers.

■	The Mortgage Loan. The mortgage loan (the “ILPT Logistics Portfolio Mortgage Loan”) is part of a loan combination (the “ILPT Logistics Portfolio Loan Combination”) in the aggregate original balance of $445,000,000. The ILPT Logistics Portfolio Loan Combination is secured by secured by first mortgage liens on the Borrowers’ (as defined below) fee simple interests in 16 industrial properties and leasehold (PILOT) interest in one industrial property (each a “ILPT Logistics Portfolio Property” and, collectively the “ILPT Logistics Portfolio Properties” or the “ILPT Logistics Portfolio”). The ILPT Logistics Portfolio Loan Combination was co-originated by CREFI, UBS AG (“UBS”), Bank of America, N.A. (“BANA”), Bank of Montreal (“BMO”) and Morgan Stanley Bank, N.A (“MSBNA”). The ILPT Logistics Portfolio Mortgage Loan, which is evidenced by the non-controlling notes A-2-A-1 and A-2-A-2, has an aggregate outstanding principal balance as of the Cut-off Date of approximately $73,656,388 and represents approximately 6.6% of the Initial Pool Balance. The related companion loans are evidenced by (i) 11 senior pari passu notes (collectively, the “ILPT Logistics Portfolio Senior Pari Passu Companion Loan”), which have an aggregate outstanding principal balance as of the Cut-off date of $267,483,612. Each note evidenced by the ILPT Logistics Loan Combination has an interest rate of 3.86465618% per annum. The Borrowers (as defined below) utilized the ILPT Logistics Portfolio Loan Combination to return approximately $693.0 million of equity to the borrower sponsor, pay closing costs, and fund an upfront reserve. The equity was

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ILPT Logistics Portfolio

used to facilitate the acquisition of Monmouth Real Estate Investment Corporation by Industrial Logistics Property Trust, an affiliate of the Borrowers.

The table below summarizes the promissory notes that comprise the ILPT Logistics Portfolio Loan Combination. The relationship between the holders of the ILPT Logistics Portfolio Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The ILPT Logistics Portfolio Pari Passu-AB Loan Combination” in the Preliminary Prospectus.

Total Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-A, A-1-B, A-1-C, A-1-D, A-1-E	$176,140,000	$176,140,000	ILPT 2022-LPFX	Yes
A-2-A-1, A-2-A-2	73,656,388	73,656,388	Benchmark 2022-B35	No
A-2-B-1	15,000,000	15,000,000	WFCM 2022-C62	No
A-2-B-2, A-2-B-3	39,999,999	39,999,999	UBS AG(1)	No
A-2-C	12,114,538	12,114,538	BANA(1)	No
A-2-D, A-2-E	24,229,075	24,229,075	MSC 2022-L8	No
Senior Notes	$341,140,000	$341,140,000
B-1, B-2, B-3, B-4, B-5	$103,860,000	$103,860,000	ILPT 2022-LPFX	No
Junior Notes	$103,860,000	$103,860,000
Loan Combination	$445,000,000	$445,000,000
Senior Mezzanine Loan	$175,000,000	$175,000,000
Junior Mezzanine Loan	$80,000,000	$80,000,000
Total Loan	$700,000,000	$700,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

The ILPT Logistics Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The ILPT Logistics Portfolio Loan Combination requires payment of interest only until the scheduled maturity date, which is the due date in March 2032. The ILPT Logistics Portfolio Loan Combination may be prepaid at any time in whole or in part but any prepayment prior to the due date occurring in September 2031 will be subject to the payment of a yield maintenance premium in an amount equal to the greater of (a) 0.5% of the amount prepaid; or (b) an amount equal to the present as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the due date made through September 2031 determined by discounting such payments at the Discount Rate (as defined below). See “Yield Maintenance” below.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ILPT Logistics Portfolio

(1)	The ILPT Logistics Portfolio Total Loan is evidenced by the ILPT Logistics Portfolio Senior Notes, the ILPT Logistics Portfolio Junior Notes, and the ILPT Logistics Portfolio Mezzanine Loans.

(2)	Calculated based on the aggregate Portfolio SF of 9,438,321 SF.

(3)	Calculated based on the Portfolio Appraised Value of $1,175,000,000 prepared by Newmark Valuation & Advisory, LLC as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the “as-is” value of the ILPT Logistics Portfolio Properties as a whole if sold in their entirety to a single buyer. Based on Aggregate Individual As-Is Appraised Value (which is exclusive of the portfolio premium) of $1,128,300,000, the Cut-off Date LTV ratio for the Loan Combination and Total Loan are equal to 39.4% and 62.0%, respectively.

(4)	Calculated based on the UW NOI of $45,069,593.

(5)	Calculated based on the UW NCF of $41,766,181 and an assumed weighted average interest rate of the ILPT Logistics Portfolio Loan Combination of 3.86465618%.

(6)	The ILPT Logistics Portfolio Senior Pari Passu Companion Loan Notes are pari passu in right of payment with the ILPT Logistics Portfolio Loan Notes. The ILPT Logistics Portfolio Mortgage Loan Notes and the ILPT Logistics Portfolio Senior Pari Passu Companion Loan Notes are, collectively, senior in right of payment to the ILPT Logistics Portfolio Junior Notes (to the extent described in this Term Sheet and Preliminary Prospectus).

(7)	The ILPT Logistics Portfolio Senior Mezzanine Loan accrues interest at an assumed fixed rate per annum of 5.14560%.

(8)	The ILPT Logistics Portfolio Junior Mezzanine Loan accrues interest at an assumed fixed rate per annum of 5.89560%.

■	The Mortgaged Properties. The ILPT Logistics Portfolio is comprised of 17 properties totaling approximately 9.4 million SF, and consists of primarily single-tenant industrial properties generally located in core distribution regions and heavily populated markets, as evidenced by the ILPT Logistics Portfolio’s weighted average population density within a 15-mile radius of approximately 674,996 (sourced from a third party data provider and weighted based on UW NOI). The ILPT Logistics Portfolio consists of the following property sub-types: Warehouse/Distribution (92.2% of UW NOI) and Manufacturing/Distribution (7.8% of UW NOI). Based on SF, the ILPT Logistics Portfolio has a weighted average year built of 2008, average size of 555,195 SF and weighted average clear heights of approximately 31.9 feet.

The ILPT Logistics Portfolio is located across 12 states and 13 different markets, with the largest state concentrations in Tennessee (two properties; approximately 13.5% of UW NOI), New Jersey (two properties; approximately 12.2% of UW NOI) and Maryland (one property; approximately 11.9% of UW NOI). The largest market concentrations are in the Philadelphia (two properties; approximately 19.6% of UW NOI), Richmond (one property; approximately 11.4% of UW NOI), Nashville (one property; approximately 10.7% of UW NOI), Spartanburg (one property; approximately 10.2% of UW NOI), and Columbus (two properties; approximately 9.3% of UW NOI) markets, among others.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ILPT Logistics Portfolio

No single ILPT Logistics Portfolio Property contributes more than 11.9% of UW NOI and, with the exception of Amazon (“Amazon”) (32.3% of SF and 30.9% of UW Gross Rent), no individual tenant represents more than 11.8% of UW Gross Rent. Based on the underwritten rent rolls dated February 1, 2022 and May 6, 2022, the ILPT Logistics Portfolio was 100.0% occupied by 19 individual tenants, with a weighted average remaining lease term based on UW Base Rent of approximately 7.0 years and only 10.8% of UW Gross Rent expiring prior to 2027. Approximately 63.7% of UW Gross Rent (or 58.8% of the occupied Portfolio SF) comes from nine investment grade-rated tenants (or their respective parent companies), including, but not limited to, Amazon (32.3% of Portfolio SF; 30.9% of UW Gross Rent; rated A1/AA/AA- by Moody’s/S&P/Fitch; Lease Expiration Date (by UW Base Rent) (“LXP”) of September 2027), UPS (“UPS”) (6.5% of Portfolio SF; 9.2% of UW Gross Rent; rated A2/A-/NR by Moody’s/S&P/Fitch; LXP of May 2030), Avnet, Inc. (6.2% of Portfolio SF; 5.8% of UW Gross Rent; rated Baa3/BBB-/BBB- by Moody’s/S&P/Fitch; LXP of September 2026), YNAP Corporation (parent company Compagnie Financiere Richemont SA) (1.8% of Portfolio SF; 5.2% of UW Gross Rent; rated NR/A+/NR by Moody’s/S&P/Fitch; LXP of August 2035) and Amcor Rigid Plastics USA, Inc. (4.5% of Portfolio SF; 3.1% of UW Gross Rent; rated Baa2/BBB/NR by Moody’s/S&P/Fitch; LXP of June 2029).

The following table presents certain information relating to the individual ILPT Logistics Portfolio Properties:

Portfolio Summary
Property Name	City, State	Property Sub-Type	Type of Security	Year Built / Latest Renovation	SF(1)	Clear Height	As-Is Value	Occupancy(1)	% of Allocated Loan Amount	% of UW NOI
4000 Principio Parkway	North East, MD	Warehouse/Distribution	Fee Simple	2006-2012 / NAP	1,194,744	32.0	$140,000,000	100.0%	12.3%	11.9%
2020 Joe B. Jackson Parkway	Murfreesboro, TN	Warehouse/Distribution	Leasehold (PILOT)(2)	2012 / NAP	1,016,281	32.0	132,100,000	100.0%	11.1%	10.7%
1901 Meadowville Technology Parkway	Chester, VA	Warehouse/Distribution	Fee Simple	2012 / NAP	1,016,281	32.0	115,400,000	100.0%	10.7%	11.4%
52 Pettengill Road	Londonderry, NH	Warehouse/Distribution	Fee Simple	2015 / NAP	614,240	32.0	123,000,000	100.0%	10.4%	8.1%
510 John Dodd Road	Spartanburg, SC	Warehouse/Distribution	Fee Simple	2012 / NAP	1,015,740	32.0	112,500,000	100.0%	10.3%	10.2%
309 Dulty’s Lane	Burlington, NJ	Warehouse/Distribution	Fee Simple	2001 / NAP	633,836	32.0	107,900,000	100.0%	9.2%	7.7%
5300 Centerpoint Parkway	Groveport, OH	Warehouse/Distribution	Fee Simple (PILOT)	2014 / NAP	581,342	30.0	57,600,000	100.0%	5.3%	6.2%
17001 West Mercury Street	Gardner, KS	Warehouse/Distribution	Fee Simple (PILOT)	2018 / NAP	645,462	36.0	50,400,000	100.0%	4.7%	6.1%
725 Darlington Avenue	Mahwah, NJ	Warehouse/Distribution	Fee Simple	1999 / 2010	167,424	34.0	51,400,000	100.0%	4.3%	4.5%
10100 89th Avenue N	Maple Grove, MN	Warehouse/Distribution	Fee Simple	2015 / NAP	319,062	32.0	39,500,000	100.0%	3.7%	3.9%
7303 Rickenbacker Parkway West	Columbus, OH	Warehouse/Distribution	Fee Simple	2020 / NAP	357,504	36.0	33,400,000	100.0%	3.1%	3.1%
4836 Hickory Hill Road	Memphis, TN	Warehouse/Distribution	Fee Simple	1984-1987 / NAP	646,160	27.0	35,500,000	100.0%	3.0%	2.8%
7000 West Post Road	Las Vegas, NV	Warehouse/Distribution	Fee Simple	2011 / NAP	95,953	35.0	30,400,000	100.0%	2.8%	2.7%
3201 Bearing Drive	Franklin, IN	Manufacturing/Distribution	Fee Simple	1974 / 2006	422,912	31.0	29,800,000	100.0%	2.8%	3.6%
900 Commerce Parkway West Drive	Greenwood, IN	Manufacturing/Distribution	Fee Simple	2008 / 2020	294,388	28.0	27,500,000	100.0%	2.4%	2.3%
6825 West County Road 400 North	Greenfield, IN	Warehouse/Distribution	Fee Simple	2008 / 2020	245,041	28.0	24,300,000	100.0%	2.3%	2.9%
951 Trails Road	Eldridge, IA	Manufacturing/Distribution	Fee Simple	1997 / 2001	171,951	39.0	17,600,000	100.0%	1.6%	2.0%
Total / Wtd. Avg.					9,438,321	31.9(3)	$1,128,300,000(4)	100.0%	100.0%	100.0%

(1)	Based on the underwritten rent rolls dated February 1, 2022 and May 6, 2022.

(2)	See “—PILOT Agreement” below.

(3)	Wtd. Avg. clear height is weighted based on SF.

(4)	Calculated based on the sum of the Aggregate As-Is Values of $1,128,300,000. The aggregate Portfolio Appraised Value is $1,175,000,000 prepared by Newmark Valuation & Advisory, LLC as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the “as-is” value of the ILPT Logistics Portfolio Properties as a whole if sold in their entirety to a single buyer.

The largest tenant by underwritten gross rent at the ILPT Logistics Portfolio, Amazon (32.3% of SF and 30.9% of UW Gross Rent), occupies 3,048,302 SF across three ILPT Logistics Portfolio Properties. Amazon is an American multinational technology company that focuses on e-commerce, cloud computing, digital streaming, and artificial intelligence. As one of the Big Five U.S. information technology companies along with Google, Apple, Microsoft, and Facebook, Amazon is the second largest private employer in the U.S. The Amazon leases at the 1901 Meadowville Technology Parkway, 2020 Joe B. Jackson Parkway and 510 John Dodd Road properties are guaranteed by Amazon.com, Inc. and each include four, five-year renewal options at fair market rent with no unilateral termination or contraction options.

The second largest tenant by underwritten gross rent at the ILPT Logistics Portfolio, Restoration Hardware, Inc. (“RH”) (12.7% of SF and 11.8% of UW Gross Rent), occupies 1,194,744 SF at the 4000 Principio Parkway property. RH is an upscale American home-furnishings company headquartered in Corte Madera, California. RH offers

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ILPT Logistics Portfolio

products such as furniture, lighting, textiles, bathware, décor, outdoor, and garden, as well as baby and child products. RH distributes its products through retail stores, catalogs, and websites. RH operates 82 retail locations including 38 outlet stores throughout the United States Canada, and the UK. RH has three, five-year renewal options and no unilateral termination or contraction options remaining under its lease.

The third largest tenant by underwritten gross rent at the ILPT Logistics Portfolio, UPS (6.5% of SF and 9.2% of UW Gross Rent), occupies 614,240 SF at the 52 Pettengill Road property. UPS is the world’s largest package deliverer, transporting nearly 25 million packages and documents per business day throughout the United States and in over 220 countries and territories. UPS deploys a fleet of approximately 127,000 cars, vans, tractors, and motorcycles, and roughly 600 aircraft for pickups and deliveries. Headquartered in Atlanta, Georgia, United States, UPS has over 1,000 package operating facilities and serves approximately 1.7 million shipping customers and more than 11.8 million delivery customers daily. In 2021, UPS supply chain and freight generated $17.4 billion of revenue. The UPS lease is guaranteed by United Parcel Service of America, Inc. and includes two, five-year renewal options at the greater of (i) last payable base rent or (ii) fair market rent, with no unilateral termination or contraction options.

■	COVID-19 Update. As of April 6, 2022, the ILPT Logistics Portfolio Properties are open and operational. YNAP Corporation (representing approximately 5.2% of UW Gross Rent for the entire portfolio), the sole tenant at the 725 Darlington Avenue Property, requested rent relief for four months from April 2020 through July 2020. The rent for those months was deferred and paid back by that tenant in 12 equal payments for the period beginning in August 2020 through July 2021 (in addition to monthly base rent per the lease). All deferred rent has been paid and the tenant remains current on rental obligations. As of April 6, 2022, the ILPT Logistics Portfolio Loan Combination is not subject to any modifications or forbearance requests. The ILPT Logistics Portfolio Loan Combination is current on debt service through April 6, 2022.

The following table presents certain information relating to the tenants at the ILPT Logistics Portfolio:

Largest Tenants Based on Underwritten Gross Rent(1)

Tenant Name(2)	Credit Rating (MIS/Fitch/S&P)(3)	Tenant GLA	% of GLA	UW Gross Rent(4)	% of Total UW Gross Rent(4)	UW Gross Rent $ PSF(4)	Lease Expiration	Renewal / Extension Options
Amazon(5)	A1/AA/AA-	3,048,302	32.3%	$17,039,340	30.9%	$5.59	9/30/2027	4, 5-year options
RH(6)	Ba2/BB/NR	1,194,744	12.7	6,501,553	11.8	$5.44	2/29/2028	3, 5-year options
UPS(7)	A2/A-/NR	614,240	6.5	5,099,301	9.2	$8.30	5/31/2030	2, 5-year options
BJ’s Wholesale Club, Inc.(8)	NR/BB/NR	633,836	6.7	3,660,336	6.6	$5.77	7/31/2033	4, 5-year options
Avnet, Inc.(9)	Baa3/BBB-/BBB-	581,342	6.2	3,214,617	5.8	$5.53	9/30/2026	1, 3-year and 1, 5-year options
ELC Distribution Center LLC(10)	NR/NR/NR	645,462	6.8	3,046,813	5.5	$4.72	8/31/2032	3, 5-year options
YNAP Corporation(11)	NR/A+/NR	167,424	1.8	2,864,263	5.2	$17.11	8/31/2035	None
BlueTriton Brands, Inc.	NR/NR/NR	294,388	3.1	1,739,623	3.2	$5.91	7/31/2031	None
Amcor Rigid Plastics USA, Inc.	Baa2/BBB/NR	422,912	4.5	1,717,992	3.1	$4.06	6/30/2029	None
SYNNEX Corporation	Baa3/BBB-/BBB-	357,504	3.8	1,590,343	2.9	$4.45	4/30/2028	None
Ten Largest Owned Tenants		7,960,154	84.3%	$46,474,182	84.2%	$5.84
Remaining Tenants		1,478,167	15.7	8,703,972	15.8	$5.89
Total / Wtd. Avg.		9,438,321	100.0%	$55,178,154	100.0%	$5.85

(1)	Based on the underwritten rent rolls dated February 1, 2022 and May 6, 2022, which have been adjusted for known vacates and new executed leases.

(2)	Certain tenants reflected in the chart above and other tenants throughout the ILPT Logistics Portfolio although paying rent, may not be in occupancy with respect to all or a portion of their leased space, and/or under certain conditions may have the option to terminate all or a portion of their leased space prior to the lease expiration date.

(3)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(4)	UW Gross Rent, % of Total UW Gross Rent and UW Gross Rent $ PSF include (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Loan Combination.

(5)	The Amazon leases at the 1901 Meadowville Technology Parkway property, 2020 Joe B. Jackson Parkway property and 510 John Dodd Road property are guaranteed by Amazon.com, Inc. and each include four, five-year renewal options at fair market rent with no unilateral termination or contraction options.

(6)	RH has (i) three, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(7)	The UPS lease is guaranteed by United Parcel Service of America, Inc. and includes two, five-year renewal options at the greater of (i) last payable base rent or (ii) fair market rent, with no unilateral termination or contraction options.

(8)	BJ’s Wholesale Club, Inc. has (i) four, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(9)	Avnet, Inc. has (i) two consecutive renewal options (one, three-year renewal and one, five-year renewal) and (ii) no unilateral termination or contraction options remaining under its lease.

(10)	ELC Distribution Center LLC has (i) three, five-year renewal options and (ii) no unilateral termination or contraction options remaining under its lease.

(11)	YNAP Corporation has the option to terminate its lease effective April 30, 2030 with notice to landlord by October 31, 2028 and payment of an approximately $1.0 million termination fee.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ILPT Logistics Portfolio

The following table presents certain information relating to the lease rollover schedule at the ILPT Logistics Portfolio based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Gross Rent(3)	% of Total UW Gross Rent(3)	UW Gross Rent $ PSF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	123,548	1.3	1.3%	984,369	1.8	$7.97	2
2024	0	0.0	1.3%	0	0.0	$0.00	0
2025	95,953	1.0	2.3%	1,399,009	2.5	$14.58	1
2026	640,875	6.8	9.1%	3,580,823	6.5	$5.59	2
2027(4)	3,802,929	40.3	49.4%	19,355,297	35.1	$5.09	5
2028	1,552,248	16.4	65.9%	8,091,897	14.7	$5.21	2
2029	578,225	6.1	72.0%	3,118,833	5.7	$5.39	2
2030	614,240	6.5	78.5%	5,099,301	9.2	$8.30	1
2031	411,630	4.4	82.8%	2,848,762	5.2	$6.92	2
2032	645,462	6.8	89.7%	3,046,813	5.5	$4.72	1
2033 & Thereafter	973,211	10.3	100.0%	7,653,052	13.9	$7.86	3
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total	9,438,321	100.0%		$55,178,154	100.0%	$5.85	21

(1)	Based on the underwritten rent rolls dated February 1, 2022 and May 6, 2022, which has been adjusted for known vacates and new executed leases.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Gross Rent, % of Total UW Gross Rent and UW Gross Rent $ PSF inclusive of (i) reimbursements, (ii) contractual rent steps through March 1, 2023 ($784,006) and (iii) the straight-line average rent steps for investment grade tenants ($1,425,124) over the shorter of (x) the respective tenant’s lease term and (y) the maturity date of the ILPT Logistics Portfolio Loan Combination.

(4)	Approximately 88% of the UW Gross Rent scheduled to expire in 2027 can be attributed to three Amazon leases. Amazon has been at each of the three spaces since October 2012 and maintains four, five-year renewal options at each of its spaces.

The following table presents certain information relating to historical occupancy at the ILPT Logistics Portfolio:

Historical Leased %(1)

2019	2020	2021	As of Various Dates(2)
100.0%	99.3%	100.0%	100.0%

(1)	Represents the average annual occupancy as of December 31 for each respective year unless otherwise indicated.

(2)	Based on the underwritten rent rolls dated February 1, 2022 and May 6, 2022, which has been adjusted for known vacates and new executed leases.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ILPT Logistics Portfolio

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the ILPT Logistics Portfolio:

Cash Flow Analysis(1)

	2019(2)	2020(2)	2021(2)	Underwritten	Underwritten $ PSF
Base Rent(3)	$36,799,811	$39,088,922	$42,733,390	$44,510,611	$4.72
Straight-Lined Rent Steps(4)	0	0	0	1,425,124	$0.15
Rent Steps(5)	0	0	0	784,006	$0.08
Recoveries	6,366,966	7,084,453	8,487,015	8,458,413	$0.90
Effective Gross Income	$43,166,777	$46,173,375	$51,220,405	$55,178,154	$5.85

Real Estate Taxes(6)	3,389,300	3,934,541	4,318,006	4,384,171	$0.46
Insurance	415,553	714,622	902,985	27,801	$0.00
Management Fee	1,289,041	1,371,282	1,565,541	1,655,345	$0.18
Other Operating Expenses(7)	2,128,537	2,364,516	3,187,934	4,041,244	$0.43
Total Operating Expenses	$7,222,431	$8,384,962	$9,974,466	$10,108,560	$1.07

Net Operating Income	$35,944,346	$37,788,413	$41,245,939	$45,069,593	$4.78
TI / LC	0	0	0	1,415,748	$0.15
Capital Expenditures	0	0	0	1,887,664	$0.20
Net Cash Flow	$35,944,346	$37,788,413	$41,245,939	$41,766,181	$4.43

Occupancy	100.0%	99.3%	100.0%	100.0%(8)
NOI Debt Yield(9)	10.5%	11.1%	12.1%	13.2%
NCF DSCR(9)	2.69x	2.83x	3.09x	3.12x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring or non-operating items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	2019 and 2020 figures excludes historical financials from the 17001 West Mercury Street property, which was built in 2018. 2021 figures excludes historical financials from the 7303 Rickenbacker Parkway West property, which was built in 2020.

(3)	Based on the underwritten rent rolls dated February 1, 2022 and May 6, 2022, which has been adjusted for known vacates and new executed leases.

(4)	Straight-lined Rent Steps are underwritten based on the straight-line average rent steps for investment grade tenants over the shorter of (i) the respective tenant’s lease term and (ii) the maturity date of the ILPT Logistics Portfolio Loan Combination.

(5)	Rent Steps are underwritten based on contractual increases through March 2023.

(6)	Three of the ILPT Logistics Portfolio Properties (the 2020 Joe B. Jackson Parkway property (11.1% of ALA), the 5300 Centerpoint Parkway property (5.3% of ALA) and the 17001 West Mercury Street property (4.7% of ALA) are subject to payment in lieu of taxes (“PILOT”) arrangements. With respect to such properties, real estate taxes were underwritten based on the PILOT agreements.

(7)	Other Operating Expenses include utilities, operating expenses, general and administrative, cleaning, salaries and non-recoverable expenses.

(8)	Underwritten Occupancy is based on the economic occupancy.

(9)	The NOI Debt Yield and NCF DSCR are calculated based on the ILPT Logistics Portfolio Senior Loan and excludes the ILPT Logistics Portfolio Junior Loan.

■	Appraisal. According to the appraisals prepared in connection with the origination of the ILPT Logistics Portfolio Mortgage Loan, the appraiser Newmark Valuation & Advisory, LLC concluded a Portfolio Appraised Value of $1,175,000,000 for the ILPT Logistics Portfolio as of January 3, 2022, which is inclusive of an approximately 4.1% portfolio premium and reflects the “as-is” value of the ILPT Logistics Portfolio Properties as a whole if sold in their entirety to a single buyer. Additionally, Newmark Valuation & Advisory LLC appraised the ILPT Logistics Portfolio as of various dates in December 2021 and January 2022 on a property-by-property basis, which produced an aggregate “as-is” appraised value of $1,128,300,000.

■	Environmental Matters. The Phase I environmental report of the 510 John Dodd Road property (10.2% of UW NOI) dated January 3, 2022, determined that according to the regulatory database report, the adjoining parcel to the south (575 John Dodd Road), has known volatile organic compounds (chlorinated solvents) in the soil and groundwater. Given the location of the adjacent property to the south and groundwater flow (towards the northeast), the known soil and groundwater impact from chlorinated solvents, and the brownfield listing status, the environmental report provider concluded that a regulatory file review at the South Carolina Department of Environmental Control should be completed to determine the extent of contamination and if contamination on the adjacent property has impacted groundwater at the 510 John Dodd Road property. Presence of wetlands is noted on a portion of the 510 John Dodd Road property; however, in the absence of any proposed expansion/ development or wetland disturbance, no further action is required at this time. The 510 John Dodd Road property was historically used for agricultural purposes from approximately 1939 through the 1980s.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ILPT Logistics Portfolio

According to the Phase I environmental report of the 309 Dulty’s Lane property (7.7% of the UW NOI) dated December 28, 2021, the confirmed groundwater impact on the adjacent property to the north, followed by site remediations and the establishment of a Classification Exception Area (CEA) and associated Response Action Outcome-Entire Site (Limited Restricted Use) approval that extend to the northern portion of the Property represent a CREC on the 309 Dulty’s Lane property. Given the identified responsible party, no further investigations/remediations are warranted at this time.

According to the Phase I environmental report of the 10100 89th Avenue North property (3.9% of UW NOI) dated December 30, 2021, the former petroleum contamination incidents from former USTs/LUST cases at the 10100 89th Avenue North property and the subsequent regulatory closures represent a HREC. Given the identification of the responsible party and regulatory closures, the environmental report provider concluded that no further investigations are required.

■	Market Overview and Competition. According to the appraisal, the United States industrial market absorbed 133.8 million SF of industrial space in the third quarter of 2021 and had a total inventory of approximately 15.7 billion SF. As of the third quarter of 2021, the United States industrial market had a national vacancy rate of 4.6% and average triple-net asking rents of $8.62 PSF (which represents a 12.4% increase compared to the third quarter of 2020). The ILPT Logistics Portfolio, which is primarily comprised of large Warehouse/Distribution Properties (with an average property size of 555,195 SF) has a weighted average UW Base Rent per occupied SF of $4.80 (weighted by individual tenant SF) which is below the appraiser’s weighted average concluded industrial market rents of $5.18 PSF (based on concluded market rents for each individual ILPT Logistics Portfolio Property weighted based on SF).

The ILPT Logistics Portfolio is located across 12 states and 13 different markets. The largest market concentrations are in the Philadelphia (2 properties; approximately 19.6% of UW NOI), Richmond (1 property; approximately 11.4% of UW NOI), and Nashville (1 property; approximately 10.7% of UW NOI) markets.

According to a third party market report, the Philadelphia market reported a vacancy rate of 4.4% as of February 2022 with 12-month rent growth of 12.7% and asking rents of $8.86 PSF. The Philadelphia market has seen average rent growth of 8.0% annually over the past three years and continues to benefit from its strategic location between New York City and Washington, D.C. Over the past 12 months, Southern New Jersey has garnered approximately 60.0% of the Philadelphia market’s leasing by SF.

According to a third party market report, the Richmond market reported a 3.0% vacancy rate and asking rents of $7.33 PSF as of February 2022. The Richmond industrial market has seen commitment from several nationally-recognized tenants, such as Amazon (2.6 million SF lease signed in April 2021), Lowe’s (1.2 million SF lease signed in October 2021) and Wegmans (plans to construct a 1.1 million SF facility).

According to a third party market report, the Nashville market reported a 4.1% vacancy rate, 12-month rent growth of 12.6% and asking rents of $9.31 PSF as of February 2022. The Nashville market benefits from its centralized location, allowing industrial users in the market to reach over half of the United States population in roughly one day’s drive.

■	The Borrowers. The borrowers are 13 special-purpose, bankruptcy-remote Delaware limited liability companies (the “Borrowers”) which are affiliates of Industrial Logistics Property Trust. The Borrowers delivered a non-consolidation opinion in connection with the origination the ILPT Logistics Portfolio Mortgage Loan.

Industrial Logistics Property Trust “ILPT” is a publicly traded REIT formed to own and lease industrial and logistics properties throughout the United States. As of September 30, 2021, ILPT owned 294 industrial and logistics properties with 36.5 million rentable SF which are approximately 99.0% leased to 261 different tenants with a weighted average lease term of approximately 9.0 years.

ILPT focuses on acquiring properties that are of strategic importance to their tenant’s businesses, such as build to suit properties, strategic distribution hubs or other properties in which tenants have invested significant amounts of capital. ILPT targets occupied properties, where tenants are financially responsible for all, or substantially all, increases in property level operating expenses.

■	Escrows. At origination of the ILPT Logistics Portfolio Loan Combination, the Borrowers deposited $1,758,645 with the lender for unfunded obligations for tenant improvements, leasing commissions and other leasing obligations with respect to the ILPT Logistics Portfolio Properties.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ILPT Logistics Portfolio

Tax Reserve – On each monthly payment date during a Trigger Period (as defined below), subject to certain exceptions set forth in the ILPT Logistics Portfolio Loan Combination documents, the Borrowers are required to deposit into a real estate tax reserve 1/12th of the taxes that the lender estimates will be payable by the Borrowers over the next-ensuing 12-month period (excluding from such amount any taxes that are required to be paid directly by a tenant pursuant to its leases, provided that such tenant is not in default under its lease and no less than 12 months remain on the term of any such lease.

Insurance Reserve – On each monthly payment date during a Trigger Period, the Borrowers are required to deposit into an insurance reserve 1/12th of an amount which would be sufficient to pay the insurance premium due by the Borrowers for the renewal of the coverage afforded by the insurance policies; provided, however, such insurance reserve has been conditionally waived so long as the Borrowers maintain a blanket policy meeting the requirements of the ILPT Logistics Portfolio Loan Combination documents.

Replacement Reserve – On each monthly payment date during a Trigger Period, the Borrowers are required to deposit into a replacement reserve an amount equal to approximately $226,780.

TI / LC Reserve – On each monthly payment date during a Trigger Period, the Borrowers are required to deposit into a TI / LC reserve an amount equal to approximately $117,979. Additionally, during a Trigger Period, the Borrowers are required to deposit into such TI / LC reserve any lease termination fees required to be deposited with the lender pursuant to the ILPT Logistics Portfolio Mortgage Loan documents.

■	Lockbox and Cash Management. The ILPT Logistics Portfolio Loan Combination is structured with a hard lockbox and springing cash management. Within five business days of origination of the ILPT Logistics Portfolio Loan Combination, the Borrower was required to deliver a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. All funds received by the Borrowers or the manager are required to be deposited in such lockbox account immediately following receipt. All funds deposited into the lockbox are required to be released to Borrowers unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept not less than two times per week to a cash management account under the control of the lender to be applied and disbursed in accordance with the ILPT Logistics Portfolio Loan Combination documents. All excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the ILPT Logistics Portfolio Loan Combination documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the ILPT Logistics Portfolio Loan Combination. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the lockbox account. So long as no event of default has occurred and is continuing, the Borrowers may receive disbursements from the excess cash flow account to pay for costs and expenses in connection with the ownership, management and/or operation of the ILPT Logistics Portfolio Properties to the extent such amounts are not otherwise paid through releases from any other reserve account. Upon an event of default under the ILPT Logistics Portfolio Mortgage Loan documents, the lender will apply funds to the debt in such priority as it may determine. All amounts remaining in the Cash Management Account after deposits will be deposited into the excess cash flow account.

A “Trigger Period” means, a period commencing upon the earliest of: (i) occurrence and continuance of an event of default; (ii) the date that the lender has received written notice from (x) the ILPT Logistics Portfolio Senior Mezzanine Loan lender that an event of default exists under the ILPT Logistics Portfolio Senior Mezzanine Loan, or (y) the ILPT Logistics Portfolio Junior Mezzanine Loan lender than an event of default exists under the ILPT Logistics Portfolio Junior Mezzanine Loan; or (iii) the aggregate debt yield falling below 5.25% for two consecutive calendar quarters (a “ILPT Logistics Portfolio Debt Yield Trigger Event”); and (B) expiring upon the first date on which: (x) with regard to any Trigger Period commenced in connection with clause (A)(i) above, the cure (if applicable) of such Event of Default; (y) with regard to a Trigger Period commenced in connection with clause (A)(ii) above, the lender has received written notice from ILPT Logistics Portfolio Senior Mezzanine Loan lender or ILPT Logistics Portfolio Junior Mezzanine Loan lender, as applicable, that the event of default under the applicable ILPT Logistics Portfolio Mezzanine Loan is no longer continuing; and (z) with regard to any Trigger Period commenced in connection with clause (A)(iii) above, (1) the aggregate debt yield is equal to or greater than 5.25% for two consecutive calendar quarters, (2) the Borrowers and the Mezzanine Borrowers (defined below) prepay the ILPT Logistics Portfolio Loan Combination and the ILPT Logistics Portfolio Mezzanine Loans, respectively, on a pro rata basis (including payment of any applicable Yield Maintenance Premium (as defined below) (provided that in the event of a prepayment pursuant to this clause (2), the ILPT Logistics Portfolio Debt Yield Trigger Event will cease

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ILPT Logistics Portfolio

upon such prepayment without any obligation to wait two (2) consecutive calendar quarters), or (3) the Borrowers and the Mezzanine Borrowers deliver to the lender cash or a letter of credit in an amount, if applied to the outstanding principal balance of the ILPT Logistics Portfolio Loan Combination and (and to the extent no event of default then exists, the outstanding principal balance of the ILPT Logistics Portfolio Mezzanine Loans), would achieve a debt yield equal to 5.25% (as applicable, “Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral will be held by the Mortgage Lender in escrow as additional collateral for the ILPT Logistics Portfolio Loan Combination and the ILPT Logistics Portfolio Mezzanine Loans and is required to be promptly returned to the Borrowers and the Mezzanine Borrowers following the termination of the Trigger Period (determined without consideration of the Debt Yield Cure Collateral) and provided that no other Trigger Period is then in effect to the extent not previously disbursed or applied by the lender in accordance with the ILPT Logistics Portfolio Loan Combination documents). Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period otherwise then exists for any other reason.

■	PILOT Agreement In connection with the Agreement for Payments in Lieu of Ad Valorem Taxes, dated December 21, 2011 (the “TN PILOT Agreement”), the Industrial Development Board of Rutherford County, Tennessee (the “Board”) took title to the land, improvements and personal property comprising the 2020 Joe B. Jackson Parkway Mortgaged Property. The Board leases (i) the personal property portion of the 2020 Joe B. Jackson Parkway Mortgaged Property to the sole tenant of the 2020 Joe B. Jackson Parkway Mortgaged Property (the “TN PILOT Tenant”) pursuant to a Company Lease, dated December 21, 2011, and (ii) the real property portion of the 2020 Joe B. Jackson Parkway Mortgaged Property to the applicable Borrower pursuant to the applicable Developer Lease, dated December 21, 2011. The applicable Borrower then subleases the real property to the TN PILOT Tenant pursuant to that certain Industrial Sublease dated December 21, 2011. The TN PILOT Agreement and related Company Lease and Developer Lease expire on December 31, 2032. The real and personal property taxes are fully abated and no payments in lieu of taxes are required during this time, but the applicable Borrower and TN PILOT Tenant are required to pay the Board an economic development fee that equals 15% of the ad valorem taxes that would be due for such year if the Property were not fee owned by the Board. The applicable Borrower has the option to repurchase the fee interest for $1 at any time. Additionally, the Board delivered a Consent Agreement, dated as of origination of the ILPT Logistics Portfolio Loan Combination, encumbering the Board’s fee interest in favor of the lender.

With respect to the 17001 West Mercury Street Mortgaged Property, the ILPT Logistics Portfolio Loan Combination is secured by a mortgage on the related Borrower’s fee and leasehold interest in the 17001 West Mercury Street Mortgaged Property pursuant to a payment in lieu of taxes arrangement. Because the ILPT Logistics Portfolio Loan Combination is secured by the related Borrower’s overlapping fee and leasehold interest in such Mortgaged Property, the related Borrower’s interest is described herein as a fee interest.

With respect to the 5300 Centerpoint Parkway (the “OH PILOT Property”), ILPT Obetz LLC (the “OH PILOT Borrower”) receives a 100% property tax exemption pursuant to that certain Toy Road Community Reinvestment Area Agreement, dated as of December 15, 2003 (the “OH PILOT Lease”), by and between the Village of Obetz, Ohio (the “OH PILOT Lessor”), and Center Point Capital, LLC, for a period of 15 years following completion by the property owner of construction of a 3,800,000 square feet of distribution facility (the “Project”) and delivery of a certificate of substantial completion to OH PILOT Lessor. The property owner is required to pay OH PILOT Lessor an annual fee for the Project equal to the greater of (a) 1% of the dollar value of the tax exemption received under the OH PILOT Lease for that year or (b) $500.00, provided, however, if the value of the incentives exceeds $250,000, the fee cannot exceed $2,500. Pursuant to that certain Tax Increment Financing Agreement (“OH PILOT TIF Agreement”), dated as of December 15, 2003, between Center Point Capital, LLC and OH PILOT Lessor, the property owner must make service payments in an amount equal to the amount of real property taxes would have been charged otherwise (less any other payments received by the OH PILOT Lessor) for a period of 30 years after the expiration of the OH PILOT Lease. The Borrowers have not provided evidence of assignment of the OH PILOT Lease and related documents from Center Point Capital, LLC to OH PILOT Borrower.

■	Property Management. The ILPT Logistics Portfolio is currently managed by The RMR Group LLC, an affiliate of the borrower sponsor.

■	Current Mezzanine or Subordinate Indebtedness. In addition to the ILPT Logistics Portfolio Mortgage Loan, the ILPT Logistics Portfolio Properties also secure the ILPT Logistics Portfolio Senior Pari Passu Companion Notes which are not included in the Benchmark 2022-B35 securitization trust and have an aggregate Cut-off Date principal balance of $175,000,000, and the ILPT Logistics Portfolio Junior Notes (which have an aggregate Cut-off Date

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #3: ILPT Logistics Portfolio

principal balance of $103,860,000). The ILPT Logistics Portfolio does not secure the ILPT Logistics Portfolio Mezzanine Loans (which are coterminous with the ILPT Logistics Loan Combination and have an aggregate Cut-off Date principal balance of $255,000,000. The ILPT Logistics Portfolio Senior Pari Passu Companion Notes not included in the Benchmark 2022-B35 trust and the ILPT Logistics Portfolio Junior Notes accrue interest at the same rate as the ILPT Logistics Portfolio Mortgage Loan. The ILPT Logistics Portfolio Senior Mezzanine Loan was made to ILPT Mezz Fixed Borrower 2 LLC, a Delaware limited liability company (the “Mezzanine A Borrower”), and has an aggregate Cut-off date principal balance of $175,000,000 and accrues interest at 5.14560% per annum whereas the ILPT Logistics Portfolio Junior Mezzanine Loan was made to ILPT Mezz Fixed Borrower LLC, a Delaware limited liability company (the “Mezzanine B Borrower” and together with the Mezzanine A Borrower, collectively, the “Mezzanine Borrowers”), and has an aggregate cut-off date principal balance of $80,000,000 and accrues interest at a rate of 5.89560% per annum. The ILPT Logistics Portfolio Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the ILPT Logistics Portfolio Senior Pari Passu Companion Notes not included in the Benchmark 2022-B35 securitization trust. The ILPT Logistics Portfolio Mortgage Loan and the ILPT Logistics Portfolio Senior Pari Passu Companion Notes not included in the Benchmark 2022-B35 securitization trust are generally senior to the ILPT Logistics Portfolio Junior Notes.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. The Borrowers may release one or more of the ILPT Logistics Portfolio Properties to a third party purchaser subject to satisfaction of conditions set forth in the ILPT Logistics Portfolio Loan Combination documents, including, without limitation, (i) no event of default exists under the ILPT Logistics Portfolio Loan Combination, (ii) the satisfaction of certain REMIC requirements, (iii) prepayment of the ILPT Logistics Portfolio Loan Combination in an amount equal to 115% of the allocated loan amount of such ILPT Logistics Portfolio Property or ILPT Logistics Portfolio Properties, (iv) the debt yield after giving effect to such release is at least equal to the greater of 6.24% and the debt yield immediately prior to the release, (v) payment of any applicable Yield Maintenance Premium, and (vi) other standard market provisions such as the payment of lender’s out-of-pocket expenses and simultaneous prepayment of each ILPT Logistics Portfolio Mezzanine loan.

■	Terrorism Insurance. The borrowers are required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the ILPT Logistics Portfolio Properties, plus business interruption coverage in an amount equal to the 100.0% of the projected gross income from the applicable ILPT Logistics Portfolio Property covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month period of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $250,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

■	Yield Maintenance. “Yield Maintenance” means an amount equal to the greater of (a) an amount equal to 0.5% of the amount prepaid; or (b) an amount equal to the present value as of the date on which the prepayment is made of the Calculated Payments (as defined below) from the date on which the prepayment is made through the monthly payment date occurring in September 2031 determined by discounting such payments at the Discount Rate (as defined below). “Calculated Payments” means the monthly payments of interest only which would be due based on the principal amount of the ILPT Logistics Portfolio Loan Combination being prepaid on the date on which prepayment is made and assuming an interest rate per annum equal to the difference (if such difference is greater than zero) between (y) the interest rate and (z) the Yield Maintenance Treasury Rate (as defined below). As used in this definition, the term “Discount Rate” means the rate which, when compounded monthly, is equivalent to the Yield Maintenance Treasury Rate, when compounded semi-annually. As used in this definition, the term “Yield Maintenance Treasury Rate” means the yield calculated by the lender by the linear interpolation of the yields, as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading “U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date on which prepayment is made, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the monthly payment date occurring in September 2031. In the event Release H.15 is no longer published, the lender will select a comparable publication to determine the Yield Maintenance Treasury Rate. In no event, however, will the lender be required to reinvest any prepayment proceeds in U.S. Treasury obligations or otherwise.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: BRUCKNER BUILDING

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: BRUCKNER BUILDING

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: BRUCKNER BUILDING

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	GSMC
Location (City / State)	Bronx, New York	Cut-off Date Balance	$71,000,000
Property Type	Office	Cut-off Date Balance per SF	$383.13
Size (SF)(1)	185,314	Percentage of Initial Pool Balance	6.3%
Total Occupancy as of 3/1/2022	93.9%	Number of Related Mortgage Loans	None
Owned Occupancy as of 3/1/2022	93.9%	Type of Security	Fee
Year Built / Latest Renovation	1928 / 2015	Mortgage Rate	4.66000%
Appraised Value	$102,000,000	Original Term to Maturity (Months)	120
Appraisal Date	2/24/2022	Original Amortization Term (Months)	NAP
Borrower Sponsor	Warm Body Guarantor	Original Interest Only Period (Months)	120
Property Management	Real Asset Advisors, LLC	First Payment Date	5/6/2022
Maturity Date	4/6/2032

Underwritten Revenues	$6,300,494	Escrows(2)
Underwritten Expenses	$1,246,354	Upfront	Monthly
Underwritten Net Operating Income (NOI)	$5,054,140	Taxes	$404,038	$37,027
Underwritten Net Cash Flow (NCF)	$4,930,315	Insurance	$43,170	$8,634
Cut-off Date LTV Ratio	69.6%	Replacement Reserve	$0	$3,089
Maturity Date LTV Ratio	69.6%	TI / LC	$800,000	Springing
DSCR Based on Underwritten NOI / NCF	1.51x / 1.47x	Deferred Maintenance	$14,650	$0
Debt Yield Based on Underwritten NOI / NCF	7.1% / 6.9%	Other(3)	$990,110	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$71,000,000	100.0%	Loan Payoff	$45,127,763	63.6%
Principal Equity Distribution	18,838,917	26.5
Closing Costs	4,781,353	6.7
Reserves	2,251,967	3.2
Total Sources	$71,000,000	100.0%	Total Uses	$71,000,000	100.0%

(1)	Size (SF) does not include approximately 15,000 SF of air rights and an approximately 4,400 SF adjacent, unimproved land parcel, which are collateral under the Bruckner Building Mortgage Loan (as defined below).

(2)	See “—Escrows” below.

(3)	Other upfront reserve includes an unfunded obligations reserve of $921,872.36 and a rent abatement reserve of $68,237.16 in connection with the tenant Duro Business Solutions Inc.

■	The Mortgage Loan. The Bruckner Building mortgage loan (the “Bruckner Building Mortgage Loan”) is a fixed rate loan secured by a first mortgage encumbering the borrowers’ fee interest in an office property located in the Bronx, New York (the “Bruckner Building Property”). The Bruckner Building Mortgage Loan is evidenced by a promissory note with an original principal balance and outstanding principal balance as of the Cut-off Date of $71,000,000, representing approximately 6.3% of the Initial Pool Balance.

The Bruckner Building Mortgage Loan was originated by Goldman Sachs Bank USA on March 25, 2022. The Bruckner Building Mortgage Loan has a 10-year interest-only term and accrues interest at a fixed rate of 4.66000% per annum. The Bruckner Building Mortgage Loan proceeds were used to refinance existing debt on the Bruckner Building Property, fund upfront reserves and pay origination costs.

The Bruckner Building Mortgage Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The scheduled maturity date of the Bruckner Building Mortgage Loan is April 6, 2032. Voluntary prepayment of the Bruckner Building Mortgage Loan in whole (but not in part) is permitted on or after January 6, 2032 without payment of any prepayment premium. Defeasance of the Bruckner Building Mortgage Loan is permitted at any time after the second anniversary of the Closing Date.

■	The Mortgaged Property. Situated on East 134th Street and Third Avenue, the Bruckner Building Property is a recently renovated office building located in the Mott Haven area of the Bronx. Originally constructed in 1928, the Bruckner Building Property is comprised of 185,314 SF of office space and includes an on-site café, rentable parking, and billboard signage. The building possesses approximately 15,000 SF of air rights. The Bruckner Building Property also consists of an approximately 4,400 SF adjacent, unimproved land parcel. The Bruckner Building Property has 20-foot-wide column spacing, providing open floor layouts across flexible 1,000-23,000 SF floorplates. Flexible suite sizes provide tenants flexibility for both full floor and sub-divided configurations. The Bruckner Building Property’s center core maximizes the window line on all floors allowing for light and air on four sides while also providing views of the Harlem River and Manhattan skyline.

The Bruckner Building Property is adjacent to the Third Avenue bridge, which connects the Bronx and Manhattan across the Harlem River, and is proximate to nearly 2,000 units of recently delivered multifamily housing or multifamily housing under development, including The Arches (2020) by the Chess Builders, Third at Bankside (Phase I, 2021; later phases, 2023) by Brookfield, and an unnamed project (2023) by RXR, among others.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: BRUCKNER BUILDING

As of March 1, 2022, the Bruckner Building Property is 93.9% leased to a diverse roster of more than 20 tenants. The Bruckner Building Property is anchored by Great Performances, which occupies (66,304 SF, 35.8% GLA, 36.2% UW base rent) and has a lease expiration of 2039. Cayuga (21,741 SF, 11.7% GLA, 14.1% UW base rent)) and Ark (12,222 SF, 6.6% GLA, 7.8% UW base rent) are the next two largest tenants in the Bruckner Building Property by GLA, with leases expiring in 2031 and 2026 respectively. There is approximately 11,301 SF of vacant space. Leases roll on a granular schedule, with no more than 12.2% of total rent rolling in a single year prior to maturity.

■	COVID-19 Update. [_].

The following table presents certain information relating to the tenants at the Bruckner Building Property:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration
Great Performances	NR/NR/NR	66,304	35.8%	$1,955,436	36.2%	$29.49	11/30/2039
Cayuga(2)	NR/NR/NR	21,741	11.7	762,611	14.1	$35.08	Various
Ark	NR/NR/NR	12,222	6.6	422,215	7.8	$34.55	8/31/2026
DB Grant	NR/NR/NR	10,316	5.6	375,993	7.0	$36.45	3/31/2025
Luminode	NR/NR/NR	9,264	5.0	269,805	5.0	$29.12	11/30/2023
LeMed	NR/NR/NR	8,283	4.5	223,249	4.1	$26.95	2/28/2029
Real NY	NR/NR/NR	6,566	3.5	204,968	3.8	$31.22	1/31/2026
Rescare	NR/NR/NR	6,003	3.2	183,313	3.4	$30.54	4/30/2023
Albert Menin	NR/NR/NR	4,002	2.2	152,746	2.8	$38.17	11/30/2024
Polo Grounds	NR/NR/NR	5,087	2.7	139,237	2.6	$27.37	12/31/2022
Ten Largest Tenants		149,788	80.8%	$ 4,689,575	86.9%	$31.31
Remaining Occupied Tenants		24,225	13.1	707,801	13.1	$29.22
Total Occupied		174,013	93.9%	$ 5,397,376	100.0%	$31.02
Vacant(3)		11,301	6.1	0
Total / Wtd. Avg.		185,314	100.0%	$5,397,376

(1)	Based on the rent roll dated March 1, 2022 with rent steps through March 31, 2023.

(2)	Cayuga leases 13,466 SF expiring September 30, 2031 and 8,275 SF expiring November 30, 2031.

(3)	Includes Framing & Gil (2,386 SF) and Jaime Vasquez (1,116 SF), which were underwritten as vacant space. The lease expirations for these tenants are January 31, 2025 and September 15, 2022, respectively.

The following table presents certain information relating to the lease rollover schedule at the Bruckner Building Property, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	5,087	2.7	2.7%	139,237	2.6	$27.37	1
2023	20,111	10.9	13.6%	617,209	11.4	$30.69	5
2024	10,669	5.8	19.4%	320,046	5.9	$30.00	5
2025	15,611	8.4	27.8%	513,545	9.5	$32.90	4
2026	22,542	12.2	39.9%	741,445	13.7	$32.89	4
2027	3,665	2.0	41.9%	124,596	2.3	$34.00	1
2028	0	0.0	41.9%	0	0.0	0.00	0
2029	8,283	4.5	46.4%	223,249	4.1	$26.95	1
2030	0	0.0	46.4%	0	0.0	0.00	0
2031	21,741	11.7	58.1%	762,611	14.1	$35.08	1
2032	0	0.0	58.1%	0	0.0	0.00	0
2033 & Thereafter	66,304	35.8	93.9%	1,955,436	36.2	$29.49	1
Vacant(2)	11,301	6.1	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	185,314	100.0%		$5,397,376	100.0%	$31.02	23

(1)	Based on the underwritten rent roll dated March 1, 2022 with rent steps through March 31, 2023.

(2)	Includes Framing & Gil (2,386 SF) and Jaime Vasquez (1,116 SF), which were underwritten as vacant space. The lease expirations for these tenants are January 31, 2025 and September 15, 2022, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: BRUCKNER BUILDING

The following table presents certain information relating to historical leasing at the Bruckner Building Property:

Historical Leased %(1)

2019(2)	2020	2021	As of 3/1/2022(3)
81.4%	81.0%	91.6%	93.9%

(1)	As provided by the borrowers and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on annualized November 2019 performance.

(3)	Based on the underwritten rent roll dated March 1, 2022

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Bruckner Building Property:

Cash Flow Analysis

	2019(1)	2020	2021	Underwritten(2)(3)	Underwritten $ per SF
Base Rent(3)	$3,131,277	$3,809,408	$4,411,274	$5,397,376	$29.13
Total Commercial Reimbursement	274,484	437,207	661,135	637,868	$3.44
Market Revenue from Vacant Units	0	0	0	428,071	$2.31
Parking Income	16,036	17,932	135,112	240,000	$1.30
Other Revenue	6,229	4,600	25,250	25,250	$0.14
Vacancy Loss	(1,324,206)	(239,735)	(512,566)	(428,071)	($2.31)
Effective Gross Income	$2,103,820	$4,029,413	$4,720,205	$6,300,494	$34.00

Real Estate Taxes(4)	$574,041	$681,455	$628,680	$505,357	$2.73
Insurance	66,479	228,373	127,585	103,608	$0.56
Utilities	234,508	251,870	434,640	434,640	$2.35
Repairs & Maintenance	106,757	96,131	79,137	44,234	$0.24
Janitorial	260,031	189,030	159,276	21,026	$0.11
Management Fee	226,248	218,471	136,481	126,010	$0.68
Payroll	31,289	0	0	0	$0.00
Other Operating Expenses	46,056	133,935	50,782	11,479	$0.06
Total Operating Expenses	$1,545,408	$1,799,265	$1,616,582	$1,246,354	$6.73

Net Operating Income(5)	$558,412	$2,230,148	$3,103,623	$5,054,140	$27.27
TI / LC	0	0	0	86,762	$0.47
Replacement Reserves	0	0	0	37,063	$0.20
Net Cash Flow	$558,412	$2,230,148	$3,103,623	$4,930,315	$26.61

Occupancy	81.4%	81.0%	91.6%	93.9%
NOI Debt Yield	0.8%	3.1%	4.4%	7.1%
NCF DSCR	0.17x	0.66x	0.93x	1.47x

(1)	Based on annualized November 2019 performance.

(2)	Excludes a one-time item for $200,021 bad debt loss recognition.

(3)	Based on the in-place rent roll dated March 1, 2022 with rent steps through March 31, 2023.

(4)	The Bruckner Building Property benefits from a 25-year ICAP tax abatement, commencing in the 2021/2022 taxable year and burning off on a 10% per annum step down from year 16 to year 25. The abatement also includes an inflation protection component, above a 5% increase in taxable assessed value unrelated to structural improvements, which runs from year 2 to year 8.

(5)	The increase from the 2021 NOI to Underwritten NOI is primarily attributable to incremental leasing at the Bruckner Building Property, the removal of one-time expenses that were incurred in 2021 and the ICAP coming into effect. We cannot assure you that the Bruckner Building Property will stabilize as expected or at all.

■	Appraisal. According to the appraisal, the Bruckner Building Property had an “as-is” appraised value of $102,000,000 as of February 24, 2022.

■	Environmental Matters. According to a Phase I environmental report dated March 11, 2022, there are no recognized environmental conditions at the Bruckner Building Property.

■	Market Overview and Competition. The Bruckner Building Property is located within the Bronx/Mott Haven submarket. The Bronx Office market is comprised of 655 buildings and approximately 14.9 million square feet, including approximately 2.5 million square feet of Class A office space. Limited supply and steady demand for office space have contributed to an increase in market rents and decrease in vacancy. Rents in the Bronx office market have increased from $29.01 to $38.21 per square foot, or 31.7%, representing a 2.8% annual CAGR. The Mott Haven submarket offers proximity and accessibility to areas of Manhattan and proximity to the Harlem River.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: BRUCKNER BUILDING

Summary of Comparable Office Sales(1)

Property/Address	Location	Year Built/Renovated	Transaction Date	Price	Price/SF	Size (SF)
Bruckner Building	Bronx, NY	1928/2015	NAP	NAP	NAP	NAP
5112 2nd Avenue	Brooklyn, NY	1930/NAP	December 2021	$85,000,000	$451.82	187,465
43-10 23rd Street	Long Island City, NY	1924/2022	December 2021	$95,000,000	$456.07	208,302
36-31 38th Street	Long Island City, NY	1966/NAP	November 2021	$9,900,000	$490.00	20,000
455 Jefferson Street	Brooklyn, NY	1927/2017	June 2020	$44,000,000	$370.06	118,900
949-953 Southern Boulevard	Bronx, NY	1913/NAP	April 2019	$43,000,000	$495.39	86,800
24-02 49th Avenue	Long Island City, NY	1920/2018	November 2019	$405,000,000	$689.54	587,344

(1)	Source: Appraisal.

■	The Borrowers. The borrowers are Bruckner Partners LLC, Bruckner II LLC, Bruckner III LLC and Bruckner IV, LLC, each a Delaware limited liability company structured to be a special purpose entity with two independent directors in its organizational structure that collectively own the Bruckner Building Property as tenants-in-common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bruckner Building Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor under the Bruckner Building Mortgage Loan is Warm Body Guarantor.

■	Escrows. At loan origination, the borrowers deposited (i) approximately $404,038 into a tax reserve, (ii) approximately $43,170 into an insurance reserve, (iii) $800,000 into a tenant improvement and leasing commission reserve, (iv) $14,650 into a deferred maintenance reserve, (v) approximately $921,872 into an unfunded obligations reserve in connection with certain tenant improvements and free rent for certain of the tenants at the Bruckner Building Property and (vi) approximately $68,237 into a rent abatement reserve to be held as additional collateral for the Bruckner Building Mortgage Loan until, among other conditions, the tenant Duro Business Solutions, Inc. is paying unabated monthly rent for twelve consecutive months and there are no past due rent or rent deferrals with respect to such tenant.

Tax Reserve - On each due date, the borrowers are required to fund 1/12 of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $37,027.48).

Insurance Reserve - On each due date, the borrowers are required to fund 1/12 of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be $8,633.97); provided, however, such insurance reserve can be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Bruckner Loan documents, there is no continuing event of default under the Bruckner Building Mortgage Loan documents and the borrowers provide timely evidence of payment of the applicable premiums.

Capital Expenditure Reserve - On each due date, if and to the extent the amount contained in the capital expenditure reserve account is less than $111,188.40, the borrowers are required to fund a capital expenditure reserve in the amount of $3,088.57.

TI / LC Reserve - On each due date on or after the balance maintained in the tenant improvement and leasing commission reserve account is less than $350,000 (excluding any lease termination proceeds), the borrowers are required to deposit an amount equal to $19,303.54 into the tenant improvement and leasing commission reserve account. Thereafter, the borrowers’ continued obligation to make monthly deposits into the tenant improvement and leasing commission reserve account will only continue if and to the extent that the amount contained therein (excluding any lease termination proceeds) is less than $800,000.

Critical Tenant Reserve – During a continuing Bruckner Building Trigger Period (as defined below) caused solely by a Critical Tenant Trigger Event (as defined below), all excess cash flow will be deposited into a critical tenant reserve in accordance with the Bruckner Building Mortgage Loan documents.

Excess Cash Flow Reserve – The borrowers will have the option, but not the obligation, in their sole discretion, within 10 business days of receipt of notice from the lender of the occurrence of a Debt Yield Trigger Event (as defined below) or any time thereafter during the existence of a Bruckner Building Trigger Period resulting from a Debt Yield Trigger Event, to deposit into an excess cash flow reserve a cash deposit or a letter of credit in an aggregate amount equal to $1,700,195. To the extent any such cash deposit or letter of credit is timely made, a Bruckner Building Trigger Period will not commence as a result of a Debt Yield Trigger Event and, to the extent made following the commencement of and during the existence of a Bruckner Building Trigger Period resulting solely from a Debt Yield Trigger Event, such Bruckner Building Trigger Period will no longer be deemed to exist.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: BRUCKNER BUILDING

■	Lockbox and Cash Management. The Bruckner Building Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters instructing all tenants of the Bruckner Building Property to directly deposit all rents into a lender-controlled lockbox account. In addition, the borrowers are required to cause all revenues relating to the Bruckner Building Property and all other money received by the borrowers or the property manager with respect to the Bruckner Building Property (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account (to the extent there is a continuing cash management period) within two business days of receipt thereof. On each business day that no Bruckner Building Trigger Period or event of default under the Bruckner Building Mortgage Loan is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Bruckner Building Trigger Period or event of default under the Bruckner Building Mortgage Loan is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Bruckner Building Trigger Period (except to the extent caused solely by a Critical Tenant Trigger Event) or an event of default under the Bruckner Building Mortgage Loan, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Bruckner Building Mortgage Loan.

A “Bruckner Building Trigger Period” means each period (a) (i) commencing when the debt yield (as calculated under the Bruckner Building Mortgage Loan documents), determined as of the first day of any fiscal quarter, is less than 6.50% (a “Debt Yield Trigger Event”) and the borrowers have not timely made the cash or letter of credit deposit into the excess cash flow reserve account following the lender’s notification of such Debt Yield Trigger Event as set forth in the Bruckner Building Mortgage Loan documents, and (ii) ending when the debt yield (as calculated under the Bruckner Building Mortgage Loan documents), determined as of any fiscal quarter thereafter is equal to or greater than 6.50%, (b) (i) commencing if the financial reports required under the Bruckner Building Mortgage Loan documents are not delivered to the lender as and when required (subject to any applicable notice and cure periods) and such failure occurs more than once in any twelve month period and (ii) ending when such reports are delivered and they indicate, in fact, that no Bruckner Building Trigger Period is ongoing, and (c) (i) commencing upon the occurrence of a Critical Tenant Trigger Event and (ii) ending upon the satisfaction of the applicable Critical Tenant Trigger Event disbursement conditions or, solely in the case of a Critical Tenant Vacating Trigger Event for any portion of the improvements at the Bruckner Building Property other than the 1st or 2nd floors, when the balance of funds in the Critical Tenant Reserve which have been deposited therein as a result of the related Critical Tenant Vacating Trigger Event is equal to one year’s worth of rent and reimbursements payable by the applicable Critical Tenant at the time of the related Critical Tenant Vacating Trigger Event (whichever is to occur first).

A “Critical Tenant Trigger Event” means each period: (i) (a) commencing on the date of a bankruptcy filing by or against any Critical Tenant (as defined below) or the guarantor under its Critical Tenant lease, and (b) ending when either (1) such case is dismissed and the Critical Tenant is paying normal monthly rent (or reduced rent otherwise acceptable to the lender), is occupying its space and is otherwise in compliance with the material terms of its lease, and has provided an updated estoppel certificate reasonably acceptable to the lender, (2) such Critical Tenant assumes its lease during the bankruptcy proceeding, is paying normal monthly rent (or reduced rent otherwise acceptable to the lender), is occupying its space and is otherwise in compliance with the material terms of its lease and has provided an updated estoppel certificate reasonably acceptable to the lender or (3) the applicable lease is terminated and the entirety of the applicable space is leased to one or more approved substitute leases; (ii) (a) commencing when any Critical Tenant has not given notice to renew its lease as of the earlier of (1) the date required under its lease and (2) 12 months prior to the expiration of its lease, and (b) ending when either (1) such Critical Tenant enters a renewal or extension of its lease pursuant to the existing terms and is in occupancy of all or substantially all of its applicable space and is paying full monthly rent and has provided an updated estoppel certificate reasonably satisfactory to the lender or (2) the entirety of the applicable space is leased to one or more approved substitute leases; (iii) (a) commencing on the date that any Critical Tenant either (1) gives written notice of an intent to terminate its lease or vacate an entire floor of space at the Bruckner Building Property which is a portion of its space or (2) vacates or discontinues its operations or business in an entire floor of space at the Bruckner Building Property which is a portion of its space excluding any temporary discontinuance of its business (a “Critical Tenant Vacating Trigger Event”), and (b) ending when either (1) such Critical Tenant has recommenced its occupancy in all or substantially all of its applicable space, is paying full monthly rent and has provided an updated estoppel or (2) the entirety of the applicable space is subject to one or more approved substitute leases; or (iv) (a) commencing on the date of the occurrence of an event of default by the borrowers, as landlord, or a Critical Tenant under any Critical Tenant lease beyond any applicable cure or grace period, which event of default would allow the borrowers to terminate the Critical Tenant lease and (b) ending when either (1) such event of default has been cured or waived, as determined in the reasonable discretion of the lender and the applicable Critical

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #4: BRUCKNER BUILDING

Tenant is occupying all or substantially all of its space, is paying full monthly rent and has provided an updated estoppel certificate reasonably satisfactory to the lender or (2) the applicable Critical Tenant lease has been terminated and the entirety of the related space is subject to one or more approved substitute leases.

A “Critical Tenant” means (i) Great Performances, and (ii) any successor tenant which takes occupancy of and is under any future lease for an entire floor of space at the Bruckner Building Property.

■	Property Management. The Bruckner Building Property is currently managed by Real Asset Advisors, LLC, an affiliate of the borrowers.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Upon a transfer of the Bruckner Building Property and an assumption of the Bruckner Building Mortgage Loan, the Bruckner Building Mortgage Loan documents permit the then-sole member of any successor borrower to obtain mezzanine financing from a third-party lender secured by a pledge of the sole member’s equity ownership interest in the successor borrower provided that, among other conditions, (i) the combined maximum loan-to-value ratio may not exceed the lesser of (x) 69.6% and (y) the loan-to-value ratio immediately prior to such assumption, (ii) the combined minimum debt service coverage ratio may not be less than the greater of (x) 1.51x and (y) the debt service coverage ratio immediately prior to such assumption, (iii) the combined minimum debt yield may not be less than the greater of (x) 7.12% and (y) the debt yield immediately prior to such assumption, (iv) the lender receives a rating agency confirmation from each applicable rating agency and (v) the proposed mezzanine lender executes an intercreditor agreement in form and substance acceptable to the lender.

■	Release of Collateral. None.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Bruckner Building Property, as well as 18 months of rental loss and/or business interruption coverage, together with a six-month extended period of indemnity following restoration. If TRIPRA or a subsequent statute is no longer in effect, then the borrowers’ requirement will be capped at insurance premiums in an amount equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: SHEARER’S INDUSTRIAL PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: SHEARER’S INDUSTRIAL PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: SHEARER’S INDUSTRIAL PORTFOLIO

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	9	Loan Seller		GSMC
Location (City / State)	Various / Various	Cut-off Date Balance(4)		$66,318,600
Property Type	Industrial	Cut-off Date Balance per SF(4)		$62.35
Size (SF)(1)	2,206,965	Percentage of Initial Pool Balance		5.9%
Total Occupancy as of 4/1/2022	100.0%	Number of Related Mortgage Loans		None
Owned Occupancy as of 4/1/2022	100.0%	Type of Security		Fee
Year Built / Latest Renovation	Various / Various	Mortgage Rate		3.90000%
Appraised Value(2)(3)	$219,100,000	Original Term to Maturity (Months)		120
Appraisal Date(2)(3)	Various	Original Amortization Term (Months)		NAP
Borrower Sponsor	USRA Institutional Net Lease Fund IV, LLC	Original Interest Only Period (Months)		120
Property Management	Self-Managed	First Payment Date		4/6/2022
		Maturity Date		3/6/2032

Underwritten Revenues	$14,232,335
Underwritten Expenses	$2,846,467	Escrows (5)
Underwritten Net Operating Income (NOI)	$11,385,868		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$10,595,698	Taxes	$0	Springing
Cut-off Date LTV Ratio(2)(3)(4)	62.8%	Insurance	$0	Springing
Maturity Date LTV Ratio(2)(3)(4)	62.8%	Replacement Reserve	$0	Springing
DSCR Based on Underwritten NOI / NCF	2.09x / 1.95x	TI / LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF	8.3% / 7.7%	Other(6)	$12,243,079	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$137,598,000	62.4%	Purchase Price	$199,447,281	90.5%
Borrower Sponsor Equity	78,997,416	35.8	Reserves	12,243,079	5.6
Seller Credit	3,898,500	1.8	Closing Costs	8,803,556	4.0
Total Sources	$220,493,916	100.0%	Total Uses	$220,493,916	100.0%

(1)	Total SF includes the fully expanded 821 Route 97 property, which is currently expected to undergo an expansion increasing the SF of the related improvements from 145,485 SF to 221,876 SF. The construction of the expansion is Shearer’s (as defined below) responsibility and the expansion is expected to be completed by August 2022. At origination, the borrower funded a Shearer’s expansion allowance reserve in an amount equal to $12,243,079 in connection with the anticipated expansion. We cannot assure you that the expansion at the 821 Route 97 property will be completed as expected or at all.

(2)	The aggregate appraised value of $219,100,000 includes a hypothetical market value “as if complete” for the 821 Route 97 property, which is currently expected to undergo an expansion increasing the square footage of the 821 Route 97 property from 145,485 SF to 221,876. SF The expansion is expected to be completed by August 2022. The hypothetical market value “as if complete” for the 821 Route 97 property assumes the expansion is completed as planned.

(3)	According to the appraisals, the Shearer’s Industrial Portfolio Properties had an aggregate “as-is” appraised value of $206,300,000 as of various dates between January 6, 2022 and January 26, 2022. The Cut-off Date LTV Ratio and the Maturity Date LTV ratio based on the “as-is” value is 66.7% The appraiser also concluded an aggregate “go dark” value of $157,300,000 as of various dates between January 6, 2022 and January 26, 2022. The Cut-off Date LTV Ratio and the Maturity Date LTV Ratio based on the “go dark” value is 87.5%.

(4)	Calculated based on the aggregate Shearer’s Industrial Portfolio Loan Combination (as defined below). See “—The Mortgage Loan” below. The loan is evidenced by four pari passu notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $137,598,000. The Shearer’s Industrial Portfolio Loan Combination was co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association.

(5)	See “—Escrows” below.

(6)	Other upfront reserve is composed of a Shearer Expansion Allowance Reserve of $12,243,079.

■	The Mortgage Loan. The Shearer’s Industrial Portfolio mortgage loan (the “Shearer’s Industrial Portfolio Mortgage Loan”) is part of a loan combination (the “Shearer’s Industrial Portfolio Loan Combination”) consisting of four pari passu promissory notes with an aggregate original principal balance and outstanding principal balance as of the Cut-off Date of $137,598,000 and is secured by first deeds of trust and mortgages encumbering the borrower’s fee interest in a portfolio of nine single-tenant industrial properties located across Arizona, Arkansas, Iowa, Minnesota, Ohio, Pennsylvania, Texas, and Virginia (the “Shearer Industrial Portfolio Properties” or “Portfolio”). The Shearer’s Industrial Portfolio Mortgage Loan is evidenced by the controlling note A-1-1 and the non-controlling note A-1-3 with an aggregate original and outstanding principal balance as of the Cut-off Date of $66,318,600 and represents approximately 5.9% of the Initial Pool Balance.

The Shearer’s Industrial Portfolio Loan Combination was co-originated by Goldman Sachs Bank USA and Wells Fargo Bank, National Association on February 16, 2022. The Shearer’s Industrial Portfolio Loan Combination has an interest rate of 3.90000% per annum. The Shearer’s Industrial Portfolio Loan Combination had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. The Shearer’s Industrial Portfolio Loan Combination requires interest-only payments during the full term. The scheduled maturity date of the Shearer’s Industrial Portfolio Loan Combination is the due date in March 2032. Voluntary prepayment of the Shearer’s Industrial Portfolio Loan Combination in whole (but not in part) is permitted on or after the due date occurring in December 2031 without the payment of any prepayment premium. In addition, the Shearer’s Industrial Portfolio Loan Combination may be voluntary prepaid in whole (but not in part) at any time beginning on the due date in March 2023 with the payment of a yield maintenance premium. The table below summarizes the promissory notes that comprise the Shearer’s Industrial Portfolio Loan Combination.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: SHEARER’S INDUSTRIAL PORTFOLIO

The relationship between the holders of the Shearer’s Industrial Portfolio Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations —The Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$36,318,600	$36,318,600	Benchmark 2022-B35	Yes
A-1-2	30,000,000	30,000,000	Benchmark 2022-B34	No
A-1-3	30,000,000	30,000,000	Benchmark 2022-B35	No
A-2	41,279,400	41,279,400	WFB(1)	No
Total	$137,598,000	$137,598,000

(1)	Expected to be contributed to one or more future securitization trusts.

■	The Mortgaged Properties. The Portfolio is comprised of nine manufacturing and/or warehouse/distribution facilities encompassing 2,206,965 SF and is located across eight states including Arizona, Arkansas, Iowa, Minnesota, Ohio, Pennsylvania, Texas, and Virginia. The Portfolio is occupied by a single tenant, Shearer’s Foods LLC (“Shearer’s”), which is a subsidiary of Chip Holdings, LLC (“Chip”) and a contract manufacturer and private label supplier of snack products including salty snacks, cookies, and crackers, headquartered in Massillon, Ohio at 100 Lincoln Way East. The Portfolio was constructed between 1946 and 2022, has average clear heights of approximately 25 feet, and has benefitted from $469 million of total capital expenditures and equipment investment by Shearer’s over time. The Portfolio generated nearly $1.05 billion in net sales in the 2021 fiscal year and constitutes nearly 86% of Chip’s total production footprint of 12 facilities (11 in the United States, 1 in Canada). Two United States facilities were excluded from the transaction as Shearer’s is exploring strategic options as they seek to build up their West Coast presence, and the Canada asset is excluded from the Portfolio to maintain a fully United States / US Dollar portfolio.

At loan origination, all nine facilities comprising the Portfolio commenced an absolute NNN unitary master lease with Shearer’s (the “Shearer’s Lease”), under which Shearer’s obligations are guaranteed by Chip. The lease has an initial term of 20 years and five, five-year renewal options, for a fully extended term of 45 years, and contains no termination options (outside of casualty and condemnation). For the first 10 years of the lease term the rent will escalate by 2.0% annually, followed by 1.5% annual escalations for the next 10 years of the lease term.

Officially founded in 1974, Shearer’s traces its roots back to the early 1900’s when William Shearer opened a family grocery store in Canton, Ohio called Shearer’s Market. Since its inception, Shearer’s has expanded through a series of acquisitions and expansions. Shearer’s is headquartered in Massillon, Ohio and is a contract manufacturer and private label supplier to the snack industry in North America. Shearer’s is known for producing salty snacks, cookies, and crackers and has expanded in recent years with revenues of $1.2 billion and adjusted EBITDA (earnings before interest, taxes, depreciation and amortization) of $202 million in 2021.

Portfolio Summary

Property Name	City	State	Property Type	Property Sub-Type	Year Built	Year Renovated	SF(1)	Clear Height	Appraised Value	Occupancy(1)	% of Allocated Loan Amount	% of UW NOI(1)
800 Northwest 4th Street	Perham	MN	Industrial	Manufacturing/Warehouse	1970	1974-2016	515,972	20’	$37,500,000	100.0%	17.1%	17.3%
4100 Millennium Boulevard Southeast	Massillon	OH	Industrial	Manufacturing	2009	2020	171,390	10’-25’	35,800,000	100.0%	16.3	16.6
3000 East Mount Pleasant Street	Burlington	IA	Industrial	Manufacturing/Warehouse	1946, 1978	1974-2017	444,618	12’-16’	32,300,000	100.0%	14.7	14.9
7330 West Sherman Street	Phoenix	AZ	Industrial	Warehouse/Distribution	2009	NAP	207,222	35’	28,400,000	100.0%	13.0	11.3
821 Route 97(2)	Waterford	PA	Industrial	Manufacturing	1965-1990, 2022	2018	221,876	26’-34’	24,200,000	100.0%	11.0	11.2
3200 Northern Cross Boulevard	Fort Worth	TX	Industrial	Warehouse/Distribution	1993	2020	121,253	17’	22,000,000	100.0%	10.0	10.2
3636 Medallion Avenue	Newport	AR	Industrial	Manufacturing	1968	2004	278,553	24’-28’	21,800,000	100.0%	9.9	10.5
692 Wabash Avenue North	Brewster	OH	Industrial	Manufacturing	1969, 1982, 1986, 1998	2017	141,878	10’-20’	9,000,000	100.0%	4.1	4.2
225 Commonwealth Avenue Extension	Bristol	VA	Industrial	Warehouse/Distribution	1965	NAP	104,203	26’	8,100,000	100.0%	3.7	3.7
Total							2,206,965		$219,100,000(3)	100.0%	100.0%	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2022, with rent steps through March 1, 2023.

(2)	The 821 Route 97 property is currently expected to undergo an expansion increasing the SF of the related improvements from 145,485 SF to 221,876 SF. The expansion is expected to be completed by August 2022. At origination, the borrower funded a Shearer’s expansion allowance reserve in an amount equal to $12,243,079 in connection with the anticipated expansion. We cannot assure you that the expansion at the 821 Route 97 property will be completed as expected or at all.

(3)	The aggregate appraised value of $219,100,000 includes a hypothetical market value “as if complete” for the 821 Route 97 property, which is currently expected to undergo an expansion increasing the SF of the 821 Route 97 property from 145,485 SF to 221,876 SF. The expansion is expected to be completed by August 2022. The hypothetical market value “as if complete” for the 821 Route 97 property assumes the expansion is completed as planned.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: SHEARER’S INDUSTRIAL PORTFOLIO

■	COVID-19 Update. As of March 10, 2022, the Shearer’s Industrial Portfolio Properties are open and operating. As of March 10, 2022, no loan modification or forbearance requests have been made on the Shearer’s Industrial Portfolio Loan Combination. The sole tenant has not received any rent deferrals or lease modifications. The first payment date of the Shearer Industrial Portfolio Loan Combination was April 6, 2022.

The following table presents certain information relating to the lease rollover schedule at the Shearer Industrial Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA(2)	% of Owned GLA(2)	Cumulative % of Owned GLA(2)	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Leases
MTM / 2022	0	0.0%	0.0%	$0	0.0%	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032	0	0.0	0.0%	0	0.0	$0.00	0
2033 & Thereafter	2,206,965	100.0	100.0%	14,981,405	100.0	$6.79	1
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	2,206,965	100.0%		$14,981,405	100.0%	$6.79	1

(1)	Based on the underwritten rent roll dated April 1, 2022, with rent steps through March 1, 2023.

(2)	Expiring Owned GLA, % of Owned GLA and Cumulative % of Owned GLA include the fully expanded 821 Route 97 property, which is currently expected to undergo an expansion increasing the square footage of the related improvements from 145,485 SF to 221,876 SF. The expansion is expected to be completed by August 2022. At origination, the borrower funded a Shearer’s expansion allowance reserve in an amount equal to $12,243,079 in connection with the anticipated expansion. We cannot assure you that the expansion at the 821 Route 97 property will be completed as expected or at all.

The following table presents certain information relating to historical occupancy for the Shearer Industrial Portfolio Properties:

Historical Leased %(1)

As of 4/1/2022
100.0%

(1)	Historical financial information and occupancy is not available due to the nature of the sale-leaseback transaction and at loan origination a unitary master lease over the Portfolio (as defined above) was executed with a 20-year initial term and an absolute triple-net (“NNN”) structure.

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Shearer’s Industrial Portfolio Properties:

Cash Flow Analysis(1)(2)

	Underwritten	Underwritten PSF
Base Rent	$11,896,998	$5.39
Total Reimbursement Revenue	2,846,467	$1.29
Contractual Rent Steps	237,940	$0.11
Vacancy & Credit Loss	(749,070)	($0.34)
Effective Gross Income	$14,232,335	$6.45
Total Operating Expenses	$2,846,467	$1.29
Net Operating Income	$11,385,868	$5.16
TI / LC	441,202	$0.20
Capital Expenditures	348,967	$0.16
Net Cash Flow	$10,595,698	$4.80

(1)	Based on the underwritten rent roll dated April 1, 2022, with rent steps through March 1, 2023.

(2)	Historical financial information and occupancy is not available due to the nature of the sale-leaseback transaction and at loan origination a unitary master lease over the Portfolio was executed with a 20-year initial term and an absolute NNN structure.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: SHEARER’S INDUSTRIAL PORTFOLIO

■	Appraisal. According to the appraisals, the Shearer’s Industrial Portfolio Properties had an aggregate “as-is” appraised value of $206,300,000 as of various dates between January 6, 2022 and January 26, 2022. The “as if complete” hypothetical market value aggregates to $219,100,000, which assumes expansion for the 821 Route 97 property is completed as planned, with an expected completion in August 2022. The appraiser also concluded an aggregate “go dark” value of $157,300,000 as of various dates between January 6, 2022 and January 26, 2022.

■	Environmental Matters. According to Phase I environmental reports, dated between October 21, 2021 and November 11, 2021, there are certain recognized environmental conditions (“RECs”) at the Shearer’s Industrial Portfolio Properties including (i) a REC at the 3636 Medallion Avenue property in connection with soil and groundwater impacts including, among other things, polynuclear aromatic hydrocarbons (PAHs) and metals, from prior manufacturing operations at such property, (ii) four RECs at the 3000 East Mount Pleasant Street property in connection with (a) potential releases from a former bulk oil underground storage tank associated with a gas station previously located at such property, (b) soil and groundwater impacts including, among other things, arsenic, from a septic system associated with a radiator repair shop previously located at such property, (c) potential soil and ground water impacts from certain former underground storage tanks associated with prior manufacturing operations at such property, and (d) potential soil and groundwater impacts from prior operations at adjacent properties including, among other things, a foundry and an auto repair shop and gas station, and (iii) a REC at the 3200 Northern Cross Boulevard property in connection with potential soil and groundwater impacts from potential oil releases in the vicinity of transformers located at such property. In addition, the related Phase I ESAs identified certain controlled recognized environmental conditions at certain of the Shearer’s Industrial Portfolio Properties for which regulatory closure has been granted subject to compliance with certain use restrictions or engineering controls. At origination, the borrower obtained an environmental insurance policy issued by the Great American E & S Insurance Company that names the lender as an additional insured and has a policy limit of $5,000,000 per incident and $10,000,000 in the aggregate, a deductible of $100,000 and a term expiring on February 16, 2032 with respect to the borrower and February 16, 2035 with respect to the lender. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

■	Market Overview and Competition. The Shearer’s Industrial Portfolio consists of nine properties in eight states. The following highlights the five largest markets by allocated loan amount:

Cleveland, OH (20.4% of Cut-off Date Allocated Loan Amount): The Cleveland industrial market has approximately 541.4 million SF of industrial space and an average rent of $4.33 per SF/year with vacancy of 4.4%, as of fourth quarter of 2021.

Fargo-Valley City, ND-MN (17.1% of Cut-off Date Allocated Loan Amount): The Fargo industrial market has approximately 13.6 million SF of industrial space and an average rent of $7.47 per SF/year with vacancy of 3.9%, as of fourth quarter of 2021.

Davenport, IA (14.7% of Cut-off Date Allocated Loan Amount): The Davenport industrial market has approximately 43.5 million SF of industrial space and an average rent of $4.04 per SF/year with vacancy of 2.2%, as of fourth quarter of 2021.

Phoenix, AZ (13.0% of Cut-off Date Allocated Loan Amount): The Phoenix industrial market has approximately 354.1 million SF of industrial space and an average rent of $7.69 per SF/year with vacancy of 4.6% as of fourth quarter of 2021.

Erie, PA (11.0% of Cut-off Date Allocated Loan Amount): The Erie industrial market currently has approximately 26.2 million SF of industrial space and an average rent of $4.00 per SF/year with vacancy of 2.4% as of fourth quarter of 2021.

■	The Borrower. The borrower is Snackhouse Portfolio Property LLC, a Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Shearer’s Industrial Portfolio Loan Combination. The non-recourse carveout guarantor of the Shearer’s Industrial Portfolio Loan Combination is USRA Net Lease IV Capital Corp., which is a subsidiary of USRA Institutional Net Lease Fund IV Capital Corp. The borrower sponsor is USRA Institutional Net Lease Fund IV, LLC, a real estate investment fund sponsored by U.S. Realty Advisors (“USRA”). USRA was founded in 1989 as a single-tenant real estate investment and asset management firm. The borrower sponsor completed over $5 billion in transactions over the past 30 years with a focus on acquisition and ownership of single-tenant, net leased properties above $10 million nationwide. Currently, USRA has over $2.7 billion of assets under management.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: SHEARER’S INDUSTRIAL PORTFOLIO

■	Escrows. At origination, the borrower funded a Shearer’s Expansion Allowance Reserve in an amount equal to $12,243,079 in connection with an anticipated expansion of the improvements at the 821 Route 97 property.

Tax Reserve – On each due date, the borrower is required to fund a tax reserve in an amount equal to 1/12 of the real property taxes that the lender reasonably estimates will be payable during the next ensuing 12 months, unless Shearer’s is paying or contesting the taxes.

Insurance Reserve – On each due date, the borrower is required to fund an insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months, unless Shearer’s, the borrower or the guarantor is paying the insurance premiums.

TI / LC Reserve – On each due date during a Shearer’s Industrial Portfolio Trigger Period that is not caused solely as a result of a Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period, the borrower is required to fund a tenant improvement and leasing commission reserve in an amount equal to $183,913.75.

Capital Expenditure Reserve – On each due date during a Shearer’s Industrial Portfolio Trigger Period that is not caused solely as a result of a Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period, the borrower is required to fund a capital expenditure reserve in an amount equal to $27,587.06.

Excess Cash Flow Reserve – On each due date during a Shearer’s Industrial Portfolio Trigger Period that is continuing solely as a result of a Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period (as defined below), the borrower is required to fund an excess cash flow reserve, as additional collateral for the Shearer’s Industrial Portfolio Loan Combination, monthly in an amount equal to 1/12 of the product of (x) $0.50 multiplied by (y) the number of leasable SF of the improvements demised under the Shearer’s Lease that is no longer in regular use, has been vacated or for which Shearer’s ceases to occupy. In addition, on each due date during a Shearer’s Industrial Portfolio Trigger Period (other than a Shearer’s Industrial Portfolio Trigger Period that is continuing solely as a result of a Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period), the borrower is required to fund an excess cash flow reserve, as additional collateral for the Shearer’s Industrial Portfolio Loan Combination, monthly, with all excess cash flow (after payment of debt service, other required reserves and budgeted operating expenses).

■	Lockbox and Cash Management. The Shearer’s Industrial Portfolio Loan Combination is structured with a hard lockbox and in-place cash management. The borrower was required to deliver a tenant direction letter instructing Shearer’s to deposit rents into a lender-controlled lockbox account. In addition, the borrower is required to cause all cash revenues relating to the Shearer’s Industrial Portfolio Properties and all other money received by the borrower or borrower’s property manager (if any) with respect to the Shearer’s Industrial Portfolio Properties (other than tenant security deposits) to be deposited into such lockbox account or a lender-controlled cash management account within one business day following receipt. On each business day, all funds in the lockbox account (other than a minimum required balance of $5,000) are required to be swept into the cash management account.

For so long as no Shearer’s Industrial Portfolio Trigger Period or event of default under the Shearer’s Industrial Portfolio Loan Combination documents is continuing, all amounts in the cash management account in excess of the aggregate amount required to be paid to or reserved with the lender on the next monthly due date are required to be swept into a borrower-controlled operating account on each business day. During the continuance of a Shearer’s Industrial Portfolio Trigger Period or, at the lender’s discretion, during an event of default under the Shearer’s Industrial Portfolio Loan Combination documents, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to (i) be remitted into the borrower-controlled operating account (and the borrower will be entitled to distribute the same to its equityholders) if (a) no event of default under the Shearer’s Industrial Portfolio Loan Combination documents is continuing and (b) the Shearer’s Industrial Portfolio Trigger Period is continuing solely as a result of a Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period, or (ii) otherwise, be deposited in the excess cash flow reserve as additional collateral for the Shearer’s Industrial Portfolio Loan Combination. Additionally, during the continuance of an event of default under the Shearer’s Industrial Portfolio Loan Combination documents, the lender may apply funds on deposit in the cash management account in such order of priority as it may determine.

A “Shearer’s Industrial Portfolio Trigger Period” means (a) any period during the continuance of (i) an event of default by the borrower under the Shearer’s Lease beyond any applicable grace or cure period, which (in the lender’s reasonable opinion) is reasonably expected to lead to the termination of the Shearer’s Lease in its entirety, (ii) a bankruptcy or similar insolvency proceeding of Shearer’s, unless the Shearer’s Lease has been affirmed in such proceeding, (iii) termination, cancellation or surrender of the Shearer’s Lease prior to its scheduled expiration date (other than on account of condemnation), (iv) a Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period, (v) a Shearer’s Industrial Portfolio Full-

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #5: SHEARER’S INDUSTRIAL PORTFOLIO

Vacancy Period or (b) each period commencing when the debt yield (as calculated under the Shearer’s Industrial Portfolio Loan Combination documents), determined as of the first day of any fiscal quarter, is less than 7.3%, and ending when the debt yield (as calculated under the loan documents), determined as of the first day of each of two consecutive fiscal quarters, is at least 7.3%, or (c) each period commencing upon the borrower’s failure to deliver required annual, quarterly or monthly financial reports and ending when such reports are delivered and indicate that no other Shearer’s Industrial Portfolio Trigger Period is ongoing.

A “Shearer’s Industrial Portfolio Tenant Full-Vacancy Period” means any period during the continuance of which more than 50% of the gross leasable square footage of the improvements at all of the Shearer’s Industrial Portfolio Properties, collectively, are not occupied by Shearer’s or a subtenant for the ordinary conduct of business for longer than (x) 90 consecutive days or (y) 150 days in any 12-month period (other than any portion of any improvements while such portion is un-tenantable because of the performance of any alterations or equipment installment or accession or retooling or restoration permitted under the Shearer’s Industrial Portfolio Loan Combination documents (including the anticipated expansion of the improvements of the 821 Route 97 property), fire or other casualty or occupancy is prohibited by legal requirements or not possible due to force majeure).

A “Shearer’s Industrial Portfolio Tenant Semi-Vacancy Period” means any period during the continuance of which at least 35%, but not more than 50%, of the gross leasable square footage of the improvements at all of the Shearer’s Industrial Portfolio Properties, collectively, are not occupied by Shearer’s or a subtenant for the ordinary conduct of business for more than (x) 90 consecutive days or (y) 150 days in any 12-month period (other than any portion of any improvements while such portion is un-tenantable because of the performance of any alterations or equipment installation or accession or retooling or restoration permitted under the Shearer’s Industrial Portfolio Loan Combination documents (including the anticipated expansion of the improvements of the 821 Route 97 property), fire or other casualty or occupancy is prohibited by legal requirements or not possible due to force majeure).

■	Property Management. The Shearer’s Industrial Portfolio Properties are self-managed by the sole tenant.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Shearer’s Industrial Portfolio Properties, plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable Shearer’s Industrial Portfolio property for 18 months with a 12-month period of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $125,000. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 115 Tabor Road

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 115 Tabor Road

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 115 Tabor Road

Mortgaged Property Information	Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller	CREFI
Location (City/State)	Morris Plains, New Jersey	Cut-off Date Balance	$65,000,000
Property Type	Office	Cut-off Date Balance per SF	$145.39
Size (SF)	447,066	Percentage of Initial Pool Balance	5.8%
Total Occupancy as of 1/1/2022	80.4%	Number of Related Mortgage Loans	None
Owned Occupancy as of 1/1/2022	80.4%	Type of Security	Fee
Year Built / Latest Renovation	2007 / 2016	Mortgage Rate	5.24000%
Appraised Value(1)	$103,100,000	Original Term to Maturity (Months)	120
Appraisal Date(1)	3/1/2023	Original Amortization Term (Months)	NAP
Borrower Sponsor	Andrew Penson	Original Interest Only Period (Months)	120
Property Management	Cushman and Wakefield US, Inc.	First Payment Date	6/6/2022
Maturity Date	5/6/2032
Underwritten Revenues	$11,713,898
Underwritten Expenses	$5,644,110	Escrows(2)
Underwritten Net Operating Income (NOI)	$6,069,788	Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$5,419,172	Taxes	$247,806	$123,903
Cut-off Date LTV Ratio(1)	63.0%	Insurance	$94,861	$15,810
Maturity Date LTV Ratio(1)	63.0%	Replacement Reserve	$0	$8,858
DSCR Based on Underwritten NOI / NCF	1.76x / 1.57x	TI/LC	$0	Springing
Debt Yield Based on Underwritten NOI / NCF	9.3% / 8.3%	Other Reserve(3)	$19,461,345	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Amount	$65,000,000	100.0%	Loan Payoff	$32,492,780	50.0%
Upfront Reserves	19,804,012	30.5
Sponsor Equity	10,985,029	16.9
Closing Costs	1,718,179	2.6
Total Sources	$65,000,000	100.0%	Total Uses	$65,000,000	100.0%

(1)	The appraised value reflects the “Prospective Market Value Upon Completion of Free Rent Period to CIGNA”, which appraised value assumes stabilization of the 115 Tabor Road Property (as defined below) including the conclusion of the CIGNA free rent period by March 1, 2023. CIGNA’s lease is anticipated to commence in June 2022 and provides for nine months of free rent with approximately $4,081,560 of contractual rent abatement and $153,000 of gap reserve funded at origination. There can be no assurance that such lease will commence, or that such tenant will commence paying rent thereunder, as anticipated or at all.

(2)	See “—Escrows” below.

(3)	Other Upfront reserves consist of (1) approximately $16,308,345 of outstanding tenant obligations consisiting of (i) $10,219,552 for CIGNA TI/LC and $4,081,560 for CIGNA contractual rent abatement, (ii) $1,619,280 for Global Aerospace TI/LC and approximately $387,926 for Global Aerospace contractual rent abatement for outstanding obligations, (2) $3,000,000 for a parking reserve funded at origination for outstanding parking lot work for CIGNA, and (3) $153,000 for a gap rent reserve for CIGNA.

■	The Mortgage Loan. The 115 Tabor Road mortgage loan (the “115 Tabor Road Mortgage Loan”) is secured by a first mortgage encumbering the borrower’s fee interest in a 447,066 SF office property located in Morris Plains, New Jersey (the “115 Tabor Road Property”). The 115 Tabor Road Mortgage Loan has an original principal balance and an outstanding principal balance as of the Cut-off Date of $65,000,000 and represents approximately 5.8% of the Initial Pool Balance. The 115 Tabor Road Mortgage Loan was originated by Citi Real Estate Funding Inc. on April 7, 2022. The proceeds of the 115 Tabor Road Mortgage Loan were used to refinance the 115 Tabor Road Property, pay origination costs and fund upfront reserves. The 115 Tabor Road Mortgage Loan accrues interest at a fixed rate of 5.24000% per annum.

The 115 Tabor Road Mortgage Loan has an initial and remaining term of 120 months as of the Cut-off Date. The 115 Tabor Road Mortgage Loan requires interest only payments for the entirety of the loan term. The scheduled maturity date of the 115 Tabor Road Mortgage Loan is the due date in May 2032. Voluntary prepayment of the 115 Tabor Road Mortgage Loan is permitted on and after the monthly due date in January 2032. Provided that no event of default under the 115 Tabor Road Mortgage Loan is continuing, the borrower has the option to defease the entire 115 Tabor Road Mortgage Loan in whole (but not in part) at any time after the second anniversary of the Closing Date.

■	The Mortgaged Property. The 115 Tabor Road Property is a 447,066 SF four story Class A office building situated on a 38.86-acre site that was built in 2007 and renovated in 2016. The 115 Tabor Road Property includes 1,335 parking spaces, with a parking ratio of 2.99 spaces per 1,000 SF. The 115 Tabor Road Property was originally constructed by Pfizer in 2007 and subsequently sold to Honeywell. In 2018 Honeywell announced that it was relocating its headquarters to Charlotte, North Carolina and sold the 115 Tabor Road Property to Andrew Penson in December 2020 when the 115 Tabor Road Property was 31.0% occupied. As part of this transaction, Honeywell agreed to leaseback a portion of the 115 Tabor Road Property through June 30, 2031. Andrew Penson has since executed two new leases bringing occupancy up to 80.4% as of the January 1, 2022, rent roll with two tenants including CIGNA (192,640 SF) with a lease expected to start on June 15, 2022, and Global Aerospace (26,988 SF) with a lease expected to commence on August 1, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 115 Tabor Road

The largest tenant based on underwritten base rent, CIGNA leases 192,640 SF (43.1% of the NRA, 54.2% of the UW Base Rent) with a 10-year term, expected to commence on June 15, 2022. The lease provides that the commencement date is the earlier to occur of: (x) June 15, 2022, and (y) the first business day following the date upon which the initial alterations in the premises are substantially completed. There can be no assurance that such commencement date, or that CIGNA will commence paying rent under its lease, as anticipated or at all. CIGNA is a global health insurance company with 95 million customers around the world and more than 40,000 employees worldwide.

The second largest tenant based on underwriting base rent, Honeywell currently occupies 139,892 SF (31.3% of the NRA, 38.7% of the UW Base Rent) with a lease expiration of June 30, 2031. Honeywell is an American multinational conglomerate that operates within four main areas of business including aerospace, building technologies, performance materials and technologies. Honeywell uses the space to house its marketing, testing lab and homeland security business units.

The third largest tenant Global Aerospace occupies 26,988 SF (6.0% of the NRA, 7.1% of the UW Base Rent) with a lease expiration of July 31, 2033. Global Aerospace provides airline and aircraft insurance services to a portfolio of international clients.

■	COVID-19 Update. As of April 7, 2022, the 115 Tabor Road Property is open and operational. As of April 7, 2022, the 115 Tabor Road Mortgage Loan is not subject to any modifications or forbearance requests. The first payment date of the 115 Tabor Road Mortgage Loan is June 6, 2022.

The following table presents certain information relating to the tenants at the 115 Tabor Road Property:

Largest Tenants Based on Underwritten Based Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
CIGNA(4)	BBB/Baa1/A-	192,640	43.1%	$5,827,360	54.2%	$30.25	3/14/2033	2, 5-year options
Honeywell	A/A2/A	139,892	31.3	4,162,347	38.7	$29.75	6/30/2031	2, 5-year options
Global Aerospace	AA-/Aa3/AA-	26,988	6.0	769,158	7.1	$28.50	7/31/2033	2, 5-year options
Ten Largest Tenants		359,520	80.4%	$10,758,865	100.0%	$29.93
Remaining Tenants		0	0.0	0	0.0	0
Vacant Space		87,546	19.6	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		447,066	100.0%	$10,758,865	100.0%	$29.93

(1)	Based on the underwritten rent roll dated as of January 1, 2022.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF figures are inclusive of rent steps of $602,187 through August 1, 2022, for Global Aerospace as well as the average remaining steps for CIGNA and Honeywell.

(4)	CIGNA has an option to contract one of three suites within its leased premises six months after its rent commencement date and on each following 18-month anniversary. If CIGNA elects to exercise the option on one suite, it may not surrender a second suite until the 18-month anniversary occurring after the 4th lease year. CIGNA may not surrender more than two suites during the lease term. In the event CIGNA exercises its contraction option, it will be required to pay the full contraction fee as outlined in CIGNA’s lease, which then is required to be posted with the lender. The loan is structured such that if the contraction fee received per schedule is less than $75 per SF of contracted space, the borrower will be required to post the difference up to $75 per SF, otherwise a cash flow sweep will commence.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 115 Tabor Road

The following table presents certain information relating to the lease rollover schedule at the 115 Tabor Road Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024	0	0.0	0.0%	0	0.0	$0.00	0
2025	0	0.0	0.0%	0	0.0	$0.00	0
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	139,892	31.3	31.3%	4,162,347	38.7	$29.75	1
2032	0	0.0	31.3%	0	0.0	$0.00	0
2033 & Thereafter	219,628	49.1	80.4%	6,596,518	61.3	$30.03	2
Vacant	87,546	19.6	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	447,066	100.0%		$10,758,865	100.0%	$29.93	3

(1)	Based on the underwritten rent roll dated as of January 1, 2022.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF figures are inclusive of rent steps of $602,187 through August 1, 2022 for Global Aerospace as well as the average remaining steps for CIGNA and Honeywell.

The following table presents certain information relating to historical leasing at the 115 Tabor Road Property:

Historical Leased %(1)(2)

2021	As of 1/1/22(3)
81.0%	80.4%

(1)	Historical occupancies are as of December 31 of each respective year unless otherwise stated.

(2)	Historical occupancies are unavailable due to the acquisition of the 115 Tabor Road Property in December 2020.

(3)	Based on the underwritten rent roll dated January 1, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 115 Tabor Road

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 115 Tabor Road Property:

Cash Flow Analysis(1)

	2021	Underwritten(2)	Underwritten $ PSF
Base Rent	$7,379,356	$10,156,678	$22.72
Contractual Rent Steps(3)	0	602,187	$1.35
Potential income from vacant Space	0	2,473,168	$5.53
Total Reimbursement Revenue	0	223,952	$0.50
Other Income(4)	777,887	731,082	$1.64
Vacancy & Credit Loss	(314,860)	(2,473,168)	($5.53)
Effective Gross Income	$7,842,383	$11,713,898	$26.20

Real Estate Taxes	1,766,394	1,210,584	$2.71
Insurance	210,226	180,687	$0.40
Management Fee	156,000	351,417	$0.79
Other Operating Expenses(5)	2,680,501	3,901,422	$8.73
Total Operating Expenses	$4,813,121	$5,644,110	$12.62

Net Operating Income(6)	$3,029,262	$6,069,788	$13.58
TI/LC	0	544,321	$1.22
Capital Expenditures	0	106,295	$0.24
Net Cash Flow	$3,029,262	$5,419,172	$12.12

Occupancy	81.0%	82.5%(7)
NOI Debt Yield	4.7%	9.3%
NCF DSCR	0.88x	1.57x

(1)	Historical financial information is unavailable due to the acquisition of the 115 Tabor Road Property in December 2020.

(2)	Based on the underwritten rent roll dated January 1, 2022.

(3)	Based on rent steps through August 1, 2022, for Global Aerospace as well as the average remaining steps for CIGNA and Honeywell.

(4)	Other Income includes reimbursement payments for electric, gas and water, parking income, fitness center and conference room sundry income

(5)	Other Operating Expenses consists of repairs and maintenance, cleaning, utilities, and general and administrative expenses.

(6)	Underwritten Net Operating income is above 2021 net operating income because the new leases signed for Global Aerospace and CIGNA were not included in the 2021 financial information.

(7)	Underwritten Occupancy is based on the economic occupancy.

■	Appraisal. According to the appraisal, the 115 Tabor Road Property has a “Prospective Market Value Upon Completion of Free Rent Period to Cigna” of $103,100,000, which appraised value assumes completion by March 1, 2023 based on recent leasing activity and free rent to CIGNA. The 115 Tabor Road Property has an aggregate “as is” appraised value of $87,800,000 as of February 15, 2022. Based on the “as-is” appraised value of $87,800,000, the Cut-off Date LTV and Maturity Date LTV are 74.0%.

■	Environmental Matters. According to a Phase I environmental report, dated March 8, 2022, there are no recognized environmental conditions or recommendations for further action at the 115 Tabor Road Property.

■  Market Overview and Competition. The 115 Tabor Road Property is located in Morris Plains, New Jersey within the Northern New Jersey metropolitan area. According to a third party market report, the 115 Tabor Road Property is part of the Parsippany submarket. The Parsippany office submarket contains 12,256,827 SF with a 22.6% vacancy rate and average rent of $29.19 PSF. The 115 Tabor Road Property is considered a newer Class A multi tenanted buildings within the submarket, with less than 10% of the submarket representing new construction built since 2010. The Parsippany submarket is considered a middle tier submarket as compared to the other submarkets in the overall Northern New Jersey Metro. As of 2021 Morris County population was 502,091 with a projected annual growth of 0.3%. The median household income in Morris County was $114,585 in 2021 which greater than the median household income in New Jersey of $85,683 and relatively lower than the median household income within 5 miles radius of $118,057.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 115 Tabor Road

The following table displays four comparable office properties for the 115 Tabor Road Property.

Summary of Comparable Leases(1)

Property Name	Tenant Name	City / State	Distance	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
115 Tabor Road	CIGNA	Morris Plains / NJ	NAP	192,640(2)	June 2022(2)	129(2)	$30.25(2)
Mount Kemble Corporate Center	WSP	Morris Township / NJ	6.0 miles	15,700	January 2022	84	$28.50
300 Kimball Drive	Midea America	Parsippany / NJ	6.5 miles	26,951	November 2021	132	$30.00
325 Columbia Turnpike	Bressler, Amery & Ross, P.C.	Florham Park / NJ	7.2 miles	51,806	July 2020	168	$27.50
60 Columbia Drive	McKesson	Morris Township / NJ	4.9 miles	15,151	March 2020	65	$25.75

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated January 1, 2022 and inclusive of average rent steps.

■	The Borrower. The borrower is Tabor Road LLC, a single purpose Delaware limited liability company. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 115 Tabor Road Mortgage Loan.

The borrower sponsor and non-recourse carveout guarantor is Andrew Penson founder of Argent Ventures, a diversified real estate investment and development firm. Argent Ventures was founded in 1997 and is headquartered in New York City. Argent Ventures pursues debt and equity related investments in any asset class. Since its inception, Argent Ventures has purchased over $3 billion in real estate assets and debt instruments in major markets in the United States and Europe.

■	Escrows. At loan origination, the borrower deposited (i) approximately $16,308,345 into an outstanding obligations reserve, (ii) approximately $3,000,000 into a parking reserve, (iii) approximately $247,806 into a tax reserve, (iv) approximately $153,000 into a gap rent reserve and (v) approximately $94,861 into an insurance reserve.

Tax Reserve. On each due date, the borrower is required to deposit reserves of 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $123,903).

Insurance Reserve. On each due date, the borrower is required to fund 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by such policies (initially estimated to be approximately $15,810) unless an acceptable blanket insurance policy is in place.

TI/LC Reserve. On each due date from and after the due date occurring in June 2027, the borrower is required to make monthly deposits of approximately $52,158 into a TI/LC reserve account.

Replacement Reserve. On each due date, the borrower is required to deposit approximately $8,858 into a replacement reserve for capital expenditures.

■	Lockbox and Cash Management. The 115 Tabor Road Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower was required to deliver a tenant direction letter to the existing tenants at the 115 Tabor Road Property within five business days after origination of the 115 Tabor Road Mortgage Loan, directing them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the 115 Tabor Road Property to be deposited into such lockbox within one business day following receipt thereof. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 115 Tabor Road Mortgage Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 115 Tabor Road Mortgage Loan documents are required (i) to the extent that any Trigger Period exists other than solely as the result of a Specified Tenant Honeywell Extension Trigger (as defined below), to be deposited into in an excess cash flow reserve account and as additional collateral for the 115 Tabor Road Mortgage Loan, or (ii) to the extent that any Trigger Period exists solely as the result of a Specified Tenant Honeywell Extension Trigger, be disbursed to the borrower. Upon an event of default under the 115 Tabor Road Mortgage Loan documents, the lender will apply funds to the debt in such priority as it may determine.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 115 Tabor Road

“Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default occurring, (ii) the date on which the debt yield falls below 7.0% (unless the Collateral Cure Condition (defined below) is satisfied) and (iii) a Specified Tenant Trigger Period (as defined below) occurring, and (B) expiring upon (a) with respect to clause (i) above, the cure (if applicable) of such event of default, (b) with respect to clause (ii) above, the debt yield being equal to or greater than 7.25% for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

“Specified Tenant” means, as applicable, (i) CIGNA, together with any successor and/or assigns, (ii) Honeywell, together with any successor and/or assigns (“Honeywell”), (iii) any other tenant that (together with any affiliates) accounts for not less than 25% of the rental income at the 115 Tabor Road Property or that (together with its affiliates) leases (in the aggregate) not less than 25% of the leasable square footage of the 115 Tabor Road Property and/or (iv) any guarantor(s) of the applicable related Specified Tenant lease(s).

“Specified Tenant Space” means that portion of the 115 Tabor Road Property demised to each Specified Tenant pursuant to such Specified Tenant’s lease.

“Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in monetary or material non-monetary default under the applicable Specified Tenant lease beyond applicable notice and cure periods, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), (iii) Specified Tenant failing to be open for business during customary hours and/or “going dark” in more than 50% of the Specified Tenant space (or applicable portion thereof), provided that a tenant will not be considered “dark” if it is either an investment grade tenant, the discontinuation is to comply with governmental restrictions which restrict the use or occupancy as a result of, or otherwise in connection with, the COVID-19 pandemic, or is due to any acceptable remote-working conditions, (iv) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant (including any contraction of space, (v) any termination or cancellation of any Specified Tenant lease and/or any Specified Tenant lease failing to otherwise be in full force and effect, (vi) any bankruptcy or similar insolvency of Specified Tenant and, (vii) a Specified Tenant (other than Honeywell) failing to extend or renew the applicable Specified Tenant lease in accordance with the terms of the 115 Tabor Road Mortgage Loan documents, (viii) Honeywell failing to extend or renew its lease on or prior to the monthly payment date in July 2030 (a “Specified Tenant Honeywell Extension Trigger”) and (ix) the Specified Tenant is no longer an investment grade tenant; and (B) expiring upon the first to occur of (1) the satisfaction of the applicable Specified Tenant Cure Conditions; (2) the borrower leasing the entire applicable Specified Tenant space (or applicable portion thereof) pursuant to one or more leases in accordance with the terms of the 115 Tabor Road Mortgage Loan documents, the applicable tenant(s) under such lease(s) being in actual, physical occupancy of the space demised under its lease, all contingencies to effectiveness of each such lease have expired or been satisfied, each such lease has commenced and a rent commencement date has been established and, in lender’s reasonable judgment, the applicable Specified Tenant Excess Cash Flow Condition (as defined below) is satisfied in connection therewith; or (3) solely with respect to clause (A)(iv) or (A)(v) of the definition of Specified Tenant Trigger Period, either: (x) the ST Cap Condition is satisfied with respect to the applicable Specified Tenant Space, or (y) to the extent the debt yield equals or exceeds 8.4% and the borrower has deposited all termination and other similar payments received in connection with the termination of the applicable Specified Tenant lease into a reserve account

“Specified Tenant Cure Conditions” means (a) with regard to any Specified Tenant Trigger Period commenced in connection with clause (A)(i) of the definition thereof, the cure (if applicable) of such event of default, (b) with respect to a Specified Tenant Trigger Period occurring in connection with clause (A)(ii) or (A)(iii) of the definition thereof, the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space and, unless a permitted dark event is ongoing, open for business and not “dark” in the Specified Tenant space and the applicable Specified Tenant is paying full, unabated rent, (c) with respect to a Specified Tenant Trigger Period occurring in accordance with clause (A)(iv) or (A)(v) of the definition thereof, the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices, (d) with respect to a Specified Tenant Trigger Period occurring in accordance with clause (A)(vi) of the definition thereof (with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease,) the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant lease (e) with respect to a Specified Tenant Trigger Period occurring in accordance with clause (A)(vii) of the definition thereof, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease in accordance with the terms hereof and thereof prior to the applicable expiration date of the Specified Tenant lease, (f) with respect to a Specified Tenant Trigger Period occurring in accordance with clause (A)(viii) of the definition thereof, Honeywell has renewed or extended its Specified Tenant lease in accordance with the terms hereof and thereof prior to the applicable

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #6: 115 Tabor Road

expiration date of its Specified Tenant lease, and/or and (vii) in the event the Specified Tenant Trigger Period is due to clause (A)(ix) of the definition thereof, the applicable Specified Tenant or applicable guarantor is an investment grade tenant or guarantor.

“Specified Tenant Excess Cash Flow Condition” means with respect to curing any Specified Tenant Trigger Period by re-tenanting the applicable Specified Tenant Space (as contemplated by clause (B)(2) of the definition of Specified Tenant Trigger Period), sufficient funds have been accumulated in the excess cash flow account (during the continuance of the subject Specified Tenant Trigger Period) to cover all reasonably anticipated leasing commissions, tenant improvement costs, tenant allowances, free rent periods, and/or rent abatement periods to be incurred in connection with any such re-tenanting.

“ST Cap Condition” means that the amount in the excess cash flow account (without duplication of any amounts then on deposit to satisfy the Specified Tenant Excess Cash Flow Condition with respect to any other Specified Tenant Trigger Period) is equal to or greater than (when aggregated with any lease termination payments relating to the applicable Specified Tenant Lease that has terminated which have been deposited with lender) (x) $75, multiplied by (y) the number of leasable square feet of the applicable Specified Tenant Space that have been terminated pursuant to clause (iv) of the definition of Specified Tenant Trigger Period; provided, that the borrower may satisfy this condition by depositing additional amounts amount in the excess cash flow account or delivering a letter of credit in said amount to be held as additional collateral for the 115 Tabor Mortgage Loan.

A “Collateral Cure Condition” will be deemed to be satisfied if and for so long as the borrower will have deposited cash into an account with lender or delivered to lender a letter of credit which, in either case, shall serve as additional collateral for the 115 Tabor Road Mortgage Loan, in an amount which, if applied as a reduction to the amount of the debt would cause the debt yield to equal or exceed 7.25%.

■	Property Management. The 115 Tabor Road Property is managed by Cushman & Wakefield US, Inc.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. Not Permitted.

■	Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the greater of $156,281,335 between both buildings and the original principal balance of the loan, in both cases, with a replacement cost endorsement, plus business interruption coverage in an amount equal to 100% of the projected gross income for the applicable 115 Tabor Road property for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $25,000 unless lender consents to a higher deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: Industry Rino station

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: Industry Rino station

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: Industry Rino station

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller		JPMCB
Location (City / State)	Denver, Colorado	Cut-off Date Balance		$60,000,000
Property Type	Office	Cut-off Date Balance per SF		$337.65
Size (SF)	177,697	Percentage of Initial Pool Balance		5.3%
Total Occupancy as of 3/14/2022	96.3%	Number of Related Mortgage Loans		None
Owned Occupancy as of 3/14/2022	96.3%	Type of Security		Fee
Year Built / Latest Renovation	2017-2019 / NAP	Mortgage Rate		5.20500%
Appraised Value	$97,500,000	Original Term to Maturity (Months)		120
Appraisal Date	2/4/2022	Original Amortization Term (Months)		NAP
Borrower Sponsor	Q Factor Solutions	Original Interest-Only Period (Months)		120
Property Management	Q Factor LLC	First Payment Date		5/1/2022
		Maturity Date		4/1/2032
Underwritten Revenues	$8,263,282
Underwritten Expenses	$2,741,013	Escrows(2)
Underwritten Net Operating Income (NOI)(1)	$5,522,269		Upfront	Monthly
Underwritten Net Cash Flow (NCF)(1)	$5,215,570	Taxes	$94,574	$94,574
Cut-off Date LTV Ratio	61.5%	Insurance	$100	$16,335
Maturity Date LTV Ratio	61.5%	Replacement Reserves	$0	$0
DSCR Based on Underwritten NOI / NCF	1.74x / 1.65x	TI / LC(3)	$1,000,000	$14,833
Debt Yield Based on Underwritten NOI / NCF	9.2% / 8.7%	Other	$0	$0

Sources and Uses
Sources	$	%	Uses	$	%
Mortgage Loan	$60,000,000	71.3%	Principal Equity Distribution(4)	$82,823,842	98.5%
Borrower Sponsor Equity	24,098,110	28.7	Upfront Reserves(3)	1,094,674	1.3
			Closing Costs	179,594	0.2
Total Sources	$84,098,110	100.0%	Total Uses	$84,098,110	100.0%

(1)	Underwritten NOI and Underwritten NCF are inclusive of contractual rent steps totaling $110,699 underwritten through March 2023.

(2)	See “Escrows” herein.

(3)	The borrower provided an initial deposit of $1,000,000 in the form of two letters of credit in lieu of a cash deposit to fund the rollover reserve initial deposit in accordance with the Industry RiNo Station Mortgage Loan (as defined below) documents.

(4)	Principal Equity Distribution consists of (i) an equity share purchase price of $45.0 million and (ii) a loan payoff of approximately $37.8 million..

■	The Mortgage Loan. The mortgage loan (the “Industry RiNo Station Mortgage Loan”) is secured by a first mortgage encumbering the borrower’s fee interest in a Class A office building located in Denver, Colorado (the “Industry RiNo Station Property”). The Industry RiNo Station Mortgage Loan has an original principal balance and an outstanding principal balance as of the Cut-off Date of $60,000,000 and represents approximately 5.3% of the Initial Pool Balance. The Industry RiNo Station Mortgage Loan was originated by JPMorgan Chase Bank, National Association on March 23, 2022. The proceeds of the Industry RiNo Station Mortgage Loan were used to recapitalize the Industry RiNo Station Property, pay origination costs and fund upfront reserves to the borrower sponsor.

The Industry RiNo Station Mortgage Loan has an initial term of 120 months, with 119 months remaining as of the Cut-off Date. The Industry RiNo Station Mortgage Loan requires interest-only payments during its entire term and accrues interest at a rate of 5.20500% per annum. The scheduled maturity date of the Industry RiNo Station Mortgage Loan is the due date in April 2032. On any business date after the payment date occurring in May 2024, the borrower may voluntarily prepay the Industry RiNo Station Mortgage Loan in full (but not in part), provided that such prepayment is subject to a yield maintenance charge based upon the greater of a yield maintenance premium or 1.0% of the principal amount prepaid.

■	The Mortgaged Property. The Industry RiNo Station Property is a 177,697 SF, Class A creative office property comprised of two buildings which include the main building which is a two/partial three-story office building and a five-story parking garage with 370 spaces (2.14 spaces per 1,000 SF). The Industry RiNo Station Property is situated on approximately 3.9 acres of land and has primary street frontage on Walnut Street, located within the northeast corner of the RiNo Art District. The Industry RiNo Station Property is located within walking distance from the 38th and Blake Light Rail Station connecting the Industry RiNo Station Property to Union Station and the Denver International Airport. The primary office building at the Industry RiNo Station Property was built in 2017 and the parking structure that includes 29,675 SF of additional office space was completed in 2019. The Industry RiNo Station Property includes several amenities including a shared conference room, training and meeting rooms, event space, full-service café, patio/deck areas with an open ceiling build-out and on-site parking.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: Industry Rino station

As of March 14, 2022, the Industry RiNo Station Property was 96.3% leased to approximately 29 tenants representing a mix of technology, healthcare and media sectors.

The largest tenant, Convercent (20.7% of NRA; 20.6% of UW Base Rent), is a Denver, Colorado-based software company that helps companies design and implement ethics and compliance programs. Founded in 2012, Convercent has approximately 6.7 million employees in 149 countries. Convercent is headquartered at the Industry RiNo Station Property and has been a tenant at the Industry RiNo Station Property since 2018.

The second largest tenant, Dispatch Health (16.7% of NRA; 19.3% of UW Base Rent), is a platform that allows people to request on-demand medical care for people of all ages in the comfort of their own home. The company is able to deliver care through multiple channels, including local municipalities and emergency first response systems, health systems and senior care facilities. The company was founded in 2013 by two former mobile health executives and now has approximately 2,000 employees. Dispatch Health is headquartered at the Industry RiNo Station Property and has occupied its space since 2020.

The third largest tenant, Velocity Global (15.4% of NRA; 13.9% of UW Base Rent), is a global employment solutions provider that enables companies to hire and employ teams anywhere in the world. Founded in 2014, Velocity Global is a built-in-Colorado company that has capabilities, partners and employees in over 185 countries. Velocity Global is headquartered at the Industry RiNo Station Property and has occupied its space since 2017.

■	COVID-19 Update. As of April 1, 2022, the Industry RiNo Station Property is fully open and operational and the Industry RiNo Station Mortgage Loan is not subject to any COVID-19 modification or forbearance request. The first payment date for the Industry RiNo Station Mortgage Loan is May 1, 2022. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The following table presents certain information relating to the tenants at the Industry RiNo Station Property:

Largest Tenants Based on Underwritten Base Rent (1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
Convercent	NR / NR / NR	36,727	20.7%	$1,034,589	20.6%	$28.17	7/31/2025	1, 5-year option
Dispatch Health	NR / NR / NR	29,675	16.7	967,120	19.3	$32.59	8/31/2026	1, 5-year option
Velocity Global	NR / NR / NR	27,385	15.4	699,071	13.9	$25.53	11/30/2022	None
Cloud Elements	NR / NR / NR	10,610	6.0	318,357	6.3	$30.01	3/31/2023	None
Q Factor	NR / NR / NR	5,009	2.8	184,081	3.7	$36.75	1/31/2025	None
Tee Turtle	NR / NR / NR	5,379	3.0	181,541	3.6	$33.75	8/31/2024	None
Intrinsic LLC	NR / NR / NR	6,607	3.7	178,123	3.5	$26.96	2/28/2025	1, 5-year option
Edgeconnex Holdings	NR / NR / NR	4,723	2.7	140,284	2.8	$29.70	9/30/2024	None
Backbone Media Inc.	NR / NR / NR	3,718	2.1	132,138	2.6	$35.54	8/31/2023	2, 1-year options
Linhart PR	NR / NR / NR	4,257	2.4	128,495	2.6	$30.18	2/28/2024	None
Ten Largest Tenants		134,090	75.5%	$3,963,799	78.9%	$29.56
Remaining Occupied Tenants		37,036	20.8	1,059,482	21.1%	$28.61
Total Occupied		171,126	96.3%	$5,023,281	100.0%	$29.35
Vacant		6,571	3.7
Total / Wtd. Avg.		177,697	100.0%

(1)	Based on the underwritten rent roll dated as of March 14, 2022.

(2)	Certain ratings are those of the parent entity whether or not the parent entity guarantees the lease.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps totaling $110,699 underwritten through March 2023.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: Industry Rino station

The following table presents certain information relating to the lease rollover schedule at the Industry RiNo Station Property, based on the initial lease expiration date:

Lease Expiration Schedule (1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA(3)	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM(4)	9,149	5.1%	5.1%	$50,574	1.0%	$5.53	2
2022	34,202	19.2	24.4%	967,002	19.3	$28.27	6
2023	24,805	14.0	38.4%	796,724	15.9	$32.12	7
2024	14,848	8.4	46.7%	482,106	9.6	$32.47	4
2025	56,724	31.9	78.6%	1,697,727	33.8	$29.93	8
2026	31,398	17.7	96.3%	1,029,148	20.5	$32.78	2
2027	0	0.0	96.3%	0	0.0	$0.00	0
2028	0	0.0	96.3%	0	0.0	$0.00	0
2029	0	0.0	96.3%	0	0.0	$0.00	0
2030	0	0.0	96.3%	0	0.0	$0.00	0
2031	0	0.0	96.3%	0	0.0	$0.00	0
2032 & Thereafter	0	0.0	96.3%	0	0.0	$0.00	0
Vacant	6,571	3.7	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	177,697	100.0%		$5,023,281	100.0%	$29.35	29

(1)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the lease) that are not considered in the above Lease Expiration Schedule.

(2)	Based on the underwritten rent roll dated as of March 14, 2022.

(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent $ per SF are inclusive of contractual rent steps totaling $110,699 underwritten through March 2023.

(4)	MTM includes (i) 8,134 SF of amenity space with no attributable underwritten base rent, (ii) 512 SF leased to the management office and 503 SF of office space, collectively, accounting for approximately $50,574 in underwritten base rent.

The following table presents certain information relating to historical leasing at the Industry RiNo Station Property:

Historical Leased %(1)(2)

2019	2020	2021	As of 3/14/2022(3)
77.7%	87.7%	92.3%	96.3%

(1)	As of December 31, unless specified otherwise.

(2)	The primary office building at the Industry RiNo Station Property was constructed in 2017. The parking garage with additional office space was completed in 2019. Occupancy fluctuates based on the delivery of SF associated with the parking garage in 2019.

(3)	Based on the underwritten rent roll dated as of March 14, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: Industry Rino station

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Industry RiNo Station Property:

Cash Flow Analysis(1)(2)(3)

	2021	Underwritten	Underwritten $ per SF
Base Rent(4)	$3,681,328	$5,023,281	$28.27
Vacant Income	0	398,475	$2.24
Gross Potential Rent	$3,681,328	$5,421,756	$30.51
CAM	1,739,249	2,564,932	$14.43
Vacancy & Credit Loss	0	(426,948)	$(2.40)
Parking	231,564	703,541	$3.96
Effective Gross Income	$5,652,141	$8,263,282	$46.50
Total Operating Expenses	2,228,649	2,741,013	$15.43
Net Operating Income	$3,423,492	$5,522,269	$31.08
TI / LC	0	271,160	$1.53
Replacement Reserves	0	35,539	$0.20
Net Cash Flow	$3,423,492	$5,215,570	$29.35

Occupancy(5)	92.3%	94.7%
NOI Debt Yield	5.7%	9.2%
NCF DSCR	1.08x	1.65x

(1)	Based on the underwritten rent roll dated as of March 14, 2022.

(2)	Historical financials for 2017 – 2020 are not available as the primary office building at the Industry RiNo Station Property was constructed in 2017. The parking garage with additional office space was completed in 2019.

(3)	The increase from 2021 Net Cash Flow to 2021 U/W Net Cash Flow is primary attributable to the Industry RiNo Station Property being completed in 2019 and undergoing lease-up and stabilization.

(4)	Base rent is inclusive of contractual rent steps totaling $110,699 underwritten through March 2023.

(5)	Underwritten Occupancy is based on the economic occupancy.

■	Appraisal. The appraisal concluded an “as is” appraised value of $97,500,000 as of February 4, 2022. Based on the “as is” appraised value, the Industry RiNo Station Mortgage Loan has a loan-to-value ratio of 61.5%.

■	Environmental Matters. According to a Phase I environmental report dated February 18, 2022, there was no evidence of any recognized environmental conditions at the Industry RiNo Station Property.

■	Market Overview and Competition. The Industry RiNo Station Property is located within the River North (“RiNo”) submarket within the greater Denver metropolitan statistical area (“Denver MSA”) market. The Denver MSA includes over 1.63 million employees and has a 4.5% unemployment rate, per the appraisal. The top three industries within the Denver MSA are health care/social assistance, professional/scientific/tech services and retail trade according to the appraisal. The Denver MSA is expanding, with the labor force expected to grow at a pace faster than the U.S. average. As of the fourth quarter of 2021, the Denver office market had a vacancy rate of 19.3% and average asking rent of $31.79 per SF.

According to the appraisal, as of the fourth quarter of 2021, the RiNo submarket contained approximately 2.05 million SF of office space, representing 1.7% of the Denver metropolitan office market with a vacancy rate of 26.1% and average asking rents of $46.08 per SF. The average Class A vacancy rate for the RiNo submarket as of the fourth quarter of 2021 was 28.0% with an average rental rate of $48.09 per SF. The 2021 total population and median household income within a one-, three- and five-mile radius of the Industry RiNo Property was 18,970, 184,877, 437,532, and $72,366, $75,855 and $77,674, respectively.

The appraisal identified six comparable office leases across six buildings within Denver, Colorado ranging in size from 99,925 SF to 279,317 SF with lease terms ranging between 1.5 and 11.8 years. The comparable tenants reported annual NNN rental rates ranging from $32.00 to $65.00 SF, with a weighted average rent of approximately $34.29 per SF, which is slightly higher than the underwritten weighted average in-place office rent of approximately $29.35 per SF.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: Industry Rino station

The following table presents certain information relating to the appraisal’s market rent conclusion for the Industry RiNo Station Property:

Summary of Appraisal’s Conlcued Office Market Rent(1)

Space Type	Appraisal’s Concluded Office Market Rent PSF
Office – Gross Small	$70.00
Office – Net Large > 4K SF	$33.00
Office – Net Small < 4K SF	$35.00

(1)	Source: Appraisal.

■	The Borrower. The borrower, Industry RiNo Station LLC, is a Delaware limited liability company structured to be a special purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Industry RiNo Station Mortgage Loan.

The borrower sponsor under the Industry RiNo Station Mortgage Loan is Q Factor Solutions (“Q Factor”) and the non-recourse carveout guarantor is Henry Jason Winkler. Mr. Winkler is the co-founder of Q Factor, which is a vertically integrated, contemporary real estate development firm specializing in creative design, adaptive reuse and place-marking in urban environments. Q Factor’s existing portfolio consists of over 750,000 SF of modern office space and over one million SF of mixed-use projects under construction. Q Factor owns and operates creative office buildings under its industry brand in Denver and Salt Lake City with new locations under construction in Bozeman and Detroit.

■	Escrows. At loan origination, the borrower deposited approximately (i) $94,574 into a tax reserve and (iii) $100 into an insurance reserve. In addition, the borrower was required at origination to deliver to the lender within 14 days after loan origination, an initial deposit of $1,000,000 in the form of cash or a letter of credit into the rollover reserve account. The borrower provided to the lender two letters of credit in the aggregate amount of $1,000,000 (the “Rollover Reserve Initial Deposit”).

Tax Reserve. On a monthly basis, the borrower is required to deposit 1/12 of an amount which would be sufficient to pay taxes for the next ensuing 12 months (currently estimated to be approximately $94,574).

Insurance Reserve. On a monthly basis, the borrower is required to deposit 1/12 of an amount (currently estimated to be approximately $16,335) which would be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies, unless an acceptable blanket insurance policy is in place. No acceptable blanket policy is currently in place and monthly insurance reserve deposits are required.

TI/LC Reserve. On a monthly basis, the borrower is required to deposit into the TI/LC reserve, an amount equal to approximately $14,833.

■	Lockbox and Cash Management. The Industry RiNo Station Mortgage Loan is structured with a hard lockbox and springing cash management. All funds in the lockbox accounts will be swept to an account designated by the borrower, unless a Cash Sweep Event (as defined below) is continuing, in which case such funds are required to be swept on each business day into a cash management account controlled by the lender, at which point, following payment of taxes and insurance, debt service, bank fees, required reserves and operating expenses, all funds are required to be deposited into the excess cash flow reserve, to be held by the lender as additional security for the Industry RiNo Station Mortgage Loan and disbursed in accordance with the terms of the Industry RiNo Station Mortgage Loan documents.

A “Cash Sweep Event” means the occurrence of (a) an event of default under the Industry RiNo Station Mortgage Loan documents, (b) any bankruptcy action or insolvency of the borrower, (c) any bankruptcy action or insolvency of the property manager; provided, however, any such bankruptcy action or insolvency of the property manager that is not an affiliated manager will not be a Cash Sweep Event if the borrower replaces such manager within 30 days in accordance with the Industry RiNo Station Mortgage Loan documents; (d) the debt service coverage ratio based on the trailing three-month period immediately preceding the date of such determination being less than 1.30x; and (e) a Major Tenant Trigger Event (as defined below).

A “Cash Sweep Event Cure” means (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default, (ii) with respect to clause (c) above, if borrower replaces the property manager with a qualified manager under a replacement management agreement within 60 days, (iii) with respect to clause (d) above, (x) the achievement of a debt service coverage ratio of 1.30x or greater for two consecutive quarters based upon the trailing three-month

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #7: Industry Rino station

periods immediately preceding the date of determination or (y) the lender’s receipt of cash or a letter of credit which if used to reduce the outstanding principal balance would cause the debt service coverage ratio for the applicable period to equal or exceed 1.30x, or (v) with respect to clause (e) above, the occurrence of a Major Tenant Trigger Event Cure (as defined below); provided, however, that, such Cash Sweep Event Cure set forth in this definition is subject to the following: (A) no event of default has occurred and is continuing under the Industry RiNo Station Mortgage Loan documents, (B) a Cash Sweep Event Cure may occur no more than a total of four times in the aggregate during the term of the Industry RiNo Station Mortgage Loan other than with respect to the Cash Sweep Event Cure as set forth in clause (iii) above, which may occur an unlimited number of times during the term of the Industry RiNo Station Mortgage Loan, (C) the borrower has paid all of the lender’s related reasonable expenses, and (D) in no event may the borrower be entitled to cure a Cash Sweep Event caused by a bankruptcy action or insolvency of the borrower.

“Major Tenant Trigger Event” means the occurrence of any of the following: (a) (i) any bankruptcy action or insolvency of Convercent or its parent company, (ii) Convercent “goes dark,” (iii) Convercent terminates its lease, (iv) Convercent subleases or lists 50% or more of its premises for sublease, (v) the borrower fails to deliver to the lender (A) evidence that Convercent has renewed its lease in accordance with the terms set forth therein for a term of not less than five years and otherwise in accordance with the Industry RiNo Station Mortgage Loan documents or (B) an updated tenant estoppel certificate from Convercent confirming, among other things, such renewal and reflecting the terms of any such renewal and that Convercent is in physical occupancy of its leased space and paying full contractual rent, before the required date set forth in the Industry RiNo Station Mortgage Loan documents, or (vi) Convercent gives notice or publicly announces its intention not to renew its lease (the foregoing clauses (i) through (vi), collectively, the “Convercent Trigger Event”); and/or (b) (i) any bankruptcy action or insolvency of Dispatch Health or its parent company, (ii) Dispatch Health “goes dark,” (iii) Dispatch Health terminates its lease, (iv) Dispatch Health subleases or lists 50% or more of its premises for sublease, (v) the borrower fails to deliver to the lender (A) evidence that Dispatch Health has renewed its lease in accordance with the terms set forth therein for a term of not less than five years and otherwise in accordance with the Industry RiNo Station Mortgage Loan documents and (B) an updated tenant estoppel certificate from Dispatch Health confirming, among other things, such renewal and reflecting the terms of any such renewal and that Dispatch Health is in physical occupancy of its leased space and paying full contractual rent, before the required date set forth in the Industry RiNo Station Mortgage Loan documents, or (vi) Dispatch Health gives notice or publicly announces its intention not to renew its lease (the foregoing clauses (i) through (vi), collectively, the “Dispatch Health Trigger Event”).

“Major Tenant Trigger Event Cure” means (a) if the Major Tenant Trigger Event is caused solely by the occurrence of a Convercent Trigger Event, the occurrence of either of the following: (i) the borrower has entered into one or more replacement leases covering the premises currently occupied by Convercent, such replacement tenants are in physical occupancy of such premises, and the borrower has provided, among other things, a copy of each executed replacement lease and a tenant estoppel satisfactory to the lender, or (ii) the achievement of a debt service coverage ratio (excluding any rent paid or payable under Convercent’s lease) of 1.69x or greater for two consecutive quarters based upon the trailing three-month periods immediately preceding the date of determination; (b) if the Major Tenant Trigger Event is caused solely by the occurrence of a Dispatch Health Trigger Event, the occurrence of either of the following: (i) the borrower has entered into one or more replacement leases covering the premises currently occupied by Dispatch Health, such replacement tenants are in physical occupancy of such premises, and the borrower has provided, among other things, a copy of each executed replacement lease and a tenant estoppel satisfactory to the lender, or (ii) the achievement of a debt service coverage ratio (excluding any rent paid or payable under Dispatch Health’s lease) of 1.69x or greater for two consecutive quarters based upon the trailing three-month periods immediately preceding the date of determination.

■	Property Management. The Industry RiNo Station Property is currently managed by Q Factor LLC, a Colorado limited liability company and an affiliate of the borrower sponsor.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. Not permitted.

■	Terrorism Insurance. The borrower is required to maintain terrorism insurance in an amount equal to the full replacement cost of the Industry RiNo Station Property, as well as 24 months of rental loss and/or business interruption coverage, together with a 6-month extended period of indemnity following casualty. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: BEDROCK PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: BEDROCK PORTFOLIO

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: BEDROCK PORTFOLIO

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties		14	Loan Seller		JPMCB
Location (City / State)		Detroit, Michigan	Cut-off Date Balance(3)		$54,000,000
Property Type(1)		Various	Cut-off Date Balance per SF(3)		$159.58
Size (SF)		2,694,627	Percentage of Initial Pool Balance		4.8%
Total Occupancy as of 11/10/2021(2)		88.7%	Number of Related Mortgage Loans		None
Owned Occupancy as of 11/10/2021(2)		88.7%	Type of Security(4)(5)		Fee/Leasehold
Year Built / Latest Renovation(1)		Various / Various	Mortgage Rate		3.77800%
Appraised Value(1)		$724,300,000	Original Term to Maturity (Months)		84
Appraisal Date		Various	Original Amortization Term (Months)		NAP
Borrower Sponsor		Bedrock Detroit	Original Interest Only Period (Months)		84
Property Management		Bedrock Management Services LLC	First Payment Date		2/1/2022
			Maturity Date		1/1/2029

Underwritten Revenues		$97,560,449
Underwritten Expenses		$39,136,450	Escrows(6)
Underwritten Net Operating Income (NOI)		$58,423,999		Upfront	Monthly
Underwritten Net Cash Flow (NCF)		$54,409,505	Taxes	$1,696,002	$424,000
Cut-off Date LTV Ratio(3)		59.4%	Insurance	$0	Springing
Maturity Date LTV Ratio(3)		59.4%	Replacement Reserve	$62,336	$62,336
DSCR Based on Underwritten NOI / NCF(3)		3.55x / 3.30x	TI / LC	$280,690	$280,690
Debt Yield Based on Underwritten NOI / NCF(3)		13.6% / 12.7%	Other(7)	$9,362,153	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$430,000,000	100.0%	Existing Loan Payoff	$331,057,990	77.0%
			Return of Equity	83,185,780	19.3
			Upfront Reserves	11,401,181	2.7
			Closing Costs	4,355,049	1.0
Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%

(1)	See “Portfolio Summary” chart below for Property Types, Year Built / Latest Renovation and Appraised Values of the individual Bedrock Portfolio Properties (as defined below).

(2)	Occupancy represents occupancy for office and retail space in the Bedrock Portfolio (as defined below).

(3)	The Bedrock Portfolio Mortgage Loan (as defined below) is part of the Bedrock Portfolio Loan Combination (as defined below), which is evidenced by 11 pari passu notes with an aggregate outstanding principal balance of $430.0 million. LTV Ratios, DSCR, Debt Yield and Cut-off Date Balance per SF set forth above are calculated based on the outstanding balance of the Bedrock Portfolio Loan Combination.

(4)	The Bedrock Portfolio Loan Combination is secured by the borrowers’ fee or leasehold interests in seven office buildings, five parking garages and two mixed-use properties that were built between 1913 and 2013. Each Mortgaged Property within the portfolio was renovated between 2010 and 2019. See “Portfolio Summary” table herein.

(5)	The One Woodward Mortgaged Property is comprised in part of ground leasehold interests under a pair of ground leases expiring in April 2040 or later.

(6)	See “—Escrows” below.

(7)	The total Other reserves of approximately $9,362,153 deposited at loan origination includes $8,392,690 for an upfront outstanding TI / LC reserve, $477,905 for an outstanding free rent reserve, $250,000 for an outstanding environmental reserve and $241,558 for a required repairs reserve.

■	The Mortgage Loan. The mortgage loan (the “Bedrock Portfolio Mortgage Loan”) is part of a Loan Combination (the “Bedrock Portfolio Loan Combination”) with an aggregate principal balance as of the Cut-off Date of $430,000,000, which is secured by a first mortgage encumbering the borrowers’ fee or leasehold interests in a portfolio of office, mixed-use and parking garage properties totaling 2,694,627 SF, located in the Detroit, Michigan central business district (the “Bedrock Portfolio” or the “Bedrock Portfolio Properties”). The Bedrock Portfolio Mortgage Loan will be evidenced by the non-controlling Notes A-1-3-B and A-1-6 with an aggregate outstanding principal balance as of the Cut-off Date of $54,000,000, representing approximately 4.8% of the Initial Pool Balance. The Bedrock Portfolio Loan Combination is comprised of 11 pari passu notes with an aggregate principal balance as of the Cut-off Date of $430,000,000, as detailed in the “Loan Combination Summary” table below.

The Bedrock Portfolio Loan Combination was co-originated by JPMorgan Chase Bank, National Association (“JPMCB”) and Starwood Mortgage Capital LLC (“SMC”). The Bedrock Portfolio Loan Combination requires interest-only payments during its entire term and accrues interest at a rate of 3.77800% per annum. The Bedrock Portfolio Loan Combination proceeds were used to pay off approximately $331.1 million of existing debt, return approximately $83.2 million of equity to the borrower sponsor, fund reserves and pay origination costs.

The Bedrock Portfolio Loan Combination has an initial term of 84 months and has a remaining term of 80 months as of the Cut-off Date. The scheduled maturity date of the Bedrock Portfolio Loan Combination is the due date in January 2029. Voluntary prepayment of the Bedrock Portfolio Loan Combination in whole, or in part, is permitted at any time on or after the payment date occurring in March 2024 with payment of a prepayment premium. Voluntary prepayment of the Bedrock Portfolio Loan Combination in whole, or in part, is permitted on or after the payment date occurring in October 2028 without payment of any prepayment premium.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: BEDROCK PORTFOLIO

The table below summarizes the promissory notes that comprise the Bedrock Portfolio Loan Combination. The relationship between the holders of the Bedrock Portfolio Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Outside Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder(s)	Controlling Piece
A-1-1	$125,000,000	$125,000,000	Benchmark 2022-B32	Yes
A-1-2	$50,000,000	$50,000,000	Benchmark 2022-B34	No
A-1-3-A	$35,000,000	$35,000,000	Benchmark 2022-B34	No
A-1-3-B	$15,000,000	$15,000,000	Benchmark 2022-B35	No
A-1-4	$50,000,000	$50,000,000	Benchmark 2022-B33	No
A-1-5	$30,000,000	$30,000,000	Benchmark 2022-B33	No
A-1-6	$39,000,000	$39,000,000	Benchmark 2022-B35	No
A-2-1	$40,000,000	$40,000,000	BMO 2022-C1	No
A-2-2	$26,000,000	$26,000,000	BBCMS 2022-C15	No
A-2-3	$10,000,000	$10,000,000	MSC 2022-L8	No
A-2-4	$10,000,000	$10,000,000	MSC 2022-L8	No
Loan Combination	$430,000,000	$430,000,000

■	The Mortgaged Properties. The Bedrock Portfolio consists of seven office buildings with ground floor retail (2,529,041 SF; 80.7% of underwritten net cash flow), five parking garages (5,036 stalls; 16.1% of underwritten net cash flow) and two mixed-use multifamily buildings (53 units; 3.1% of underwritten net cash flow). The Bedrock Portfolio Properties are located in downtown Detroit and are accessible via the I-75, I-94 and I-96 expressways in addition to other major roadways. The Bedrock Portfolio is a cross-collateralized portfolio encompassing several commercial and residential uses, in addition to a tenant mix representing a wide array of industries. The office assets included in the Bedrock Portfolio, include historic rehabilitations of landmark buildings, as well as ground-up construction. The Bedrock Portfolio represents a critical mass of central business district (“CBD”) Class A office inventory, comprising a substantial share of the overall submarket.

Portfolio Summary

Property Name	Property Type / Subtype	Year Built / Renovated	SF/ Stalls / Units	Allocated Loan Combination Cut-off Date Balance	% of Allocated Loan Combination Cut-off Date Balance	Appraised Value	% of Appraised Value	UW NCF	% of UW NCF
First National Building	Office / CBD	1921 / 2010	800,119 / 427 / -	$99,140,800	23.1%	$162,000,000	22.4%	$14,276,324	26.2%
The Qube	Office / CBD	1958 / 2011	522,702 / - / -	63,038,000	14.7%	103,000,000	14.2%	$8,693,152	16.0%
Chrysler House	Office / CBD	1919 / 2013	343,488 / 924 / -	49,278,000	11.5%	83,000,000	11.5%	$6,142,746	11.3%
1001 Woodward	Office / CBD	1965 / 2013	319,039 / 731 / -	48,959,800	11.4%	80,000,000	11.0%	$6,887,443	12.7%
One Woodward	Office / CBD	1962 / 2013	370,257 / 90 / -	35,492,200	8.3%	58,000,000	8.0%	$5,096,070	9.4%
The Z Garage	Other / Parking Garage	2013 / 2015-2016	40,227 / 1,351 / -	29,007,800	6.7%	53,000,000	7.3%	$2,078,882	3.8%
Two Detroit Garage	Other / Parking Garage	2002 / 2015-2016	- / 1,106 / -	21,955,800	5.1%	37,000,000	5.1%	$2,928,886	5.4%
1505 & 1515 Woodward	Office / CBD	1925 / 2018	141,741 / - / -	20,777,600	4.8%	35,000,000	4.8%	$2,454,589	4.5%
1001 Brush Street	Other / Parking Garage	1993 / 2015-2016	38,519 / 1,309 / -	17,535,400	4.1%	32,000,000	4.4%	$1,683,875	3.1%
The Assembly	Mixed Use / Multifamily/Office/Retail	1913 / 2019	81,147 / 50 / 32	13,717,000	3.2%	23,100,000	3.2%	$1,334,926	2.5%
419 Fort Street Garage	Other / Parking Garage	2005 / 2015-2016	- / 637 / -	12,470,000	2.9%	21,000,000	2.9%	$1,584,990	2.9%
Vinton	Mixed Use / Multifamily/Retail	1917 / 2018	5,693 / - / 21	7,525,000	1.8%	17,500,000	2.4%	$377,823	0.7%
1401 First Street	Other / Parking Garage	1976 / 2017	- / 633 / -	7,421,800	1.7%	13,500,000	1.9%	$502,080	0.9%
Lane Bryant Building	Office / CBD	1917 / 2018	31,695 / - / -	3,680,800	0.9%	6,200,000	0.9%	$367,719	0.7%
Total			2,694,627 / 7,258 / 53	$430,000,000	100.0%	$724,300,000	100.0%	$54,409,505	100.0%

As of November 10, 2021, the Bedrock Portfolio office properties were 88.7% leased to a diverse array of institutional quality tenants, including several Bedrock Portfolio Borrower Sponsor-affiliated publicly traded entities. Dan Gilbert, the founder of the Bedrock Portfolio Borrower Sponsor, is affiliated and/or controls some of the tenants at the Bedrock Portfolio, including Quicken Loans, Amrock, Inc and Bedrock Management Services LLC, collectively accounting for approximately 58.0% of the underwritten base rent.

Collectively, the five parking garages drive approximately 16.1% of underwritten net cash flow. The parking garage component features a combination of long-term parking leases (37.8% of total parking garage revenue), month-to-month leases (22.6% of total parking garage revenue), transient parking (9.4% of total parking garage revenue), as well as contractual parking leases associated with on-site parking at the office properties (30.2%). The parking garages in the Bedrock Portfolio benefit from high demand for parking in the Detroit CBD, with an average monthly utilization (occupancy) of 124.5% on leased and month-to-month parking spaces (not including transient parking) as of the third quarter of 2021. Utilization has averaged 122.8% since the first quarter of 2019. Due to the lack of publicly available transportation historically driven in part by resistance from the motor vehicle industry, Detroit has relied primarily on personal car transportation, which continues to benefit the garages in the Bedrock Portfolio.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: BEDROCK PORTFOLIO

Historical Parking Utilization(1)

Parking Garages	Stalls	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	Q3 2021	Average
1001 Brush Street	1,309	119.3%	118.6%	120.8%	119.0%	131.5%	127.1%	129.3%	122.7%	116.7%	91.5%	129.3%	120.5%
1401 First Street	633	147.9%	131.3%	130.3%	133.3%	107.7%	92.1%	80.9%	79.8%	76.8%	78.5%	80.9%	103.6%
419 Fort Street Garage	637	106.4%	109.6%	122.8%	120.1%	152.9%	163.7%	167.7%	153.4%	146.2%	142.1%	167.7%	141.1%
The Z Garage	1,351	119.3%	119.0%	120.0%	117.6%	125.7%	119.0%	112.2%	107.8%	101.1%	115.2%	112.2%	115.4%
Two Detroit Garage	1,106	119.0%	119.9%	120.8%	120.2%	122.9%	127.3%	134.2%	146.8%	162.6%	177.3%	134.2%	135.0%
Total / Wtd. Avg.	5,036	121.2%	119.4%	122.0%	120.8%	127.8%	125.2%	124.5%	122.5%	121.3%	121.4%	124.5%	122.8%

(1)	Historical parking utilization above 100% is attributable to transient parking allowing for a single space to be occupied by multiple users in a given day.

The largest tenant based on underwritten base rent, Quicken Loans Inc. (“Quicken Loans”), (905,935 SF; 33.6% of NRA; 39.5% of UW Base Rent), was founded in 1985 and markets conventional, government insured and sub-prime debt consolidation and home financing loans, secured primarily by first or second mortgages on one-to four-family, owner-occupied residences. Quicken Loans originates loans through 18 stores and branches, one call center and an Internet site. During the third quarter of 2021, Quicken Loans originated approximately $88 billion of mortgage loans and generated net income of approximately $1.4 billion. Quicken Loans rebranded in July 2021 and is now known as Rocket Mortgage. Quicken Loans leases space in five buildings with staggered lease expiration dates, including (i) 183,664 SF expiring in August 2023 for which it has two, five-year renewal options, (ii) 122,475 SF. expiring in April 2024 for which it has two, three-year renewal options, (iii) 15,602 SF. expiring in October 2025 for which it has no renewal options, (iv) 407,050 SF. expiring in July 2028 for which it has two, five-year renewal options, (v) 21,124 SF. expiring in January 2030 for which it has two, five-year renewal options and (vi) 156,020 SF. expiring in March 2032 for which it has two, five-year renewal options. Quicken Loans has no remaining termination options. Dan Gilbert, the founder of the Bedrock Portfolio Borrower Sponsor, has voting control in the parent company of Rocket Mortgage as a preferred shareholder.

The second largest tenant based on underwritten base rent, Amrock, Inc (“Amrock”) (424,486 SF; 15.8% of NRA; 16.7% of UW Base Rent), was founded in 1997 and provides title insurance, property valuations, and settlement services in the United States. Amrock offers residential solutions for a range of settlement services and products, including defined process work flows and data integrations; commercial title insurance coverages; valuation products and services through a network of residential real estate appraisers; title and settlement services in the state of Connecticut; escrow and closing services in the state of Washington; and ATLAS, a technology platform that supports title and settlement service platform, as well as allows a client to manage preferences, prioritize orders, and work flows. Amrock serves Fortune 100 companies and residential mortgage lenders, as well as residential lending institutions and smaller community-based lenders. Amrock has two, five-year renewal options and no termination options. Amrock is affiliated with Dan Gilbert and the Bedrock Portfolio Borrower Sponsor.

Quicken Loans and Amrock are subsidiaries of Rocket Companies, Inc. (NYSE:RKT), founded and controlled by Dan Gilbert, which announced its IPO in the summer of 2020. Rocket Companies, Inc. engages in the tech-driven real estate, mortgage, and eCommerce businesses in the United States and Canada. As of January 12, 2022, Rocket Companies, Inc. had a market cap of approximately $28.1 billion and approximately 24,000 employees.

The third largest tenant based on underwritten base rent, Honigman Miller Schwartz and Cohn LLP (“Honigman”) (150,786 SF; 5.6% of NRA; 6.7% of UW Base Rent), is a law firm founded in 1948 that employs over 325 attorneys and 350 staff and operates its local, national, and international practice from its Michigan offices located in Detroit, Bloomfield Hills, Lansing, Ann Arbor, Kalamazoo, and Grand Rapids; its Illinois office located in Chicago and its Washington, DC office. Honigman’s attorneys practice in more than 60 different areas of business law. Honigman has two, five-year renewal options and no termination options.

■	COVID-19 Update. As of April 1, 2022, the Bedrock Portfolio Properties were open and operating. No tenants are currently subject to rent abatements in connection with COVID-19 and all rent collections are current. As of April 1, 2022, the Bedrock Portfolio Loan Combination was not subject to any modification or forbearance requests. The first payment date for the Bedrock Portfolio Loan Combination was February 1, 2022. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and May Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: BEDROCK PORTFOLIO

The following table presents certain information relating to the tenants at the Bedrock Portfolio Properties:

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Lease Expiration	Renewal / Extension Options
Quicken Loans Inc.(3)	NR/NR/NR	905,935	33.6%	$23,593,245	39.5%	$26.04	Various	Various
Amrock, Inc	NR/NR/NR	424,486	15.8	9,975,421	16.7	$23.50	1/31/2032	2, 5-Year Options
Honigman Miller Schwartz and Cohn LLP	NR/NR/NR	150,786	5.6	3,995,829	6.7	$26.50	11/30/2025	2, 5-Year Options
LinkedIn Corporation	Aaa/AAA/AAA	74,497	2.8	2,348,957	3.9	$31.53	7/31/2026	1, 5-Year Option
Coyote Logistics(4)	A2/A-/NR	58,192	2.2	1,702,116	2.9	$29.25	10/31/2030	1, 5-Year Option
Kitch Drutchas Wagner Valitutti & Sherbrook, P.C.	NR/NR/NR	56,265	2.1	1,528,686	2.6	$27.17	5/31/2028	1, 5-Year Option
Board of Trustees of Michigan State University	NR/NR/NR	46,598	1.7	1,343,886	2.3	$28.84	9/30/2031	2, 1-Year Options
Bedrock Management Services LLC	NR/NR/NR	39,087	1.5	1,047,860	1.8	$26.81	1/31/2032	1, 5-Year Option
JPMorgan Chase, National Association	A2/A-/AA-	32,126	1.2	935,956	1.6	$29.13	5/31/2027	1, 5-Year Option
Fifth Third Bank	Baa1/BBB+/A-	31,204	1.2	773,859	1.3	$24.80	10/31/2025	1, 5-Year Option
Ten Largest Tenants		1,819,176	67.5%	$47,245,815	79.2%	$25.97
Remaining Occupied Office Tenants		461,647	17.1	10,372,996	17.4	$22.47
Remaining Occupied Retail Tenants		110,225	4.1	2,037,496	3.4	$18.48
Total Occupied		2,391,048	88.7%	$59,656,307	100.0%	$24.95
Vacant		303,579	11.3	0
Total / Wtd. Avg.		2,694,627	100.0%	$59,656,307

(1)	Based on the underwritten rent roll dated November 10, 2021.

(2)	In some instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Quicken Loans Inc. has various Lease Expiration dates, including (i) 183,664 SF. expiring in August 2023 for which it has two, five-year renewal options, (ii) 122,475 SF. expiring in April 2024 for which it has two, three-year renewal options, (iii) 15,602 SF. expiring in October 2025 for which it has no renewal options, (iv) 407,050 SF. expiring in July 2028 for which it has two, five-year renewal options, (v) 21,124 SF. expiring in January 2030 for which it has two, five-year renewal options and (vi) 156,020 SF. expiring in March 2032 for which it has two, five-year renewal options. Quicken Loans Inc. has no remaining termination options.

(4)	Coyote Logistics has a one-time right to terminate its lease, effective as of August 31, 2025, with at least nine months’ prior written notice and the payment of a termination fee in an amount equal to the sum of (i) the then unamortized brokerage commissions, tenant improvement allowance, the abatement of base rental and attorneys’ fees incurred by landlord in negotiating the lease, amortized on a straight-line basis over the initial term of the lease with interest on the unamortized balance at a rate of 6% per annum, plus (ii) an amount equal to three full calendar months’ rent at the then existing rate.

The following table presents certain information relating to the lease rollover schedule at the Bedrock Portfolio Properties, based on initial lease expiration dates:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	# of Expiring Tenants
MTM & 2022	146,690	5.4%	5.4%	$3,246,316	5.4%	$22.13	44
2023	304,272	11.3	16.7%	$7,252,186	12.2	$23.83	16
2024	200,069	7.4	24.2%	$5,784,259	9.7	$28.91	18
2025	258,173	9.6	33.7%	$6,687,343	11.2	$25.90	15
2026	142,573	5.3	39.0%	$4,271,955	7.2	$29.96	11
2027	76,383	2.8	41.9%	$1,493,570	2.5	$19.55	7
2028	463,315	17.2	59.1%	$12,537,526	21.0	$27.06	3
2029	3,536	0.1	59.2%	$97,240	0.2	$27.50	1
2030	79,316	2.9	62.1%	$2,329,710	3.9	$29.37	2
2031	46,598	1.7	63.9%	$1,343,886	2.3	$28.84	1
2032	613,771	22.8	86.6%	$14,612,316	24.5	$23.81	3
2033 & Thereafter(3)	56,352	2.1	88.7%	$0	0.0	$0.00	1
Vacant	303,579	11.3	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	2,694,627	100.0%		$59,656,307	100.0%	$24.95	122

(1)	Based on the underwritten rent roll dated November 10, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Expiration Schedule.

(3)	2033 & Thereafter is inclusive of 56,352 SF. attributable to the WeWork space at The 1001 Woodward property. In lieu of base rent, WeWork pays 50% of gross revenue, which is captured in the percentage rent line item of the lender’s U/W.

The following table presents certain information relating to historical office and retail leasing at the Bedrock Portfolio Properties:

Historical Leased %(1)

2016	2017	2018	2019	2020	As of 11/10/2021(2)
82.5%	81.5%	85.0%	88.9%	92.4%	88.7%

(1)	As provided by the borrowers and reflects year-end occupancy for the indicated year ended December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated November 10, 2021.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: BEDROCK PORTFOLIO

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Bedrock Portfolio Properties:

Cash Flow Analysis(1)

	2018	2019	2020	TTM 9/30/2021	Underwritten(2)	Underwritten $ per SF
Rents In Place(3)	$49,546,085	$52,751,303	$57,994,616	$60,138,958	$59,656,311	$22.14
Vacant Income	0	0	0	0	7,501,625	$2.78
Gross Potential Rent	$49,546,085	$52,751,303	$57,994,616	$60,138,958	$67,157,936	$24.92
Total Reimbursements	8,517,719	9,107,253	8,931,194	7,857,374	12,024,156	$4.46
Percentage Rent	2,421,923	2,615,463	1,377,500	1,277,610	2,991,501	$1.11
Other Rental Storage(4)	1,978,084	2,343,354	2,799,699	2,808,240	2,544,077	$0.94
Gross Potential Income	$62,463,811	$66,817,372	$71,103,009	$72,082,182	$84,717,669	$31.44
Vacancy / Credit Loss	(1,100,662)	(1,099,639)	(1,694,177)	(2,030,041)	(10,418,183)	$(3.87)
Concessions	(89,423)	(49,389)	(45,615)	(44,800)	0	$0
Parking (Contractual)	19,565,127	20,062,906	20,373,075	20,247,590	19,321,511	$7.17
Parking (Transient)	4,382,014	5,250,614	1,860,131	2,231,702	2,004,714	$0.74
Other Income	1,423,306	2,619,763	1,723,795	1,925,200	1,934,739	$0.72
Effective Gross Income	$86,644,173	$93,601,628	$93,320,219	$94,411,832	$97,560,449	$36.21
Total Expenses	44,502,438	46,392,886	39,225,160	38,816,129	39,136,450	$14.52
Net Operating Income	$42,141,735	$47,208,742	$54,095,059	$55,595,704	$58,423,999	$21.68
TI/ LC	0	0	0	0	3,353,632	$1.24
Capital Expenditures	0	0	0	0	660,862	$0.25
Net Cash Flow	$42,141,735	$47,208,742	$54,095,059	$55,595,704	$54,409,505	$20.19

Occupancy(5)	85.0%	88.9%	92.4%	89.9%	88.7%
NOI Debt Yield	9.8%	11.0%	12.6%	12.9%	13.6%
NCF DSCR	2.56x	2.87x	3.28x	3.38x	3.30x

(1)	Certain items such as interest expense, interest income, lease cancellation income, depreciation, amortization, debt service payments and any other non-recurring items were excluded from the historical presentation and are not considered for the underwritten cash flow.

(2)	Based on in-place rent roll dated November 10, 2021.

(3)	Underwritten Rents in Place is inclusive of (i) contractual rent steps though December 2022 totaling approximately $1,154,143 and (ii) straight-line average rent over the lease term for investment grade rated tenants totaling $147,485.

(4)	Other Rental Storage includes grossed up multifamily income and other storage income.

(5)	Occupancy represents occupied office and retail space, exclusively.

■	Appraisal. According to the appraisals, the Bedrock Portfolio Properties have an aggregate “as is” appraised value of $724,300,000 as of August 30, 2021 and September 10, 2021.

■	Environmental Matters. According to the Phase I environmental reports dated between September 28, 2021 and October 4, 2021, there are no recognized environmental conditions with recommendations for further action at the Bedrock Portfolio Properties other than a recognized environmental condition with respect to the individual property located at 1700 West Fort Street, Detroit, Michigan, identified in the related Phase I environmental report (the “ESA”) as a potential vapor encroachment condition in association with such property’s mixed-use building for which the environmental consultant recommended a sub-slab investigation to determine the presence of a receptor into the mixed-use building. At loan origination, the related borrowers reserved $250,000 with the lender, representing the amount estimated by the ESA to complete the related mitigation work at such property. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

■	Market Overview and Competition. The Bedrock Portfolio is located in downtown Detroit, Michigan, which, according to the appraisal, remains the economic and entertainment focal point of southeast Michigan and serves as a major international crossing with Canada. The Bedrock Portfolio benefits from Detroit’s hub layout that results in many roadways leading from the central business district into the surrounding communities. Detroit is serviced by the Detroit-Metropolitan Wayne County Airport situated approximately 15 miles southwest in the City of Romulus. This international airport serves as the mid-western hub of operation for Delta Airlines, as well as servicing other commercial airlines. Passenger rail service to other cities is provided by Amtrak with the central station located in the New Center area immediately north of the central business district.

According to the appraisal, the primary demand generator in Downtown Detroit has been the growing employment base. A number of large employers have anchored the central business district including Quicken Loans, TitleSource, Blue Cross/Blue Shield, MSX International, Rossetti and Campbell Ewald. Downtown Detroit offers a number of entertainment districts, including Foxtown, three casinos, and the sports venues (Ford Field, home to the NFL’s Detroit Lions; Comerica Park, home to MLB’s Detroit Tigers; and Little Caesars Arena, home to the NBA’s Detroit Pistons and the NHL’s Detroit Red Wings). There are a growing number of restaurants and bars throughout the Downtown area. This district is emerging with new developments and renovation projects that are projected to transform the district.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: BEDROCK PORTFOLIO

■	According to the appraisal, there have been several recent developments in Downtown Detroit that are expected to have a positive long-term impact on the Downtown market, including Ford’s acquisition of Michigan Central Station in Corktown. Ford is in the process of developing a multi-billion dollar investment in autonomous-vehicle development in Corktown. Additionally, TCF Bank, formerly Chemical Bank, is constructing a new 20-story building downtown that is projected to add an additional 500 workers.

The appraiser identified four comparable office leases with rents ranging from $24.50 to $29.75 per SF. Based on the identified lease comparables, the appraiser concluded market rents ranging between $26.50 and $29.50 per SF. for the seven office properties in the Bedrock Portfolio, generally in-line with underwritten base rents across the office component of the Bedrock Portfolio.

Summary of Comparable Office Leases(1)

Property	Address	Year Built	Building Size (SF.)	Tenant Name	Size (SF.)	Lease Start Date	Lease Term	Rent Per SF.
Bedrock Portfolio Office Tenants(2)		Various	2,694,627					$25.26
One Detroit Center	500 Woodward Ave.	1992	979,477	DT Midstream	22,727	Nov-21	126	$29.75
Renaissance Center	400 E. Jefferson Ave.	1980	7,123,170	Consulate of Italy	4,133	Mar-21	110	$26.00
Fisher Building	3011 W. Grand Blvd.	1928	634,819	Strategic Staffing	57,000	Jan-21	120	$24.50
Hemmeter Building	230 E. Grand River Ave.	1913	56,203	UHY	7,156	Sep-20	60	$25.00
Total / Wtd. Avg.		1945	2,198,417		22,754	21-Mar	116	$25.92

(1)	Source: Appraisal.

(2)	Bedrock Portfolio Office Tenants Rent Per SF. is based on the underwritten rent roll dated as of November 10, 2021.

■	The Borrowers. The Borrowers are Michigan Parking Co LLC, 419 Fort Street LLC, 1001 Brush Street LLC, 1001 Webward LLC, One Webward Avenue LLC, 719 Griswold Associates LLC, 660 Woodward Associates LLC, 1234 Library LLC, 600 Webward Avenue LLC, 611 Webward Avenue LLC, 1505 Webward LLC, 1520 Webward Avenue LLC, Corktown Lofts LLC and WWA Parking LLC, each a Delaware limited liability company structured to be single purpose bankruptcy-remote entity having at least two independent directors in their organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bedrock Portfolio Loan Combination. The borrower sponsor (the “Bedrock Portfolio Borrower Sponsor”) is Bedrock Detroit, which is owned and controlled by Dan Gilbert and affiliated entities, and the non-recourse carveout guarantor is Rock Backer LLC. Founded in 2011, Bedrock Detroit is a full service commercial real estate firm based in downtown Detroit, specializing in the strategic development of urban cores. With a portfolio of more than 100 properties totaling over 18 million SF., Bedrock Detroit is one of the largest real estate partners in downtown Detroit. Since its founding, Bedrock Detroit and its affiliates have invested and committed more than $5.6 billion to acquiring and developing more than 100 properties, including new construction of ground-up developments in downtown Detroit and Cleveland totaling more than 20 million SF. Bedrock Detroit’s real estate personnel provide a full range of services with in-house teams for each area of expertise, including leasing, acquisition, finance, construction, architecture, historic rehabilitation and property management. Bedrock Detroit’s tenants include leading technology companies and startups, renowned restaurants and national retailers, as well as Detroit locals. Bedrock Detroit also leases mixed-income residential properties to individuals, and acquires and renovates properties for new development. Bedrock Detroit and Dan Gilbert’s family of companies have contributed to the urban revival of Detroit and have demonstrated a strong commitment to the continued growth and stability of the market. The Bedrock Portfolio Borrower Sponsor acquired the Bedrock Portfolio for an aggregate purchase price of approximately $191.2 million and has since invested approximately $464.9 million across the Bedrock Portfolio, resulting in a total cost basis of approximately $656.1 million.

■	Escrows. At loan origination, the borrowers deposited (i) $8,392,690 into an outstanding TI / LC reserve, (ii) approximately $1,696,002 into a real estate tax reserve, (iii) $477,905 into an outstanding free rent reserve, (iv) $280,690 into an ongoing TI / LC reserve, (v) $250,000 into an outstanding environmental reserve with respect to the 1700 West Fort Street individual property, (vi) $241,558 into a required repairs reserve and (vii) $62,336 into a replacement reserve.

Real Estate Taxes and Insurance Reserves. On each monthly due date, the borrowers are required to deposit an amount equal to 1/12th of the estimated annual real estate taxes into the tax reserve account, which is estimated to be $424,000 and 1/12th of estimated insurance premiums, unless the borrower maintains a blanket policy in accordance with the Bedrock Portfolio Loan Combination documents.

Replacement Reserve. On each monthly due date, the borrowers are required to deposit $62,336 into a replacement reserve, subject to a cap of $1,469,568.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: BEDROCK PORTFOLIO

TI / LC Reserve. On each monthly due date, the borrowers are required to deposit $280,690, subject to a cap of $5,000,000.

■	Lockbox and Cash Management. The Bedrock Portfolio Loan Combination is structured with an in-place hard lockbox for commercial units, the office and retail properties, a springing lockbox for residential units, the multifamily properties and various parking properties, and springing cash management. At loan origination, the borrowers were required to direct each tenant at a property subject to a hard lockbox to remit all rents directly to the applicable lockbox account. In addition, the borrowers are required to cause all cash revenues and all other money received by the borrowers or the property manager with respect to the properties subject to a hard lockbox to be deposited into the applicable lockbox account within one business day of receipt. On each business day on which no Cash Sweep Event (as defined below) is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account. Upon the occurrence of a Cash Sweep Event, (i) the borrowers are required to establish lockbox accounts for all properties, and (ii) the borrowers are required to establish a cash management account. On each business day during the continuance of a Cash Sweep Event, all amounts in each lockbox account are required to be remitted to the cash management account. On each due date during the continuance of a Cash Sweep Event, all funds on deposit in the cash management account after payment of debt service on the Bedrock Portfolio Loan Combination, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Bedrock Portfolio Loan Combination.

A “Cash Sweep Event” means (a) an event of default, (b) the bankruptcy or insolvency of the any of the borrowers or the property manager, or (c) if the debt service coverage ratio based on a trailing three-month period for the Bedrock Portfolio Loan Combination falls below 2.50x.

A Cash Sweep Event may be cured upon the occurrence of the following: (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default in accordance with the Bedrock Portfolio Loan Combination documents, (ii) with respect to clause (b) above solely with respect to the borrowers, if the bankruptcy action is an involuntary petition against such individual borrower and no individual borrower has colluded with, or otherwise assisted, such person, and has not solicited creditors for any involuntary petition against such individual borrower from any person and the bankruptcy action is dismissed within 90 days from the filing of such bankruptcy action, (iii) with respect to clause (b) above solely with respect to the property manager, if the applicable individual borrower replaces such property manager with a “Qualified Manager” (as fully described in the Bedrock Portfolio Loan Combination documents) under a replacement management agreement acceptable to the lender in accordance with the Bedrock Portfolio Loan Combination documents, or (iv) with respect to clause (c) above, if the debt service coverage ratio based on the trailing three-month period immediately preceding the date of such determination for two consecutive quarters is not less than 2.50x; provided, however, (A) no event of default has occurred and is continuing under the Bedrock Portfolio Loan Combination documents, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure including reasonable attorney’s fees and expenses, and (C) in no event may the borrowers cure a Cash Sweep Event caused by a bankruptcy action caused by any of the borrowers filing a voluntary petition or arising from a person filing an involuntary petition against any of the borrowers and any such borrower has colluded with or otherwise assisted such person with the involuntary petition against the applicable borrower.

■	Property Management. The Bedrock Portfolio is currently managed by Bedrock Management Services LLC, an affiliate of the borrowers.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. None.

■	Release of Collateral. The Bedrock Portfolio Loan Combination documents permit the release of an individual property (each, an “Individual Property”) from the lien of the mortgage, provided no event of default has occurred and is continuing and upon satisfaction of certain conditions set forth in the Bedrock Portfolio Loan Combination documents, including, without limitation, the following: (a) the amount of the outstanding principal balance of the Bedrock Portfolio Loan Combination to be prepaid must equal or exceed 115% of the allocated loan amount for such applicable Individual Property, (b) the resulting debt service coverage ratio for the remaining Bedrock Portfolio Properties is equal to or greater than 3.10x, (c) unless the Individual Property to be released is subject to a non-monetary event of default that relates solely to such Individual Property and borrower has demonstrated in good faith that it has pursued a cure of the event of default, the Individual Property to be released is conveyed in an arm’s length transfer to a person other than the applicable individual borrower or any of its affiliates, and (d) upon release of the Individual Property, the customary REMIC rules are satisfied.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #8: BEDROCK PORTFOLIO

■	Ground Lease. Portions of the individual property identified as One Woodward (the “One Woodward Property”) consist of leasehold interests. A portion of the One Woodward Property consisting of the southwest portion of the building and patio (“Parcel B”) is ground leased by the related borrower, as the ground lessee, under a ground lease with Lawrence Edwin Burch Living Trust and related individuals who collectively comprise the ground lessor. The related borrower assumed the Parcel B ground lease in 2012, which expires in April 2040 with five, 25-year remaining extension options. The current rent is approximately $43,775 annually. The ground lessee’s interest in the Parcel B ground lease is freely assignable to the leasehold mortgagee without the consent of the ground lessor and, in the event that it is so assigned, is further assignable by the leasehold mortgagee without the need to obtain the consent of the ground lessor. A portion of the One Woodward Property consisting of the sidewalk area around the building, including the ramp to the underground parking (“Parcel C”), is ground leased by the related borrower, as the ground lessee, under a ground lease with the City of Detroit. The Parcel C ground lease is intended to stay in effect for so long as the office building or any replacement thereof remains on the premises immediately adjacent to the leased premises. The borrowers represented in the Bedrock Portfolio Loan Combination documents that no rent is due in connection with the Parcel C ground lease. The Parcel C ground lease does not prohibit an assignment of the ground lessee’s interest in the Parcel C ground lease to the leasehold mortgagee. See “Description of the Mortgage Pool-–Statistical Characteristics of the Mortgage Pool-–Leasehold Interests” in the Preliminary Prospectus for additional information.

■	Master Leases. Three individual properties, identified as The Qube, Chrysler House, and 1001 Woodward, are subject to master leases that were originally entered into for the purpose of securing historic tax credit investors. None of the historic tax credit investors remain in the ownership of the master tenants, which are now wholly owned indirectly by Detroit Real Estate Holdings Company I LLC, which directly owns each of the borrowers. Each master tenant is required to comply with single purpose entity covenants in the Bedrock Portfolio Loan Combination documents, including having independent directors. Each master tenant granted the lender a mortgage and an assignment of leases and rents on its individual property.

■	Terrorism Insurance. The borrowers are required to maintain terrorism insurance in an amount equal to the full replacement cost of the Bedrock Portfolio Properties plus the cost of rental loss and/or business interruption coverage. For so long as TRIPRA is in effect and continues to cover both foreign and domestic acts, the lender must accept terrorism insurance with coverage against acts which are “certified” within the meaning of TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: BELL WORKS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: BELL WORKS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: BELL WORKS

Mortgaged Property Information		Mortgage Loan Information
Number of Mortgaged Properties	1	Loan Seller(2)		CREFI
Location (City / State)	Holmdel, New Jersey	Cut-off Date Balance(2)		$50,000,000
Property Type	Office	Cut-off Date Balance per SF(1)		$153.12
Size (SF)	1,371,470	Percentage of Initial Pool Balance		4.5%
Total Occupancy as of 2/1/2022	90.5%	Number of Related Mortgage Loans		None
Owned Occupancy as of 2/1/2022	90.5%	Type of Security		Fee
Year Built / Latest Renovation	1962, 1964, 1982 / 2017	Mortgage Rate		5.11000%
Appraised Value	335,200,000	Original Term to Maturity (Months)		120
Appraisal Date	1/31/2022	Original Amortization Term (Months)		NAP
Borrower Sponsors	Ralph Zucker and Jozef Straus	Original Interest Only Period (Months)		120
Property Management	Somerset Holmdel, LLC	First Payment Date		6/6/2022
		Maturity Date		5/6/2032

Underwritten Revenues	$37,490,628
Underwritten Expenses	$17,715,360	Escrows (3)
Underwritten Net Operating Income (NOI)	$19,775,267		Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$18,261,235	Taxes	$617,834	$308,917
Cut-off Date LTV Ratio(1)	62.6%	Insurance	$0	Springing
Maturity Date LTV Ratio(1)	62.6%	Replacement Reserve	$0	$24,583
DSCR Based on Underwritten NOI / NCF(1)	1.82x / 1.68x	TI / LC(4)	$8,500,000	Springing
Debt Yield Based on Underwritten NOI / NCF(1)	9.4% / 8.7%	Other(5)	$6,778,984	Springing

Sources and Uses
Sources	$	%	Uses	%	%
Loan Amount	$210,000,000	100.0%	Loan Payoff	$170,604,822	81.2%
			Return of Equity	20,132,200	9.6
			Upfront Reserves	15,896,818	7.6
			Closing Costs	3,366,160	1.6
Total Sources	$210,000,000	100.0%	Total Uses	$210,000,000	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the Bell Works Loan Combination (as defined below).

(2)	The Bell Works Mortgage Loan (as defined below) is part of the Bell Works Loan Combination which is comprised of 11 pari passu promissory notes with an aggregate original balance of $210,000,000. The Bell Works Loan Combination was co-originated by Citi Real Estate Funding Inc. (“CREFI”), Bank of Montreal (“BMO”) and Barclays Capital Real Estate Inc. (“BCREI”).

(3)	See “—Escrows” below.

(4)	TI / LC is subject to a cap equal to $8,500,000. See “—Escrows” below.

(5)	Other reserves include an upfront outstanding obligations reserve of $6,778,984 and a springing ongoing put price reserve. See “—Escrows” below.

■	The Mortgage Loan. The Bell Works mortgage loan (the “Bell Works Mortgage Loan”) is part of a loan combination (the “Bell Works Loan Combination”) secured by the borrower’s fee interest in a 1,371,470 SF office property located in Holmdel, New Jersey (the “Bell Works Property”). The Bell Works Loan Combination is comprised of 11 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $210,000,000. The Bell Works Mortgage Loan is evidenced by controlling Note A-1 with an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents approximately 4.5% of the Initial Pool Balance.

The Bell Works Loan Combination was co-originated on April 8, 2022 by CREFI, BMO and BCREI and accrues interest at a fixed rate of 5.11000% per annum. The Bell Works Loan Combination has an initial term of 120 months, a remaining term of 120 months and is interest-only for the full term. The scheduled maturity date of the Bell Works Loan Combination is the due date that occurs in May 2032. The proceeds of the Bell Works Loan Combination were used to refinance the Bell Works Property, pay origination costs, fund upfront reserves and return equity to the borrower sponsor.

Voluntary prepayment of the Bell Works Loan Combination in whole (but not in part) is prohibited prior to the due date occurring in March 2032. Defeasance of the Bell Works Loan Combination in whole (but not in part) is permitted at any time after the earlier of (i) April 8, 2026 and (ii) the second anniversary of the date on which the entire Bell Works Loan Combination has been securitized.

The table below summarizes the promissory notes that comprise the Bell Works Loan Combination. The relationship between the holders of the Bell Works Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: BELL WORKS

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2022-B35	Yes
A-2, A-3	50,000,000	50,000,000	CREFI(1)	No
A-4, A-5, A-6, A-7, A-8	70,000,000	70,000,000	BMO(1)
A-9, A-10, A-11	40,000,000	40,000,000	BCREI(1)
Loan Combination	$210,000,000	$210,000,000

(1)	Expected to be contributed to one or more future securitization transactions.

■	The Mortgaged Property. The collateral for the Bell Works Loan Combination is a five-story Class A suburban office building located in Holmdel, New Jersey totaling 1,371,470 SF. The Bell Works Property was built in phases in 1962, 1964, and 1982 and recently renovated in 2017. The Bell Works Property is comprised of office and ground floor retail and features a multi-story glass auditorium in the center of the Bell Works Property. The Bell Works Property also features a 360-seat auditorium, banquet room, roof deck, daycare and fitness center. Onsite parking is provided at the Bell Works Property by 4,263 surface parking spaces, resulting in a parking ratio of approximately 3.1 spaces per 1,000 SF. As of February 1, 2022, the Bell Works Property was 90.5% occupied to 108 tenants with the largest tenant accounting for 24.2% of NRA and no other tenant accounting for greater than 6.7% of NRA.

The largest tenant based on underwritten base rent is iCIMS, Inc. (“iCIMS”) (331,378 SF: 24.2% of NRA: 25.1% of UW Base Rent). iCIMS is a software company that specializes in talent acquisition and is headquartered at the Bell Works Property. iCIMS has approximately 4,000 clients, including 40 Fortune 100 companies, and has 2.4 million global platform users. iCIMS talent cloud platform offers employers a single comprehensive talent recruitment platform that connects employers’ human resource and recruitment solutions. iCIMS has been in occupancy at the Bell Works Property since December 2017 with an original lease for 186,602 SF and has expanded its space at the Bell Works Property by an additional 72,388 SF in both August 2019 and February 2021. iCIMS current lease expires in November 2032 and has one, two-year extension option followed by two, five-year extension options. iCIMS is currently “dark” in approximately 75,000 SF of its premises. The Bell Works Loan Combination documents provide that iCIMS will not be deemed to be dark with respect to such portion of its premises to the extent that (w) iCIMS has not alleged in writing any default by the borrower with respect to such portion of the premises (including, without limitation, any failure to perform any landlord work and/or to pay any tenant allowance), (x) iCIMS has paid and continues to pay full unabated rent with respect to the entire demised premises, (y) iCIMS has not requested in writing any reduction in rent with respect to such portion of the premises, and (z) iCIMS continues to occupy, and be open for business in, the balance of its demised premises.

The second largest tenant based on underwritten base rent is Guardian Life Insurance Company of America (“Guardian”) (91,319 SF: 6.7% of NRA: 8.9% of UW Base Rent). Guardian was founded in 1860 in New York City, where it is still headquartered.  Guardian is one of the largest mutual life insurance companies in the United States with $9.3 billion in capital and $1.7 billion in operating income. Guardian serves approximately 29 million people through life insurance products, dental, accident, and disability insurance as well as individual retirement account programs and 401k products. Guardian currently employs approximately 9,000 individuals and has a network of over 2,500 financial representatives.  Guardian’s lease at Bell Works commenced in January 2018 and has a lease expiration in December 2032 followed by three, five-year extension options.

The third largest tenant based on underwritten base rent is Jersey Central Power & Light Company (69,870 SF: 5.1% of NRA: 5.8% of UW Base Rent). Jersey Central Power & Light Company is an electrical utility company servicing approximately 1.1 million customers in central and northern New Jersey and is a subsidiary of FirstEnergy Corporation. Jersey Central Power and Light Company has been a tenant at the Bell Works Property since May 2017 and has a current lease term though December 2027 followed by two, five-year extension options.

■	COVID-19 Update. As of April 8, 2022, the Bell Works Property was open and operational. As of April 8, 2022 no tenants are receiving any rent deferrals or abatements due to the COVID 19 Pandemic. As of April 8, 2022, the Bell Works Loan Combination is not subject to any modifications or forbearance requests. The first payment date of the Bell Works Loan Combination is June 6, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: BELL WORKS

The following table presents certain information relating to the tenants at the Bell Works Property.

Largest Tenants Based on Underwritten Base Rent(1)

Tenant Name	Credit Rating (Fitch / MIS / S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options
iCIMS, Inc.	NR/NR/NR	331,378	24.2%	$8,271,612	25.1%	$24.96	11/30/2032	Various(4)

Guardian Life Insurance Company of America	NR/NR/AA+	91,319	6.7	2,922,027	8.9	$32.00	12/31/2032	3, 5-year options

Jersey Central Power & Light Company	BBB/A3/BBB	69,870	5.1	1,921,789	5.8	$27.51	12/31/2027	2, 5-year options

WorkWave LLC	NR/NR/NR	71,667	5.2	1,899,176	5.8	$26.50	5/27/2029	2, 5-year options

International Flavors & Fragrances, L.P.	BBB/Baa3/BBB	60,104	4.4	1,844,047	5.6	$30.68	9/30/2033	2, 5-year options

Cisco Systems	NR/A1/AA-	49,998	3.6	1,312,182	4.0	$26.24	12/31/2023	2, 5-year options

Santander Bank, N.A.	NR/A2/A+	38,954	2.8	1,207,574	3.7	$31.00	4/30/2028	2, 5-year options

Central Reach	NR/NR/NR	26,615	1.9	958,140	2.9	$36.00	10/31/2032	2, 5-year options

Vonage	NR/NR/NR	25,517	1.9	854,820	2.6	$33.50	4/30/2027	2, 2-year options

Spirent Communications(5)	NR/NR/NR	34,389	2.5	821,563	2.5	$23.89	2/28/2030	NAP
Largest Tenants		799,811	58.3%	$22,012,929	66.7%	$27.52

Remaining Tenants		440,996	32.2	$10,990,333	33.3	$24.92
Total Occupied		1,240,807	90.5%	$33,003,261	100.0%	$26.60
Vacant Space		130,663	9.5	NAP	NAP	NAP
Total / Wtd. Avg. All Owned Tenants		1,371,470	100.0%	$33,003,261	100.0%	$26.60

(1)	Based on the underwritten rent roll dated February 1, 2022.

(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	UW Base Rent figures are inclusive of contractual rent steps.

(4)	iCIMS, Inc. has one, two-year extension option followed by two, five-year extension options.

(5)	Spirent Communications has a one-time right to terminate it’s lease in its entirety or in part as of February 28, 2027 with nine months’ notice and payment of a termination fee.

The following table presents certain information relating to the lease rollover schedule at the Bell Works Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)(2)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	# of Expiring Leases
MTM	1,662	0.1%	0.1%	$0	0.0%	$0.00	2
2022	42,134	3.1	3.2%	1,218,576	3.7	$28.92	18
2023	78,933	5.8	8.9%	2,394,956	7.3	$30.34	15
2024	23,561	1.7	10.7%	865,476	2.6	$36.73	12
2025	44,562	3.2	13.9%	1,316,138	4.0	$29.53	8
2026	41,427	3.0	16.9%	1,309,163	4.0	$31.60	10
2027	99,957	7.3	24.2%	2,923,188	8.9	$29.24	6
2028	87,830	6.4	30.6%	2,353,695	7.1	$26.80	6
2029	146,993	10.7	41.3%	4,008,535	12.1	$27.27	14
2030	118,084	8.6	50.0%	2,571,170	7.8	$21.77	10
2031	0	0.0	50.0%	0	0.0	$0.00	0
2032	470,976	34.3	84.3%	12,198,319	37.0	$25.90	5
2033 & Thereafter	84,688	6.2	90.5%	1,844,047	5.6	$21.77	3
Vacant	130,663	9.5	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	1,371,470	100.0%		$33,003,261	100.0%	$26.60	109

(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.

(2)	Based on the underwritten rent roll dated February 1, 2022.

(3)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF are inclusive of rent steps.

The following table presents certain information relating to historical leasing at the Bell Works Property:

Historical Leased %(1)

2020	2021	As of 2/1/2022(2)
65.9%	76.6%	90.5%

(1)	As of December 31 unless specified otherwise.

(2)	Based on the underwritten rent roll dated February 1, 2022.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: BELL WORKS

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Bell Works Property:

Cash Flow Analysis(1)

	2019	2020	2021	TTM 2/28/2022	Underwritten(2)	Underwritten $ per SF
Base Rent	$23,043,362	$26,208,072	$29,412,960	$29,943,564	$32,038,407	$23.36
Contractual Rent Steps(3)	0	0	0	0	964,855	$0.70
Potential Income from Vacant Space	0	0	0	0	4,503,866	$3.28
Total Reimbursements	874,111	688,729	1,584,115	1,084,401	2,133,820	$1.56
Other Income(4)	568,329	341,475	959,018	996,252	1,330,546	$0.97
Event Revenue (net)(5)	8,314	37,558	158,948	226,082	1,023,000	$0.75
Gross Potential Rent	$24,494,116	$27,275,834	$32,115,041	$32,250,300	$41,994,494	$30.62
Vacancy & Credit Loss	(4,177,860)	(2,236,002)	(433,620)	(492,980)	(4,503,866)	($3.28)
Effective Gross Income	$20,316,256	$25,039,832	$31,681,421	$31,757,320	$37,490,628	$27.34

Real Estate Taxes	2,079,066	2,718,393	2,988,992	3,516,964	3,707,005	$2.70
Insurance	667,837	774,217	893,360	900,110	858,262	$0.63
Management Fee	728,324	861,280	1,089,879	1,109,805	1,312,172	$0.96
Other Operating Expenses	10,192,501	9,128,333	10,922,065	11,050,751	11,837,921	$8.63
Total Expenses	$13,667,728	$13,482,223	$15,894,296	$16,577,630	$17,715,360	$12.92

Net Operating Income	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$19,775,267	$14.42
Replacement Reserves	0	0	0	0	295,000	$0.22
TI / LC	0	0	0	0	1,219,032	$0.89
Net Cash Flow	$6,648,528	$11,557,609	$15,787,125	$15,179,689	$18,261,235	$13.32

Occupancy	NAP	65.9%	76.6%	85.9%	88.7%(6)
NOI Debt Yield	3.2%	5.5%	7.5%	7.2%	9.4%
NCF DSCR	0.61x	1.06x	1.45x	1.40x	1.68x

(1)	Based on the underwritten rent roll dated February 1, 2022.

(2)	The increase from TTM 2/28/2022 Net Operating Income to Underwritten Net Operating Income is primarily attributable to potential income from vacant space and contractual rent steps.

(3)	Underwritten Contractual Rent Steps are underwritten through March 1, 2023.

(4)	Other Income includes overtime HVAC reimbursements and net income from co-working space.

(5)	Event Revenue (net) includes net event revenue, access control fees, and other miscellaneous income.

(6)	Underwritten Occupancy is based on the economic occupancy.

■	Appraisal. According to the appraisal, the Bell Works Property has an “as-is” appraised value of $335,200,000 as of January 31, 2022.

■	Environmental Matters. According to the Phase I environmental report dated as of February 14, 2022, a recognized environmental condition was identified related to a spill incident at the Bell Works Property which is currently undergoing remedial investigation.

■	Market Overview and Competition. The Bell Works Property is located in Holmdel, New Jersey within Monmouth County and is considered part of Central New Jersey. As of 2020, the Central New Jersey area had a population of approximately 2.8 million people. Central New Jersey offers a mix of industry employment with the Professional & Business Services and Education & Health Services sectors accounting for 20% and 16.5% of total employment, respectively. Primary access to the Bell Works Property is via the Garden State Parkway and State Routes 35 and 34, all of which run through Holmdel, New Jersey.

The Bell Works Property is located in the Central New Jersey Office submarket. As of the third quarter of 2021, the submarket had an inventory of 84,070,150 SF, a direct vacancy rate of 15.9% and a direct average Class A office base rent of $32.21 PSF. Furthermore, as of the third quarter of 2021, Monmouth County had 12,028,106 SF of office space, a direct vacancy rate of 8.7% and a direct average Class A office rent of $32.95 PSF.

According to the appraisal, the 2021 population and average household income with a one-, three- and five-mile radius of the Bell Works Property was 1,658, 26,186, and 127,105 and $254,706, $238,948 and $169,488, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: BELL WORKS

Comparable Leases Summary(1)

Property Name	Tenant Name	City / State	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
Bell Works	iCIMS, Inc.	Holmdel / NJ	331,378(2)	December 2017(2)	179(2)	$24.96(2)
West Windsor Commons	Bristol Myers Squibb	West Windsor / NJ	117,828	November 2020	90	$35.00
Princeton Forrestal Center	Croda International	Plainsboro / NJ	61,696	April 2020	138	$31.50
250 Industrial Way West	Tyco Submarine Systems	Eatontown / NJ	138,163	October 2019	120	$29.26
The Offices at Metropark	IBM	Edison / NJ	155,000	June 2019	64	$41.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated February 1, 2022.

■	The Borrower. The borrower is Somerset Holmdel Development I Urban Renewal, L.P., a New Jersey limited partnership and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bell Works Loan Combination.

The borrower leases the Bell Works Property to Bell Works Master Tenant, LLC, a New Jersey limited liability company (the “Master Lessee”) pursuant to the terms of that certain Master Lease Agreement dated December 14, 2017, as amended (the “Master Lease”) under which the Master Lessee operates the Bell Works Property and pays rent to the borrower. The borrower elected to pass-through to the Master Lessee certain historic rehabilitation tax credits (“HTCs”) to which the borrower is entitled as a result of expenditures incurred in connection with the certified rehabilitation of the Bell Works Property, and the HTCs are not collateral for the Bell Works Loan Combination. An affiliate of the borrower (the “Managing Member of the Master Lessee”) retains a one percent controlling interest in the Master Lessee. The entity which owns 100% of the Managing Member of the Master Lessee has pledged its ownership interest in the Managing Member of the Master Lessee to the lender as collateral for the Bell Works Loan Combination. Pursuant to a subordination, non-disturbance and attornment agreement (the “HTC SNDA”) among the lender, the borrower, the Master Lessee and the 99% equity interest owner of Master Lessee (the “HTC Investor”), the Master Lease is subordinate to the lien of the mortgage in exchange for the lender’s agreement to not terminate the Master Lease until the next business day following the fifth anniversary of the date on which the last qualified rehabilitation expenditure as with respect to the Bell Works Property is first placed in service, but in no event later than April 1, 2026 (the “HTC Recapture Period Expiration Date”). In addition, pursuant to the HTC SNDA the lender must provide HTC Investor with prior written notice of its intention to commence any enforcement action (such as foreclosure) under the Bell Works Loan Combination documents, the lender must provide HTC Investor with all notices of default under the Bell Works Loan Combination Documents, and HTC Investor has a cure period of not less than 10 days with respect to all such defaults. Pursuant to the operating agreement of the Master Lessee, HTC Investor is entitled to certain distributions subject to available cash flow, including an annual “priority return” equal to two percent of its paid-in capital contributions to the Master Lessee. Pursuant to a certain put option agreement between the Managing Member of the Master Lessee and the HTC Investor, the HTC Investor has a put option to cause the Managing Member of the Master Lessee to purchase all of the HTC Investor’s interests in the Master Lessee during the three-month period following the occurrence of the HTC Recapture Period Expiration Date (the “Put Option”). In addition, HTC Investor has certain rights to replace borrower’s general partner and/or the Managing Member of the Master Lessee, subject to the terms and conditions set forth in the HTC SNDA.

The lender has also agreed that, prior to the Historic Tax Credit Recapture Date, on each due date following the first occurrence of a Trigger Period (as defined below), regardless of the existence of an event of default it will disburse to the Master Lessee any revenues from the Bell Works Property that exceed the sum of (i) base Master Lease rent (a portion of which may be subject to deferral due to the unavailable of net operating income, as more particularly described in the Master Lease), (ii) 1/12th of the estimated annual additional rent under the Master Lease (which is calculated based, in part, on net cash flow generated by the Bell Works Property and is payable annually to the extent of available net cash flow), (iii) the monthly replacement reserve deposit amount, (iv) the monthly TI/LC reserve deposit amount (if any), (v) during a Trigger Period, the monthly operating expense amount pursuant to the approved annual budget, and (vi) 1/12th of the projected annual distribution to the Managing Member of Master Lessee (such revenues in excess of the sums set forth in clauses (i)-(vi), the “Excess Revenues”).

The borrower sponsors and non-recourse carveout guarantors are Ralph Zucker and Jozef Straus. Ralph Zucker is the president of Somerset Development, a Holmdel, New Jersey based real estate company specializing in new urbanism and traditional neighborhood design. Jozef Straus is a key principal of Adarsan Holdings Limited, a family investment office based in Ottawa, Ontario, Canada. Adarsan Holdings Limited partners with developers and provides management support, strategic guidance and access to a wide network of investment and industry contacts.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: BELL WORKS

■	Escrows. At origination of the Bell Works Loan Combination, the borrower deposited approximately (i) $617,834 into a reserve account for real estate taxes or payment-in-lieu-of-tax payments, (ii) $8,500,000 into a reserve account for tenant improvements and leasing commissions and (iii) $6,778,984 into a reserve account for outstanding obligations with respect to certain unfunded free rent and tenant improvement/leasing commissions.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $308,917).

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Bell Works Loan Combination documents.

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $24,583.

TI / LC Reserve. The borrower is required to deposit into a tenant improvement and leasing commissions reserve, on a monthly basis, an amount equal to approximately $114,289; provided, however, the borrower will not be required to make such monthly deposit into the tenant improvement and leasing reserve so long as the amount in the tenant improvements and leasing commissions account equals or exceeds $8,500,000.

Put Price Reserve. The borrower is required to deposit into a put price reserve, on a monthly basis, from the payment date occurring in July 2024 through and including the monthly payment date in June 2026, an amount equal to approximately $82,130); provided that such obligation may be satisfied upon delivery to lender of a letter of credit in an amount not less than the amount sufficient to pay to HTC Investor all amounts due and payable in connection with the exercise of the Put Option, which letter of credit serves as additional collateral for the Bell Works Loan Combination for so long as such letter of credit remains outstanding.

■	Lockbox and Cash Management. The Bell Works Loan Combination is structured with a hard lockbox and springing cash management. The borrower or Master Lessee are required to deliver a tenant direction letter to the existing tenants at the Bell Works Property, directing them to remit their rent checks directly to the lender-controlled lockbox. The borrower, manager and Master Lessee are required to cause all rents to be deposited directly into a lender approved lockbox account immediately upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to the extent no Trigger Period (as defined below) exists, either (A) prior to the termination of the Master Lease in accordance with the terms and conditions of the Bell Works Loan Combination documents, to or at the direction of Master Lessee, or (B) on and after the termination of the Master Lease, to or at the direction of the borrower. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Bell Works Loan Combination documents. Prior to the HTC Recapture Period Expiration Date, (i) all Excess Revenues are required to be disbursed to the Master Lessee (regardless of whether a Trigger Event or event of default has occurred), and (ii) all other funds will be applied in accordance with the Bell Works Loan Combination documents, with any excess after such application to be held by the lender in an excess cash flow reserve account as additional collateral for the Bell Works Loan Combination. After the HTC Recapture Period Expiration Date, all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Bell Works Loan Combination documents will be held by the lender in an excess cash flow reserve account as additional collateral for the Bell Works Loan Combination.

A “Trigger Period” means a period commencing upon the occurrence of: (i) an event of default under the Bell Works Loan Combination, (ii) the debt yield on or prior to the payment date occurring in April 2023 falling below 6.75%, (iii) the debt yield after the payment date occurring in April 2023 falling below 7.00%, (iv) the occurrence of a Specified Tenant Trigger Period (as defined below), (v) on May 6, 2031 to the extent (x) iCIMS has not extended or renewed its Specified Tenant Lease (as defined below) for a term of at least 5 years and (y) iCIMS Specified Tenant Lease accounts for 10% or more of the total rental income for the property (provided that, if any portion of the premises which are the subject of the iCIMS Tenant Specified Tenant Lease are subleased to third-party tenants, and such third-party tenant has entered into a direct agreement with borrower or Master Lessee, as applicable, in form and substance acceptable to lender whereby such third-party tenant’s sublease will continue as a direct lease between such third-party tenant and borrower or Master Lessee, as applicable, following the expiration or termination of the iCIMS Tenant Specified Tenant Lease for a term ending not earlier than the date that is three years following the stated maturity date (i.e., May 6, 2035), then

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: BELL WORKS

such third-party rent due pursuant to said sublease will reduce the total rent due under the iCIMS Tenant Specified Tenant Lease for purposes of the calculations included in this clause (y).

A Trigger Period may be cured (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) and (iii) above, the date that the debt yield is equal to or greater than 7.00% for two consecutive calendar quarters, (c) with respect to clause (iv) above, a Specified Tenant Trigger Period ceasing to exist as set forth below and (d) with respect to clause (v) above, the satisfaction of the Collateral Cure Condition (as defined below).

“Specified Tenant Trigger Period” means a period (A) with regard to the Specified Tenant (as defined below) commencing upon the first to occur of (i) event of default beyond applicable notice and cure periods, (ii) failing to be in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) unless (A) the discontinuation is to comply with governmental restrictions which restrict the use or occupancy as a result of, or otherwise in connection with, the COVID-19 pandemic, or is due to any acceptable remote-working conditions or (B) solely with respect to iCIMS, the “dark” portion of the premises consists solely of the approximately 75,000 square feet of the premises demised pursuant to iCIMS’ Specified Tenant Lease that have not been improved or fit out and have not historically been occupied, and (w) iCIMS has not alleged in writing any default by borrower with respect to such portion of the premises, (x) iCIMS has paid and continues to pay full unabated rent, (y) iCIMS Tenant has not requested in writing any reduction in rent with respect to such portion of the premises, and (z) iCIMS continues to occupy, and be open for business in, the balance of its demised premises (each a “Permitted Dark Event”), (iii) Specified Tenant gives notice of lease termination, (iv) any termination or cancellation of any Specified Tenant Lease, (v) any bankruptcy or similar insolvency and (vi) failing to extend or renew the applicable Specified Tenant Lease in accordance with the applicable terms and conditions thereof and with the Bell Works Loan Combination for the applicable and (vi) Specified Tenant ceasing to satisfy the Credit Rating Condition; and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) borrower or Master Lessee, as applicable, leasing the entire Specified Tenant Space (as defined below)(or applicable portion thereof) in accordance with the applicable terms and conditions hereof, the applicable tenant under such lease being in actual, physical occupancy of the space demised under its lease and paying the full amount of the rent due under its lease.

A “Specified Tenant Cure Conditions” means each of the following, as applicable (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof) subject to Permitted Dark Events, (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (vi) of the “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms for the applicable Specified Tenant renewal term of five years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease and (vii) in the event the Specified Tenant Trigger Period is due to a Credit Rating Trigger, the applicable Specified Tenant with respect to which such Credit Rating Trigger occurred satisfies the Credit Rating Cure Condition (as defined below).

A “Specified Tenant” means, as applicable, (i) iCIMS, Inc., (ii) any tenant whose lease at the Bell Works Property, individually or when aggregated with all other leases at the Bell Works Property with the same tenant or any affiliates of such tenant, accounts for 15% or more of either (A) the total rental income for the Bell Works Property, or (B) the total square footage of the Bell Works Property, (iii) any other lessee(s) of the Specified Tenant Space (or any portion thereof) and (iv) any guarantor(s) of, or persons providing credit support in relation to, the applicable related Specified Tenant Lease(s). Notwithstanding the foregoing, or anything to the contrary herein, the Master Lessee will not be deemed to be a Specified Tenant.

A “Specified Tenant Lease” means, collectively and/or individually (as the context requires), each lease at the Bell Works Property with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: BELL WORKS

thereunder). Notwithstanding the foregoing, or anything to the contrary herein, the Master Lease will not be deemed to be a Specified Tenant Lease.

A “Specified Tenant Space” means that portion of the Bell Works Property demised as of the date hereof to the initial Specified Tenant pursuant to the initial Specified Tenant Lease. References herein to “applicable portions” of the Specified Tenant Space (or words of similar import) will be deemed to refer to the portion of the Specified Tenant Space demised pursuant to the applicable Specified Tenant Lease(s) entered into after the date hereof in accordance with the applicable terms and conditions of the Bell Works Loan Combination documents.

A “Credit Rating Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains a long-term unsecured debt rating of at least BBB- from S&P and an equivalent rating from each of Moody’s and Fitch, to the extent the foregoing rate such entity.

A “Credit Rating Cure Condition” means, as to any entity, a condition which will be satisfied to the extent that, as of the applicable date of determination, such entity then maintains a long-term unsecured debt rating of at least BBB- from S&P and, if applicable, an equivalent rating from Moody’s and Fitch.

“Collateral Cure Condition” means that borrower has deposited cash into an account with lender, or has delivered to lender a letter of credit, which, in each case, (i) serves as additional collateral for the Bell Works Loan Combination, and (ii) is in an amount determined by lender in its sole but good-faith discretion to be equal to the amount of excess cash flow that would have been deposited into the excess cash flow account pursuant to the terms of the Bell Works Loan Combination documents during the period from May 6, 2031 through and including the May 6, 2032.

■	Property Management. The Bell Works Property is managed by Somerset Holmdel, LLC, an affiliate of the borrower sponsor.

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not permitted.

■	Release of Collateral. The Bell Works Loan Combination documents permit, at any time other than the 60 days prior to and following a securitization of the Bell Works Loan Combination, the borrower to record condominium documents whereby it will impose a condominium regime on its fee interest in the Bell Works Property, which regime will consist of two units, one of which will consist of the air rights above the improvements (the “Upper Unit”) and the other will consist of all of the real property and improvements at the Bell Works Property which are not included in the Upper Unit after which the borrower may obtain the release of the Upper Unit, provided that, among other conditions: (i) the borrower delivers a REMIC opinion, and (ii) if requested by the lender, the borrower delivers a rating agency confirmation with respect to the implementation of the condominium conversion.

Township of Holmdel Library Lease & Note: In connection with the borrower’s redevelopment of the Bell Works Property, the borrower has leased a portion of the Bell Works Property to the Township of Holmdel, New Jersey (the “Township”), for use as a library. Pursuant to the related lease documentation, the borrower is required to make an annual payment of $50,000 to the Township for “tenant fit-out” through 2037. Such annual payment obligation is evidenced by a promissory note in the original principal amount of $1,000,000 made by borrower for the benefit of the Township. This promissory note does not bear interest and is freely prepayable at any time.

Township Escrow: In connection with the borrower’s redevelopment of the Bell Works Property, the borrower was required to escrow certain funds with the Township in order to pay for the Township’s costs in connection with the redevelopment. As of the date of origination of the Bell Works Loan Combination, approximately $96,181 remained in the escrow, which has been collaterally assigned to lender as additional security for the Bell Works Loan Combination.

Solar Panel Leases and Letters of Credit: The borrower is the lessee under three equipment lease agreements with Bank of the West in connection with certain solar panels at the Bell Works Property (the “Solar Panel Leases”). Pursuant to the terms thereof, the borrower has options to purchase the “equipment” (as defined in each Solar Panel Lease) that must each be exercised by no later than December 13, 2022 (the “Solar Panel Lease Purchase Option Deadline”). In connection with the Solar Panel Leases, Bank of the West is the beneficiary under three letters of credit issued by Canadian Imperial Bank of Commerce (the “Solar Panel LOCs”), for which an affiliate of the borrower is the applicant thereunder. There is one Solar Panel LOC associated with each Solar Panel Lease. The borrower has represented in the Bell Works Loan Combination documents that, among other things, on the Solar Panel Lease Purchase Option Deadline, the available amounts under each Solar Panel LOC will exceed the related purchase price

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #9: BELL WORKS

under the associated Solar Panel Lease. The Bell Works Loan Combination documents obligate the borrower to timely exercise each Solar Panel Lease purchase option.

■	Terrorism Insurance. The borrower is required to maintain or cause to be maintained an “all-risk” insurance policy that provides coverage for terrorism in an amount equal to the full replacement cost of the Bell Works Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the Bell Works Property for 18 months with six months of extended indemnity. The “all-risk” policy containing terrorism insurance is required to contain a deductible no greater than $100,000 unless lender consents to a higher deductible. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 2550 M STREET

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 2550 M STREET

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 2550 M STREET

Mortgaged Property Information			Mortgage Loan Information
Number of Mortgaged Properties	1		Loan Seller		CREFI
Location (City / State)	Washington, District of Columbia		Cut-off Date Balance(2)		$46,800,000
Property Type	Office		Cut-off Date Balance per SF(1)		$419.16
Size (SF)	207,081		Percentage of Initial Pool Balance		4.2%
Total Occupancy as of 5/6/2022	100.0%		Number of Related Mortgage Loans		None
Owned Occupancy as of 5/6/2022	100.0%		Type of Security		Leasehold
Year Built / Latest Renovation	1978 / 2015		Mortgage Rate		4.60000%
Appraised Value	$132,500,000		Original Term to Maturity (Months)		120
Appraisal Date	10/27/2021		Original Amortization Term (Months)		NAP
Borrower Sponsors	Jayaprasad Vejendla and Rohit Kumar		Original Interest Only Period (Months)		120
Property Management	G&E Real Estate Management Services, Inc.		First Payment Date		5/6/2022
			Maturity Date		4/6/2032

Underwritten Revenues	$15,195,761
Underwritten Expenses	$7,565,364		Escrows(3)
Underwritten Net Operating Income (NOI)	$7,630,397			Upfront	Monthly
Underwritten Net Cash Flow (NCF)	$7,574,486		Taxes	$248,086	$248,086
Cut-off Date LTV Ratio(1)	65.5%		Insurance	$0	Springing
Maturity Date LTV Ratio(1)	65.5%		Replacement Reserve	$0	$4,580
DSCR Based on Underwritten NOI / NCF(1)	1.88x / 1.87x		TI / LC(4)	$5,150,000	$0
Debt Yield Based on Underwritten NOI / NCF(1)	8.8% / 8.7%		Other(5)	$145,104	$0

Sources and Uses
Sources	$	%	Uses	$	%
Loan Combination Amount	$86,800,000	62.1%	Purchase Price	$132,250,000	94.7%
Principal’s New Cash Contribution	50,875,250	36.4	Upfront Reserves(4)	5,543,190	4.0
Other Sources(4)	2,000,000	1.4	Closing Costs	1,882,060	1.3
Total Sources	$139,675,250	100.0%	Total Uses	$139,675,250	100.0%

(1)	Calculated based on the aggregate outstanding principal balance as of the Cut-off Date of the 2550 M Street Loan Combination (as defined below).

(2)	The 2550 M Street Mortgage Loan (as defined below) is part of the 2550 M Street Loan Combination which is comprised of two pari passu promissory notes with an aggregate original balance of $86,800,000.

(3)	See “Escrows” section below.

(4)	The upfront TI/LC reserve is satisfied in part by (x) $3,150,000 which has been deposited with the lender, and (y) the remaining $2,000,000 of which was deemed satisfied as a result of borrower delivering to lender the Existing Tenant Letter of Credit (as defined below). See “—Escrows” below for further details.

(5)	Upfront Other reserves include a $145,104 ground rent reserve.

■	The Mortgage Loan. The mortgage loan (the “2550 M Street Mortgage Loan”) is part of a loan combination (the “2550 M Street Loan Combination”) consisting of two pari passu promissory notes in the aggregate outstanding principal balance of $86,800,000 and is secured by a first mortgage encumbering the borrower’s leasehold interest in a 207,081 SF office property located in Washington D.C. (the “2550 M Street Property”). The 2550 M Street Mortgage Loan, evidenced by the controlling Note A-1, has an outstanding principal balance as of the Cut-off Date of $46,800,000 and represents approximately 4.2% of the Initial Pool Balance. The non-controlling Note A-2 had an original principal balance and has an outstanding balance as of the Cut-off Date of $40,000,000. The 2550 M Street Loan Combination was originated by Citi Real Estate Funding Inc. (“CREFI”) on March 31, 2022. The 2550 M Street Loan Combination has an interest rate of 4.60000% per annum. The proceeds of the 2550 M Street Mortgage Loan were used to fund the acquisition of the 2550 M Street Property, fund upfront reserves and pay origination costs.

The 2550 M Street Loan Combination had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The 2550 M Street Loan Combination requires payments of interest only for the entire term of the 2550 M Street Loan Combination. The stated maturity date of the 2550 M Street Combination Loan is the payment date in April 2032. Voluntary prepayment of the 2550 M Street Loan Combination in whole (but not in part) is prohibited prior to the due date occurring in January 2032. Defeasance of the 2550 M Street Loan Combination in whole (but not in part) is permitted at any time after the earlier of (i) March 31, 2026 and (ii) the second anniversary of the date on which the entire 2550 M Street Loan Combination has been securitized.

The table below summarizes the promissory notes that comprise the 2550 M Street Loan Combination. The relationship between the holders of the 2550 M Street Loan Combination is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Loan Combinations—The Serviced Pari Passu Loan Combinations” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 2550 M STREET

Loan Combination Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$46,800,000	$46,800,000	Benchmark 2022-B35	Yes
A-2	40,000,000	40,000,000	CREFI(1)	No
Loan Combination	$86,800,000	$86,800,000

(1)	Expected to be contributed to one or more future securitizations.

■	The Mortgaged Property. The 2550 M Street Property is a 207,081 SF nine story single tenant office building situated on a 0.75-acre site in the Northwest quadrant of Washington D.C. The 2550 M Street Property was built in 1978 and renovated in 2015. The 2550 M Street Property possesses 120 parking spaces, with a parking ratio of 0.58 spaces per 1,000 SF. The 2550 M Street Property is currently 100.0% occupied by a single tenant, Squire Patton Boggs (US) LLP. The 2550 M Street Property is LEED Gold Certified (O + M) since 2012 and includes a cafe for the employees. The 2550 M Street Property is situated between the neighborhoods of Georgetown and Dupont Circle with close proximity to the National Mall. The 2550 M Street Property underwent renovations totalling approximately $23.6 million from 2013-2015.

The sole tenant, Squire Patton Boggs (US) LLP occupies 207,081 SF (100.0% of the NRA, 98.9% of the UW Base Rent) with a lease expiration of April 30, 2032. Squire Patton Boggs (US) LLP is an international law firm with 45 offices in 20 countries. Squire Patton Boggs (US) LLP is one of the leading lobbyist firms in the US and was ranked number 48 on the Global 200 and 39 by Am Law 200. Squire Patton Boggs signed a 20 year lease renewal in 2012 for the entire building iwith no option to terminate.

■	COVID-19 Update. As of April 6, 2022, the 2550 M Street Property is open and operational. The sole tenant did not receive rent abatements due to the COVID-19 pandemic. As of April 6, 2022, the 2550 M Street Property is not subject to any modifications or forbearance requests. The first payment date of the 2550 M Street Mortgage Loan is May 6, 2022.

Sole Tenant Based on Underwritten Based Rent(1)

Tenant Name	Credit Rating (Fitch/MIS/S&P)(2)	Tenant GLA	% of GLA	UW Base Rent(3)	% of Total UW Base Rent(3)	UW Base Rent $ per SF(3)	Lease Expiration	Renewal / Extension Options

Squire Patton Boggs (US) LLP	NR/NR/NR	207,081	100.0%	$9,718,258	98.9%	$46.93	4/30/2032	1, 5-year option
Total Occupied		207,081	100.0%	$9,718,258	98.9%	$46.93
Remaining Tenants(4)		0	0.0	104,995	1.1	0.0
Vacant		0	0.0	0	0.0	0.0
Total		207,081	100.0%	$9,823,253	100.0%	$47.44

(1)	Based on the underwritten rent roll dated May 6, 2022.

(2)	Credit Ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Contractual Rent Steps of $240,649 include increases for three unique tenants tenants occurring through January 2023.

(4)	Includes UW Base Rent attributable to two antenna tenants, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc., and The Westbridge Condominium Association Inc.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 2550 M STREET

The following table presents certain information relating to the lease rollover schedule at 2550 M Street Property, based on the initial lease expiration date:

Lease Expiration Schedule(1)

Year Ending December 31	Expiring Owned GLA	% of Owned GLA	Cumulative % of Owned GLA	UW Base Rent(2)	% of Total UW Base Rent(2)	UW Base Rent $ per SF(2)	# of Expiring Leases

MTM	0	0.0%	0.0%	$0	0.0%	$0.00	0
2022	0	0.0	0.0%	0	0.0	$0.00	0
2023	0	0.0	0.0%	0	0.0	$0.00	0
2024(3)	0	0.0	0.0%	26,67	0.3	$0.00	1
2025(3)	0	0.0	0.0%	73,890	0.8	$0.00	1
2026	0	0.0	0.0%	0	0.0	$0.00	0
2027	0	0.0	0.0%	0	0.0	$0.00	0
2028	0	0.0	0.0%	0	0.0	$0.00	0
2029	0	0.0	0.0%	0	0.0	$0.00	0
2030	0	0.0	0.0%	0	0.0	$0.00	0
2031	0	0.0	0.0%	0	0.0	$0.00	0
2032 & Thereafter	207,081	100.0	100.0%	9,722,692	99.0	$46.95	2
Vacant	0	0.0	100.0%	NAP	NAP	NAP	NAP
Total / Wtd. Avg.	207,081	100.0%		$9,823,253	100.0%	$47.44	4

(1)	Based on the underwritten rent roll dated May 6, 2022.

(2)	UW Base Rent, % of Total UW Base Rent, and UW Base Rent $ per SF include contractual rent steps of $240,649 underwritten for Squire Patton Boggs (US) LLP, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc.

(3)	Includes UW Base Rent attributable to two antenna tenants, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc., and The Westbridge Condominium Association Inc.

The following table presents certain information relating to historical leasing at the 2550 M Street Property:

Historical Leased %(1)

12/31/2019	12/31/2020	12/31/2021	As of 5/6/2022(2)
100.0%	100.0%	100.0%	100.0%

(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Based on the underwritten rent roll dated May 6, 2022

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 2550 M STREET

■	Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 2550 M Street Property:

Cash Flow Analysis(1)

	2019	2020	2021	Underwritten	Underwritten $ per SF
Base Rent	$8,873,067	$9,096,907	$9,324,969	$9,582,603	$46.27
Contractual Rent Steps(1)	0	0	0	240,649	$1.16
Total Reimbursements	6,036,254	6,058,901	5,997,835	5,676,880	$27.41
Other Income(2)	559,717	567,141	564,950	470,635	$2.27
Gross Potential Rent	$15,469,038	$15,722,949	$15,887,754	$15,970,768	$77.12
Vacancy & Credit Loss	0	0	0	(775,007)	($3.74)
Effective Gross Income	$15,469,038	$15,722,949	$15,887,754	$15,195,761	$73.38

Real Estate Taxes	2,969,178	2,967,057	2,953,674	2,835,123	$13.69
Insurance	33,037	56,471	65,633	98,918	$0.48
Management Fee	464,071	471,688	476,633	455,873	$2.20
Other Operating Expenses	2,467,457	1,913,043	1,955,258	2,286,966	$11.04
Ground Rent	0	0	0	1,888,484	$9.12
Total Expenses	$5,933,743	$5,408,260	$5,451,197	$7,565,364	$36.53

Net Operating Income	$9,535,295	$10,314,689	$10,436,557	$7,630,397	$36.85
Replacement Reserves	0	0	0	55,912	$0.27
TI / LC	0	0	0	0	$0.00
Net Cash Flow	$9,535,295	$10,314,689	$10,436,557	$7,574,486	$36.58

Occupancy(3)	100%	100%	100%	95%
NOI Debt Yield (4)	11.0%	11.9%	12.0%	8.8%
NCF DSCR (4)	2.36x	2.55x	2.58x	1.87x

(1)	Contractual Rent Steps of $240,649 include increases for for Squire Patton Boggs (US) LLP, T-Mobile Northeast LLC and Nextel Communications of the Mid-Atlantic, Inc. occurring through January 2023.

(2)	Other Income includes items such as parking income, HVAC after-hours income, and miscellaneous operating income.

(3)	Underwritten occupancy is based on the economic occupancy.

(4)	Calculated based on the 2550 M Street Loan Combination.

■	Appraisal. According to the appraisal, the 2550 M Street Property has an “as is” appraised value of $132,500,000 as of October 27, 2021.

■	Environmental Matters. According to the Phase I environmental report, dated November 8, 2021, there are no recognized environmental conditions or recommendations for further action at the 2550 M Street Property.

■	Market Overview and Competition. 2550 M Street Property is located in Washington D.C. within the Washington-Arlington-Alexandria, DC-VA-MD-WV Metropolitan Statistical Area (the “MSA”) and is part of the West End submarket of the District of Columbia. As of October 2021, total employment in the MSA was approximately 3,312,981 with an unemployment rate around 4.9%. The leading industries are Professional/Scientific/Tech Services, Public Administration and Health Care. The MSA is expected to benefit from the opening of the Amazon HQ2 in Crystal City, Virginia. The Amazon HQ2 is expected to be completed in 2023 and is projected to bring approximately 25,000 new jobs to the area. The 2550 M Street Property benefits from its proximity to the central business district located east of the 2550 M Street Property as well as Constitution Avenue and the National Mall to the south. The 2550 M Street Property can be accessed by Interstate 66, which connects the West End submarket to Northern Virginia. The subject is also located close by to the Ronald Reagan National Airport.

As of the second quarter of 2021, the overall West End office submarket contained approximately 2.9 million SF of inventory, had a 21.3% vacancy rate and had an average asking rent of $54.94 per SF.

According to the appraisal, the 2021 population within a one-, three- and five-mile radius of the 2550 M Street Property was 45,699, 376,685 and 808,987, respectively. The 2021 median household income within a one-, three- and five-mile radius of the 2550 M Street Property was $114,615, $113,985, and $109,820, respectively.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 2550 M STREET

The following table displays five comparable office properties for the 2550 M Street Property.

Summary of Comparable Leases(1)

Property Name	Tenant Name	Tenant Leased Space (SF)	Lease Sign Date	Lease Term (months)	Base Rent Per SF
2550 M Street	Squire Patton Boggs (US) LLP	207,081(2)	January 2014(2)	220(2)	$46.93(2)
2000 K Street NW	Stradley Ronon	20,283	May 2021	126	$48.00
2100 L Street NW	Morrison Foerster (Flrs. 7-10)	80,000	January 2021	192	$58.50
1901 L Street NW	Axen, Veltrop	33,871	December 2020	180	$52.00
1900 N Street NW	Goodwin Procter (Flrs, 10-12)	80,329	June 2019	180	$59.00

(1)	Source: Appraisal.

(2)	Based on the underwritten rent roll dated May 6, 2022.

■	The Borrower. The borrower under the 2550 M Street Mortgage Loan is M Street West End DC LLC, a newly formed single-purpose Delaware limited liability company, 100% owned by M Street West End DC LP, a Delaware limited partnership, which is 65% owned by QI M Street LLC, a Delaware limited liability company and 35.0% owned by Nome M Street LLC, a Delaware limited liability company. The borrower delivered a non-consolidation opinion in connection with the origination the 2550 M Street Mortgage Loan.

The borrower, sponsors and non-recourse carveout guarantors are Jayaprasad Vejendla and Rohit Kumar. Both Jayaprasad Vejendla and Rohit Kumar are principals of Nome Capital Partners LLC, a California limited liability company, based in San Francisco. The real estate investment company was founded in 2014 by Mr. Kumar. The firm invests in and manages income generating commercial real estate, with a current portfolio totaling approximately $762 million.

■	Escrows. At origination of the 2550 M Street Loan Combination, the borrower deposited approximately (i) $248,086 into a real estate tax reserve account, (ii) $145,104 into a ground rent reserve account, and (iii) $3,150,000 into a tenant improvement and leasing commissions reserve account, provided the lender may require the borrower to deposit an additional $2,000,000 into such reserve within two business days of written notice from lender (for a total required deposit of $5,150,000) in the event for any reason lender is unable to draw on an existing $2,000,000 tenant letter of credit from the tenant under the Specified Tenant Lease delivered by such tenant to borrower, and deposited by borrower with the lender under the 2550 M Street Loan Combination (the “Existing Tenant Letter of Credit”), upon an event of default under 2550 M Street Loan Combination documents, regardless of whether the lender’s inability to draw upon the Existing Tenant Letter of Credit is due to a refusal or undue delay by the issuing bank, any termination, cancellation, or other unavailability of the Existing Tenant Letter of Credit, the absence of the right to draw such Existing Tenant Letter of Credit pursuant to the terms and conditions of the Specified Tenant Lease (as defined below), or for any other reason whatsoever.

Tax Reserve. The borrower is required to deposit into a real estate tax reserve at any time the Tax Account Waiver Conditions (as defined below) are not satisfied, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $248,086). “Tax Account Waiver Conditions” means that each of the following conditions are satisfied: (i) no Trigger Period (as defined below) has occurred and is continuing, (ii) Specified Tenant (as defined below) is obligated to pay all taxes directly to the applicable governmental authority pursuant to the Specified Tenant Lease, and (iii) Specified Tenant continues to make such payments of taxes and the lender receives evidence of such payment by no later than the dates required under the 2550 M Street Loan Combination documents.

Insurance Reserve. The borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount which will be sufficient to pay the insurance premiums due for the renewal of coverage afforded by such policies; provided, however, such insurance reserve has been conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the 2550 M Street Loan Combination documents.

Replacement Reserve. The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $4,580.

■	Lockbox and Cash Management. The 2550 M Street Loan Combination is structured with a springing lockbox and springing cash management. The borrower is required, upon the occurrence of a Trigger Period, to deliver a tenant direction letter to the existing tenant at the 2550 M Street Property, directing them to remit their rent checks directly to the lender-controlled lockbox (provided, that, if the borrower fails to do so, the lender may deliver the tenant direction letter delivered to lender at origination of the 2550 M Street Loan Combination). On the first occurrence of a Trigger

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 2550 M STREET

Period, the borrower is required to cause revenue received by the borrower or any applicable property manager from the property to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 2550 M Street Loan Combination documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 2550 M Street Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the 2550 M Street Loan Combination. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the 2550 M Street Loan Combination documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default, (ii) the debt yield falling below 7.25%, and (iii) the occurrence of a Specified Tenant Trigger Period; and (B) expiring upon (a) with regard to any Trigger Period commenced in connection with clause (i), the cure (if applicable) of such event of default, (b) with regard to any Trigger Period commenced in connection with clause (ii), the debt yield remains equal to or greater than 7.50% for two consecutive calendar quarters, and (iii) with regard to any Trigger Period commenced in connection with clause (iii) a Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant being in material non-monetary default under its lease beyond all applicable notice and grace periods, (ii) Specified Tenant failing to be in actual, physical possession of its Specified Tenant Space (as defined below) (or applicable portion thereof), failing to be open for business during customary hours and/or “going dark” in its Specified Tenant Space (or applicable portion thereof), (iii) Specified Tenant giving notice that it is terminating its lease for all of its Specified Tenant Space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant Lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant Lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of any Specified Tenant, and (vi) the occurrence of a Renewal Trigger (as defined below); and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence shall include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to Lender, unless the applicable Specified Tenant refuses to deliver the such an estoppel certificate and Borrower has used commercially reasonable efforts to require delivery of thereof) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) (x) with respect to the Specified Tenant Space demised to the initial Specified Tenant on the Closing Date, (A) borrower leasing 60% of such Specified Tenant Space in accordance with the applicable terms and conditions of the 2550 M Street Loan Combination documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease and (B) the debt yield is equal to or greater than 8.50% for two consecutive calendar quarters, and (y) with respect to the Specified Tenant Space demised to any other Specified Tenant, the borrower leasing the entire Specified Tenant Space (or applicable portion thereof) in accordance with the applicable terms and conditions of the 2550 M Street Loan Combination documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease. Notwithstanding the foregoing, in the event that the only Specified Tenant Trigger Period to exist is due to the occurrence of a Renewal Trigger (as defined below), then no Specified Tenant Trigger Period shall be deemed to exist for so long as borrower deposits the Renewal Trigger Monthly Deposit Amount.

“Specified Tenant Cure Conditions” means (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant Lease, (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant Space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant Space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified

Tenant Lease in accordance with clause (vi) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms hereof and thereof for the applicable Specified Tenant Renewal Term (defined below), (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant Lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.

LOAN #10: 2550 M STREET

and has affirmed the applicable Specified Tenant Lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant Lease.

A “Specified Tenant” means (i) Square Patton Boggs (US) LLP and (ii) any other lessee(s) of 25% or more of the initial Specified Tenant Space as of origination of the 2550 M Street Loan Combination (or any portion thereof) and any guarantor(s) of the applicable related Specified Tenant lease.

A “Specified Tenant Renewal Term” means five years.

A “Specified Tenant Space” means that portion of the 2550 M Street Property demised to the Specified Tenant pursuant to the Specified Tenant Lease.

A “Specified Tenant Lease” means collectively and/or individually (as the context requires), each lease at the 2550 M Street Property with a Specified Tenant (including, without limitation, any guaranty or similar instrument furnished thereunder).

A “Renewal Trigger” means either (i) at any time between 36 and 24 months prior to the expiration of the then applicable term of the applicable Specified Tenant Lease, Specified Tenant gives notice of its intent to not extend or renew the applicable Specified Tenant Lease or (ii) Specified Tenant failing to extend or renew the applicable Specified Tenant Lease on or prior to the date occurring 24 months prior to the expiration of the then applicable term of the applicable Specified Tenant Lease in accordance with the applicable terms and conditions thereof.

A “Renewal Trigger Monthly Deposit Amount” means (i) for the period commencing on May 1, 2029, and continuing through (and including) April 30, 2030, $601,772.07, (ii) for the period commencing on May 1, 2030, and continuing through (and including) April 30, 2031, $623,770.94, and (iii) for the period commencing on May 1, 2031, and continuing through (and including) the stated maturity date, $646,336.05.

■	Property Management. The 2550 M Street Property is managed by G&E Real Estate Management Services, Inc., a Delaware corporation, doing business as Newmark Knight Frank.

■	Ground Lease. The 2550 M Street Property is subject to a ground lease between Georgetown Income Partners LLC, as landlord and M Street West End DC LLC, as tenant. The ground lease is set to expire in March 2121. The fixed annual rent payable by the tenant is paid monthly and is currently $1,700,000.04 per annum. The ground lease was established in connection with acquisition of the 2550 M Street Property between the borrower and the seller.The ground lease is subject to fixed increases for the first six years, two percent increases in years seven through fifteen, and increasing by the greater of (a) CPI or two percent thereafter

■	Current Mezzanine or Subordinate Indebtedness. None.

■	Permitted Future Mezzanine or Subordinate Indebtedness. Not Permitted.

■	Release of Collateral. Not Permitted.

■	Terrorism Insurance. The 2550 M Street Loan Combination documents require that the “all-risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 2550 M Street Property, plus business interruption coverage in an amount equal to 100% of the projected gross income for the 2550 M Street Property until the completion of restoration or the expiration of 24 months, with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-228597) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Bancroft Capital, LLC, Drexel Hamilton, LLC or any other underwriter or dealer participating in this offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-831-9146.